EXECUTION COPY





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                     AMENDED AND RESTATED CREDIT AGREEMENT

                          DATED AS OF SEPTEMBER 7, 2000

                                     AMONG

                       RECKSON OPERATING PARTNERSHIP, L.P.

                      THE INSTITUTIONS FROM TIME TO TIME
                            PARTY HERETO AS LENDERS

                                      AND

                           THE CHASE MANHATTAN BANK
                            AS ADMINISTRATIVE AGENT,

                                UBS WARBURG LLC
                              AS SYNDICATION AGENT,

                                 DEUTSCHE BANK
                            AS DOCUMENTATION AGENT

                                      AND

                    CHASE SECURITIES INC. AND UBS WARBURG LLC
                 AS JOINT LEAD ARRANGERS AND JOINT BOOK MANAGERS


--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

ARTICLE I. DEFINITIONS...............................................................................2
         1.1.   Certain Defined Terms................................................................2
         1.2.   Computation of Time Periods..........................................................36
         1.3.   Accounting Terms.....................................................................37
         1.4.   Other Terms..........................................................................37

ARTICLE II. AMOUNTS AND TERMS OF LOANS...............................................................37
         2.1.   Committed Loans......................................................................37
         2.2.   Competitive Bid Loans................................................................40
         2.3.   Use of Proceeds of Loans and Letters of Credit.......................................44
         2.4.   Revolving Credit Termination Date Maturity of Competitive Bid Loans..................45
         2.5.   Maximum Credit Facility..............................................................45
         2.6.   Authorized Agents....................................................................46

ARTICLE III. LETTERS OF CREDIT.......................................................................46
         3.1.   Letters of Credit....................................................................46
         3.2.   Obligations Several..................................................................54

ARTICLE IV. PAYMENTS AND PREPAYMENTS.................................................................54
         4.1.   Prepayments; Reductions in Revolving Credit Commitments..............................54
         4.2.   Payments.............................................................................56
         4.3.   Promise to Repay; Evidence of Indebtedness...........................................60

ARTICLE V. INTEREST AND FEES.........................................................................62
         5.1.   Interest on the Loans and other Obligations..........................................62
         5.2.   Special Provisions Governing Eurodollar Rate Loans and Competitive Bid Loans.........64
         5.3.   Fees.................................................................................69

ARTICLE VI. CONDITIONS TO LOANS AND LETTERS OF CREDIT................................................70
         6.1.   Conditions Precedent to the Initial Loans and Letters of Credit......................70
         6.2.   Conditions Precedent to All Subsequent Loans and Letters of Credit...................72

ARTICLE VII. REPRESENTATIONS AND WARRANTIES..........................................................73
         7.1.   Representations and Warranties of the Borrower.......................................73

ARTICLE VIII. REPORTING COVENANTS....................................................................84
         8.1.   Borrower Accounting Practices........................................................84
         8.2.   Financial Reports....................................................................84
         8.3.   Events of Default....................................................................88
         8.4.   Lawsuits.............................................................................88
         8.5.   Insurance............................................................................89
         8.6.   ERISA Notices........................................................................89
         8.7.   Environmental Notices................................................................91
         8.8.   Labor Matters........................................................................91
         8.9.   Notices of Asset Sales and/or Acquisitions...........................................92
         8.10.  Notices of Joint Ventures...........................................................,92
         8.11.   Tenant Notifications................................................................92
         8.12.   Other Reports.......................................................................93
         8.13.   Other Information...................................................................93

ARTICLE IX. AFFIRMATIVE COVENANTS....................................................................93
         9.1.   Existence. Etc.......................................................................93
         9.2.   Powers; Conduct of Business..........................................................93
         9.3.   Compliance with Laws. Etc............................................................94
         9.4.   Payment of Taxes and Claims..........................................................94
         9.5.   Insurance............................................................................94
         9.6.   Inspection of Property, Books and Records Discussions................................94
         9.7.   ERISA Compliance.....................................................................95
         9.8.   Maintenance of Property..............................................................95
         9.9.   Company Status.......................................................................95
         9.10.   Ownership of Projects, Joint Ventures and Property..................................96
         9.11.   Maintenance of Operating Accounts...................................................96
         9.12.   Additional Guarantors; Solvency of Guarantors.......................................96
         9.13.   Further Assurances..................................................................97
         9.14.   Distributions in the Ordinary Course................................................97

ARTICLE X. NEGATIVE COVENANTS........................................................................97
         10.1.   Intentionally Omitted...............................................................97
         10.2.   Liens...............................................................................97
         10.3.   Intentionally Omitted...............................................................97
         10.4.   Conduct of Business.................................................................98
         10.5.   Transactions with Partners and Affiliates...........................................98
         10.6.   Restriction on Fundamental Changes..................................................98
         10.7.   Margin Regulations; Securities Laws.................................................98
         10.8.   ERISA...............................................................................99
         10.9.   Organizational Documents............................................................99
         10.10.   Fiscal Year........................................................................100
         10.11.   Financial Covenants................................................................100
         10.12.   Negative Covenants with respect to the Company.....................................101

         10.13.   Covenants with respect to Metropolitan.............................................102

ARTICLE XI. EVENTS OF DEFAULT; RIGHTS AND REMEDIES...................................................103
         11.1.   Events of Default...................................................................103
         11.2.   Rights and Remedies.................................................................106

ARTICLE XII. THE AGENTS..............................................................................108
         12.1.   Appointment.........................................................................108
         12.2.   Nature of Duties....................................................................109
         12.3.   Right to Request Instructions.......................................................109
         12.4.   Reliance............................................................................110
         12.5.   Indemnification.....................................................................110
         12.6.   Agents Individually.................................................................110
         12.7.   Successor Agents....................................................................111
         12.8.   Relations Among the Lenders.........................................................112
         12.9.   Standard of Care....................................................................112

ARTICLE XIII. YIELD PROTECTION.......................................................................112
         13.1.   Taxes...............................................................................112
         13.2.   Increased Capital...................................................................115
         13.3.   Changes; Legal Restrictions.........................................................115
         13.4.   Replacement of Certain Lenders......................................................116
         13.5.   Mitigation..........................................................................117

ARTICLE XIV. MISCELLANEOUS...........................................................................117
         14.1.   Assignments and Participations......................................................117
         14.2.   Expenses............................................................................121
         14.3.   Indemnity...........................................................................122
         14.4.   Change in Accounting Principles.....................................................123
         14.5.   Intentionally Omitted...............................................................123
         14.6.   Ratable Sharing.....................................................................124
         14.7.   Amendments and Waivers..............................................................124
         14.8.   Notices.............................................................................127
         14.9.   Survival of Warranties and Agreements...............................................127
         14.10.   Failure or Indulgence Not Waiver; Remedies Cumulative..............................128
         14.11.   Payments Set Aside.................................................................128
         14.12.   Severability.......................................................................128
         14.13.   Headings...........................................................................128
         14.14.   Governing Law......................................................................128
         14.15.   Limitation of Liability............................................................128
         14.16.   Successors and Assigns.............................................................129
         14.17.   Certain Consents and Waivers of the Borrower.......................................129
         14.18.   Counterparts; Effectiveness; Inconsistencies.......................................130

         14.19.   Limitation on Agreements...........................................................131
         14.20.   Disclaimers........................................................................131
         14.21.   Entire Agreement...................................................................131
         14.22.   Confidentiality....................................................................131
         14.23.   No Bankruptcy Proceedings..........................................................132
         14.24.   Transitional Arrangements..........................................................132

LIST OF EXHIBITS AND SCHEDULES

Exhibit  A          Form of Assignment and Acceptance
Exhibit  B-1        Form of Note
Exhibit  B-2        Form  of Designated Bank Note
Exhibit  C          Form of Notice of Borrowing
Exhibit  D          Form of Notice of Conversion /Continuation
Exhibit  E          List of Closing Documents
Exhibit  F          Form  of Compliance  Certificate to Accompany Reports
Exhibit  G          Sample of Calculations of Financial  Covenants
Exhibit  H          Form of  Competitive  Bid Quote Request
Exhibit  I          Form  of  Invitation  for Competitive  Bid Quote
Exhibit  J          Form  of Competitive Bid Quote
Exhibit  K          Form of Designation Agreement
Exhibit  L          Form of Guaranty

Schedule 1.1.1          Existing Permitted Liens
Schedule 1.1.2          Permitted Securities Options
Schedule 6.1(d)         Equity Changes
Schedule 7.1-A          Organizational Documents
Schedule 7.1-C Corporate Structure; Outstanding Capital Stock and Partnership Interests; Partnership Agreement
Schedule 7.1-H          Indebtedness for Borrowed Money; Contingent Obligations
Schedule 7.1-I          Pending Actions
Schedule 7.1-P          Environmental Matters
Schedule 7.1-Q          ERISA Matters
Schedule 7.1-R          Securities Activities
Schedule 7.1-T          Insurance Policies

                     AMENDED AND RESTATED CREDIT AGREEMENT

     This Amended and Restated Credit Agreement dated as of September 7, 2000 (as amended, supplemented or modified from time to time, the "AGREEMENT") is entered into among RECKSON OPERATING PARTNERSHIP, L.P., a Delaware limited partnership ("RECKSON"), the institutions from time to time a party hereto as Lenders, whether by execution of this Agreement or an Assignment and Acceptance, THE CHASE MANHATTAN BANK as Administrative Agent, UBS WARBURG LLC as Syndication Agent, DEUTSCHE BANK as Documentation Agent, and CHASE SECURITIES INC. and UBS WARBURG LLC as joint lead arrangers and joint book managers.

                                   RECITALS

     WHEREAS, Reckson, an affiliate of Reckson, Chase, UBS, Deutsche Bank and certain of the Lenders entered into that certain Credit Agreement dated as of July 23, 1998, as amended by First Amendment to Credit Agreement dated as of August 31, 1999 and as amended by Second Amendment to Credit Agreement dated as of September 27, 1999, (as so amended, the "OLD REVOLVING CREDIT AGREEMENT");

     WHEREAS, Reckson, an affiliate of Reckson, Chase, and certain of the Lenders entered into that certain Amended and Restated Credit Agreement dated as of January 12, 1999, as amended by First Amendment to Amended and Restated Credit Agreement dated as of September 27, 1999 and as amended by Second Amended and Restated Credit Agreement dated as of December 17, 1999 (as so amended, the "OLD TERM LOAN AGREEMENT"); and

     WHEREAS, Reckson, Chase, UBS, Deutsche Bank and the other parties hereto wish to amend and restate the Old Revolving Credit Agreement in its entirety as set forth herein and to terminate the Old Term Loan Agreement;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I.
                                  DEFINITIONS

     1.1. CERTAIN DEFINED TERMS. The following terms used in this Agreement shall have the following meanings, applicable both to the singular and the plural forms of the terms defined:

     "ADJUSTED UNENCUMBERED NOI" means, for the prior calendar quarter, the sum of (i) NOI from the Consolidated Businesses attributable to Unencumbered Projects and Unencumbered New York City Assets which are wholly-owned by a Consolidated Business (including (x) the 919 Third Avenue Property so long as such property meets the requirements of a New York City Asset and the Borrower's interest in such Property remains Unencumbered and (y) the 120 Mineola Boulevard Property so long as Tower Mineola L.P.'s and the Borrower's interest in such property remains Unencumbered); plus (ii) the Borrower's pro rata share of NOI from Joint Ventures attributable to Unencumbered Projects and Unencumbered New York City Assets, provided that (a) the Borrower's beneficial economic interest in such Joint Ventures is 51% or greater and (b) the sale or financing of any Property owned by such Joint Venture is substantially controlled by the Borrower, subject to customary provisions set forth in the organizational documents of such Joint Venture with respect to financings, sales or rights of first refusal granted to other members of such Joint Venture; plus (iii) the Borrower's pro rata share of Net Income attributable to other Unencumbered assets (exclusive of Investment Funds, land and development, and service company income);

less (iv) the Quarterly Capital Expenditure Reserve Amounts for such period relating to such Unencumbered assets;

provided, the sum of clauses (ii) and (iii) above shall not exceed twenty percent (20%) of Adjusted Unencumbered NOI, and clause (iii) shall not exceed twelve and one-half percent (12.5%) of Adjusted Unencumbered NOI.

     "ADMINISTRATIVE AGENT" means Chase, in its capacity as administrative agent for the Lenders.

     "AFFILIATE", as applied to any Person, means any other Person that directly or indirectly controls, is controlled by, or is under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the equity Securities having voting power for the election of directors of such

Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting equity Securities or by contract or otherwise.

     "AGENTS" means, collectively, UBSW in its capacity as Syndication Agent, Chase in its capacity as Administrative Agent, Deutsche Bank in its capacity as Documentation Agent, each Arranger, and each successor agent appointed pursuant to the terms of Article XII of this Agreement.

     "AGREEMENT" has the meaning set forth in the preamble hereto.

     "APPLICABLE LENDING OFFICE" means, with respect to a particular Lender,
(i) its Eurodollar Lending Office in respect of provisions relating to Eurodollar Rate Loans, (ii) its Domestic Lending Office in respect of provisions relating to Base Rate Loans, and (iii) its Competitive Bid Lending Office in respect of provisions relating to Competitive Bid Loans.

     "APPLICABLE MARGIN" means, with respect to each Loan, the respective percentages per annum determined based on the range into which the Borrower's Credit Rating then falls, in accordance with the following table. Any change in the Borrower's Credit Rating causing it to move to a different range on the table shall to the extent set forth below effect an immediate change in the Applicable Margin. The Borrower shall notify the Administrative Agent in writing promptly after becoming aware of any change in any of its Credit Ratings. In order to qualify for an Applicable Margin based upon a Credit Rating, the Borrower shall maintain Credit Ratings from at least two (2) Rating Agencies, one of which must be Moody's or S&P so long as such Persons are in the business of providing debt ratings for the REIT industry; provided that if the Borrower fails to maintain at least two Credit Ratings, the Applicable Margin shall be based upon an S&P rating of less than BBB- in the table below. In the event that the Borrower receives two (2) Credit Ratings that are not equivalent, the Applicable Margin shall be determined by the lower of such two (2) Credit Ratings, at least one of which shall be an Investment Grade Rating. In the event the Borrower receives more than two (2) Credit Ratings and such Credit Ratings are not equivalent, the Applicable Margin shall be determined by the lower of the two highest ratings; provided that each of said two (2) highest ratings shall be Investment Grade Ratings and at least one of which shall be an Investment Grade Rating from S&P or Moody's.

              Range of                                                 Applicable
           the Borrower's                    Applicable                Margin for
           Credit Rating                  Margin for Euro              Base Rate
            (S&P/Moody's                    Dollar Loans                 Loans
         or other Ratings)                 (% per annum)             (% per annum)
         -----------------                 -------------             -------------



A-/A3 or their equivalent or higher     0.75                               0
BBB+/Baa1 or their equivalent           0.825                              0
BBB/Baa2 or their equivalent            0.90                               0
BBB-/Baa3 or their equivalent           1.05                               0
Below BBB-/Baa3 or their equivalent     1.25                               0
or unrated

The Administrative Agent shall notify the Banks in writing promptly after it obtains knowledge of any change in the Borrower's Credit Rating which shall effect a change in the Applicable Margin.

     "ARRANGERS" means UBSW and Chase Securities Inc., each appointed pursuant to the terms of Article XII of this Agreement.

     "ASSIGNMENT AND ACCEPTANCE" means an Assignment and Acceptance in substantially the form of EXHIBIT A attached hereto and made a part hereof (with blanks appropriately completed) delivered to the Administrative Agent in connection with an assignment of a Lender's interest under this Agreement in accordance with the provisions of Section 14.1.

     "AUTHORIZED FINANCIAL OFFICER" means a chief executive officer, president, chief financial officer, treasurer or other qualified senior officer acceptable to the Administrative Agent.

     "BASE RATE" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall at all times be equal to the higher of:

          (i) the rate of interest announced publicly by Chase in New York, New York from time to time, as Chase's prime rate; and

          (ii) the sum of (A) one-half of one percent (0.50%) per annum plus
     (B) the Federal Funds Rate in effect from time to time during such period.

     Any change in the Base Rate shall result in a corresponding change on the same day in the rate of interest accruing from and after such day on the unpaid balance of any Base Rate Loan.

     "BASE RATE LOAN" means (i) a Committed Loan which bears interest at a rate determined by reference to the Base Rate and the Applicable Margin as provided in Section 5.1(a), (ii) an overdue amount which was a Base Rate

Loan immediately before it became due or (iii) for purposes of Section 5.2, any Loan which bears interest at a rate determined by reference to the Base Rate.

     "BENEFIT PLAN" means an employee benefit plan defined in Section 3(3) of ERISA in respect of which the Borrower or any ERISA Affiliate (i) is, or within the immediately preceding six (6) years was, an "employer" as defined in Section 3(5) of ERISA or (ii) has assumed or is otherwise subject to any liability.

     "BORROWER" means Reckson.

     "BORROWER NOTES" has the meaning set forth in Section 4.3(a).

     "BORROWER PARTNERSHIP AGREEMENT" means the Reckson Partnership Agreement as such agreement may be amended, restated, modified or supplemented from time to time with the consent of the Agents or as permitted under Section 10.9.

     "BORROWING" means a borrowing consisting of Loans of the same type made, continued or converted on the same day.

     "BUSINESS DAY" means a day, in the applicable local time, which is not a Saturday or Sunday or a legal holiday and on which banks are not required or permitted by law or other governmental action to close (i) in New York, New York and (ii) in the case of Eurodollar Rate Loans, in London, England and
(iii) in the case of Letter of Credit transactions for a particular Lender, in the place where its office for issuance or administration of the pertinent Letter of Credit is located.

     "CAPITAL EXPENDITURES" means, for any period, the aggregate of all expenditures (whether payable in cash or other Property or accrued as a liability (but without duplication)) during such period that, in conformity with GAAP, are required to be included in or reflected by the Company's, the Borrower's or any of its Subsidiaries' fixed asset accounts as reflected in any of their respective balance sheets; provided, however, Capital Expenditures shall include the sum of all expenditures by the Consolidated Businesses and the portion of expenditures of Joint Ventures allocable to the Consolidated Businesses for tenant improvements, leasing commissions, property level capital expenditures (e.g., roof replacement, parking lot repairs, etc., but not capital expenditures in connection with expansions).

     "CAPITAL EXPENDITURE RESERVE AMOUNTS" means the greater of (i) the sum of
(a) an amount per annum equal to $0.72 multiplied by the number of square feet for office properties (other than New York City Assets) owned, directly or indirectly by any of the Consolidated Businesses or Joint

Ventures; (b) an amount per annum equal to $0.28 multiplied by the number of square feet for industrial properties owned, directly or indirectly by any of the Consolidated Businesses or Joint Ventures; and (c) an amount per annum equal to $0.90 multiplied by the number of square feet for New York City Assets and (ii) as of the first day of each calendar quarter, an amount equal to the actual Capital Expenditures for the immediately preceding consecutive two (2) calendar quarters multiplied by two (2).

     "CAPITAL LEASE" means any lease of any property (whether real, personal or mixed) by a Person as lessee which, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "CAPITAL STOCK" means, with respect to any Person, any capital stock of such Person, regardless of class or designation, and all warrants, options, purchase rights, conversion or exchange rights, voting rights, calls or claims of any character with respect thereto.

     "CASH AND CASH EQUIVALENTS" means unrestricted (i) cash, (ii) marketable direct obligations issued or unconditionally guaranteed by the United States government and backed by the full faith and credit of the United States government; and (iii) domestic and Eurodollar certificates of deposit and time deposits, bankers' acceptances and floating rate certificates of deposit issued by any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations), which, at the time of acquisition, are rated A-1 (or better) by S&P or P-1 (or better) by Moody's provided that the maturities of such Cash and Cash Equivalents shall not exceed one year.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.ss.ss.9601 et seq., -- --- any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

     "CHASE" means The Chase Manhattan Bank.

     "CLAIM" means any claim or demand, by any Person, of whatsoever kind or nature for any alleged Liabilities and Costs, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, Permit, ordinance or regulation, common law or otherwise.

     "CLOSING DATE" means September 7, 2000.

     "COMBINED EQUITY VALUE" means Total Value, less Total Outstanding Indebtedness.

     "COMMERCIAL LETTER OF CREDIT" means any documentary letter of credit issued by an Issuing Bank pursuant to Section 3.1 for the account of the Borrower which is drawable upon presentation of documents evidencing the sale or shipment of goods purchased by the Borrower in the ordinary course of its business.

     "COMMISSION" means the Securities and Exchange Commission and any Person succeeding to the functions thereof.

     "COMMITTED LOAN" means a loan made by a Lender pursuant to Section 2.1; provided, that if any such loan or loans (or portions thereof) are combined or subdivided pursuant to a Notice of Conversion/Continuation, the term "Committed Loan" shall refer to the combined principal amount resulting from such combination or to each of the separate principal amounts resulting from such subdivision, as the case may be.

     "COMPANY" means Reckson Associates Realty Corp., a Maryland corporation.

     "COMPETITIVE BID LENDER" means, as to each Competitive Bid Loan, the Lender funding such Competitive Bid Loan.

     "COMPETITIVE BID LENDING OFFICE" means, as to each Lender, its Domestic Lending Office or such other office, branch or affiliate of such Lender as it may hereafter designate as its Competitive Bid Lending Office by notice to the Borrower and the Agent.

     "COMPETITIVE BID LOAN" means a loan made or to be made by a Lender pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 5.2).

     "COMPETITIVE BID MARGIN" has the meaning set forth in Section
2.2(d)(ii)(C).

     "COMPETITIVE BID QUOTE" means an offer by a Lender to make a Competitive Bid Loan in accordance with Section 2.2(d).

     "COMPETITIVE BID QUOTE REQUEST" has the meaning set forth in Section
2.2(a).

     "COMPLIANCE CERTIFICATE" has the meaning set forth in Section 8.2(b).

     "CONSOLIDATED" means consolidated, in accordance with GAAP.

     "CONSOLIDATED BUSINESSES" means the Company, the Borrower, Reckson FS Limited Partnership, Metropolitan, MOP and their wholly-owned Subsidiaries.

     "CONSTRUCTION ASSET COST" means, with respect to Property on which construction of Improvements (other than TI Work, but including redevelopments) has commenced (such commencement evidenced by foundation excavation) and is proceeding to completion in the ordinary course but has not yet been completed (as such completion shall be evidenced by a temporary or permanent certificate of occupancy permitting use of such Property by the general public), the aggregate sums incurred and paid on the construction of such Improvements (including land acquisition costs and other soft costs and TI Work relating to such Property, in accordance with GAAP). Any such Property shall continue to be valued (for financial covenant compliance purposes) at its Construction Asset Cost until the earlier of (a) the end of four (4) consecutive quarters following such completion and (b) the date on which such Property achieves an occupancy rate of at least 85%.

     "CONTAMINANT" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or petroleum-derived substance or waste, radioactive materials, asbestos containing materials (in any form or condition), polychlorinated biphenyls (PCBs), or any constituent of any such substance or waste, and includes, but is not limited to, these terms as defined in federal, state or local laws or regulations.

     "CONTINGENT OBLIGATION" as to any Person means, without duplication, (i) any contingent obligation of such Person required to be shown on such Person's balance sheet in accordance with GAAP, and (ii) any obligation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP, guaranteeing partially or in whole any non-recourse Indebtedness, lease, dividend or other obligation, exclusive of contractual indemnities (including, without limitation, any indemnity or price-adjustment provision relating to the purchase or sale of securities or other assets) and guarantees of non-monetary obligations (other than guarantees of completion) which have not yet been called on or quantified, of such Person or of any other Person. Notwithstanding the foregoing, any litigation required to be disclosed in the footnotes to such Person's financial statements in accordance with GAAP shall not be included as a "Contingent Obligation" unless the same shall have been reserved for in accordance with GAAP. The amount of any Contingent Obligation described in clause (ii) shall be deemed to be (a) with respect to a guaranty of interest or interest and principal, or operating income guaranty, the sum of all payments required to be made thereunder (which in the case of an operating income guaranty shall be deemed to be equal to the debt service for the note secured thereby), calculated at the interest rate applicable to such Indebtedness, through (i) in the case of an interest or interest and principal guaranty, the stated date of maturity of the obligation (and commencing on the date interest could first be payable thereunder), or (ii) in the case of an operating income guaranty, the date through which such guaranty will remain in effect, and (b) with respect to all guarantees not covered by the preceding clause (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such guaranty is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder) as recorded on the balance sheet and on the footnotes to the most recent financial statements of the Borrower required to be delivered pursuant hereto; provided that in no event shall the amount of Contingent Obligations with respect to any guaranties relating to a loan exceed the principal amount of such loan. Notwithstanding anything contained herein to the contrary, guarantees of completion shall not be deemed to be Contingent Obligations unless and until a claim for payment has been made thereunder, at which time any such guaranty of completion shall be deemed to be a Contingent Obligation in an amount equal to any such claim. Subject to the preceding sentence, (i) in the case of a joint and several guaranty given by such Person and another Person (but only to the extent such guaranty is recourse, directly or indirectly to the Borrower), the amount of the guaranty shall be deemed to be 100% thereof unless and only to the extent that (X) such other Person has delivered Cash or Cash Equivalents to secure all or any part of such Person's guaranteed obligations or (Y) such other Person holds an Investment Grade Rating from either Moody's or S&P, and (ii) in the case of a guaranty (whether or not joint and several) of an obligation otherwise constituting Debt of such Person, the amount of such guaranty shall be deemed to be only that amount in excess of the amount of the obligation constituting Indebtedness of such Person. Notwithstanding anything contained herein to the contrary, "Contingent Obligations" shall not be deemed to include guarantees of loan commitments or of construction loans to the extent the same have not been drawn.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Securities issued by that Person or any indenture, mortgage, deed of trust, security agreement, pledge agreement, guaranty, contract, undertaking, agreement or instrument to which that Person is a party or by which it or any of its properties is bound, or to which it or any of its properties is subject.

     "CREDIT RATING" means the ratings assigned by not less than two of the Rating Agencies (at least one of which shall be S&P or Moody's) to the

Borrower's senior long-term unsecured indebtedness. The decision on which two Rating Agencies to use shall be made by the Borrower so long as one of such Rating Agencies shall be Moody's or S&P.

     "CURE LOANS" has the meaning set forth in Section 4.2(b)(v)(C).

     "CUSTOMARY PERMITTED LIENS" means

          (i) Liens (other than Environmental Liens and Liens in favor of the PBGC) with respect to the payment of taxes, assessments or governmental charges or levies in all cases which are not yet due or which are being contested in good faith by appropriate proceedings in accordance with
     Section 9.4, and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

          (ii) statutory and common law Liens of landlords against any Property of the Borrower or any of its Subsidiaries;

          (iii) Liens against any Property of the Borrower or any of its Subsidiaries in favor of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other Liens against any Property of the Borrower or any of its Subsidiaries imposed by law created in the ordinary course of business for amounts which could not reasonably be expected to result in a Material Adverse Effect;

          (iv) Liens (other than any Lien in favor of the PBGC) incurred or deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money), surety, appeal and performance bonds; provided that (A) all such Liens do not in the aggregate materially detract from the value of the Borrower's or such Subsidiary's assets or Property or materially impair the use thereof in the operation of their respective businesses, and (B) all Liens of attachment or judgment and Liens securing bonds to stay judgments or in connection with appeals which do not secure at any time an aggregate amount of recourse Indebtedness exceeding $10,000,000;

          (v) Liens against any Property of the Borrower or any Subsidiary of the Borrower arising with respect to zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar charges or encumbrances on the use of Real Property which do not materially interfere with the ordinary conduct of the business of the Borrower or any of its Subsidiaries;

          (vi) leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Borrower and its Subsidiaries taken as a whole;

          (vii) Liens placed upon equipment or machinery used in the ordinary course of business of the Borrower or any of its Subsidiaries at the time of acquisition thereof by the Borrower or any such Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof, provided that the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Borrower or such Subsidiary;

          (viii) customary restrictions imposed by licensors of software or trademarks on users thereof;

          (ix) interests of licensees and sublicensees in any trademarks or other intellectual property license or sublicense by the Borrower or any of its Subsidiaries; and

          (x) Environmental Liens less than $5,000,000, which are being contested in good faith by appropriate proceedings.

     "DESIGNATED BANK" means a special purpose corporation that (i) shall have become a party to this Agreement pursuant to Section 14.1(f), and (ii) is not otherwise a Lender.

     "DESIGNATED BANK NOTES" means promissory notes of the Borrower, substantially in the form of EXHIBIT B-2 hereto, evidencing the obligation of the Borrower to repay Competitive Bid Loans made by Designated Banks, as the same may be amended, supplemented, modified or restated from time to time, and "Designated Bank Note" means any one of such promissory notes issued under
Section 14.1(f) hereof.

     "DESIGNATED LENDER" has the meaning set forth in Section 13.4.

     "DESIGNATING LENDER" shall have the meaning set forth in Section 14.1(f) hereof.

     "DESIGNATION AGREEMENT" means a designation agreement in substantially the form of EXHIBIT K attached hereto, entered into by a Lender and a Designated Bank and accepted by the Agent.

     "DOCUMENTATION AGENT" means Deutsche Bank, in its capacity as documentation agent for the Lenders.

     "DOL" means the United States Department of Labor and any Person succeeding to the functions thereof.

     "DOLLARS" and "$" mean the lawful money of the United States.

     "DOMESTIC LENDING OFFICE" means, with respect to any Lender, such Lender's office, located in the United States, specified as the "Domestic Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other United States office of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

     "DUFF & PHELPS" means Duff & Phelps Credit Rating Co. or any successor thereto.

     "ELIGIBLE ASSIGNEE" means (i) a Lender or any Affiliate thereof; (ii) a commercial bank having total assets in excess of $5,000,000,000; (iii) the central bank of any country which is a member of the organization for Economic Cooperation and Development having total assets in excess of $10,000,000,000; or (iv) a finance company or other financial institution reasonably acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans and having total assets in excess of $1,000,000,000 or is otherwise reasonably acceptable to the Administrative Agent.

     "ENVIRONMENTAL, HEALTH OR SAFETY REQUIREMENTS OF LAW" means all Requirements of Law derived from or relating to any federal, state or local law, ordinance, rule, regulation, Permit, license or other binding determination of any Governmental Authority relating to, imposing liability or standards concerning, or otherwise addressing the environment, health and/or safety, including, but not limited to the Clean Air Act, the Clean Water Act, CERCLA, RCRA, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act and OSHA, and public health codes, each as from time to time in effect.

     "ENVIRONMENTAL LIEN" means a Lien in favor of any Governmental Authority for any (i) liabilities under any Environmental, Health or Safety Requirement of Law, or (ii) damages arising from, or costs incurred by such Governmental Authority in response to, a Release or threatened Release of a Contaminant into the environment.

     "ENVIRONMENTAL PROPERTY TRANSFER ACT" means any applicable Requirement of Law that conditions, restricts, prohibits or requires any notification or disclosure triggered by the transfer, sale, lease or closure of any Property or deed or title for any Property for environmental reasons, including, but not limited to, any so-called "Environmental Cleanup Responsibility Act" or "Responsible Property Transfer Act".

     "EQUIPMENT" means equipment used in connection with the maintenance of Projects and Properties.

     "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C.ss.ss.1000 et seq., any amendments thereto, any -- --- successor statutes, and any regulations or guidance promulgated thereunder.

     "ERISA AFFILIATE" means (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414 (b) of the Internal Revenue Code) as the Borrower; (ii) a partnership or other trade or business (whether or not incorporated) which is under common control (within the meaning of Section 414 (c) of the Internal Revenue Code) with the Borrower; and (iii) a member of the same affiliated service group (within the meaning of Section 414 (m) of the Internal Revenue Code) as the Borrower, any corporation described in clause (i) above or any partnership or trade or business described in clause (ii) above.

     "ERISA TERMINATION EVENT" means (i) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan; (ii) the withdrawal of the Borrower or any ERISA Affiliate from a Benefit Plan during a plan year in which the Borrower or such ERISA Affiliate was a "substantial employer" as defined in
Section 4001(a)(2) of ERISA or the cessation of operations which results in the termination of employment of 20% of Benefit Plan participants who are employees of the Borrower or any ERISA Affiliate; (iii) the imposition of an obligation on the Borrower or any ERISA Affiliate under Section 4041 of ERISA to provide affected parties written notice of intent to terminate a Benefit Plan in a distress termination described in Section 4041(c) of ERISA; (iv) the institution by the PBGC of proceedings to terminate a Benefit Plan; (v) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan; or (vi) the partial or complete withdrawal of the Borrower or any ERISA Affiliate from a Multiemployer Plan.

     "EURODOLLAR AFFILIATE" means, with respect to each Lender, the Affiliate of such Lender (if any) set forth below such Lender's name under the heading "Eurodollar Affiliate" on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such Affiliate of a

Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

     "EURODOLLAR INTEREST PERIOD" has the meaning set forth in Section 5.2(b).

     "EURODOLLAR INTEREST RATE DETERMINATION DATE" has the meaning set forth in Section 5.2(c).

     "EURODOLLAR LENDING OFFICE" means, with respect to any Lender, such Lender's office (if any) specified as the "Eurodollar Lending Office" under its name on the signature pages hereof or on the Assignment and Acceptance by which it became a Lender or such other office or offices of such Lender as it may from time to time specify by written notice to the Borrower and the Administrative Agent.

     "EURODOLLAR RATE" means, for any Eurodollar Interest Period with respect to any Eurodollar Rate Loan or a Competitive Bid Loan, an interest rate per annum equal to the rate per annum obtained by multiplying (a) a rate per annum equal to the rate for Dollar deposits with maturities comparable to such Eurodollar Interest Period which appears on Telerate Page 3750 as of 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Eurodollar Interest Period, provided, however, that if such rate does not appear on Telerate Page 3750, the "Eurodollar Rate" applicable to a particular Eurodollar Interest Period shall mean a rate per annum equal to the rate at which Dollar deposits in an amount approximately equal to the principal balance (or the portion thereof which will bear interest at a rate determined by reference to the Eurodollar Rate during the Eurodollar Interest Period to which such Eurodollar Rate is applicable in accordance with the provisions hereof), and with maturities comparable to the last day of the Eurodollar Interest Period with respect to which such Eurodollar Rate is applicable, are offered in immediately available funds in the London Interbank Market to the London office of Chase by leading banks in the Eurodollar market at 11:00 a.m., London time, two (2) Business Days prior to the commencement of the Eurodollar Interest Period to which such Eurodollar Rate is applicable, by (b) a fraction (expressed as a decimal) the numerator of which shall be the number one and the denominator of which shall be the number one minus the Eurodollar Reserve Percentage for each day during such Eurodollar Interest Period.

     "EURODOLLAR RATE LOAN" means (i) a Committed Loan which bears interest at a rate determined by reference to the Eurodollar Rate and the Applicable Margin for Eurodollar Rate Loans, as provided in Section 5.1(a) or (ii) an overdue amount which was a Eurodollar Rate Loan immediately before it became due or (iii) for purpose of Section 5.2, any Loan which bears interest at a rate determined by reference to the Eurodollar Rate.

     "EURODOLLAR RESERVE PERCENTAGE" means, for any day, that percentage which is in effect on such day, as prescribed by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York, New York with deposits exceeding five billion Dollars in respect of "Eurocurrency Liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non United States office of any bank to United States residents).

     "EVENT OF DEFAULT" means any of the occurrences set forth in Section 11.1 after the expiration of any applicable grace period and the giving of any applicable notice, in each case as expressly provided in Section 11.1.

     "EXISTING PERMITTED LIENS" means each of the Liens set forth on SCHEDULE
1.1.1 hereto.

     "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day in New York, New York, for the next preceding Business Day) in New York, New York by the Federal Reserve Bank of New York, or if such rate is not so published for any day which is a Business Day in New York, New York, the average of the quotations for such day on such transactions by the Reference Bank, as determined by the Administrative Agent.

     "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any Governmental Authority succeeding to its functions.

     "FFO" means "funds from operations" as defined in accordance with resolutions adopted by the Board of Governors of the National Association of Real Estate Investment Trusts as in effect from time to time.

     "FINANCIAL STATEMENTS" means (i) quarterly and annual consolidated statements of income and retained earnings, statements of cash flow, and balance sheets, prepared in accordance with GAAP, consistently applied, and
(ii) such other financial statements of the Borrower, the Company and the other Consolidated Businesses or Joint Ventures that the Company shall routinely and regularly prepare and that the Arrangers or the Requisite Lenders may from time to time reasonably request.

     "FISCAL YEAR" means the fiscal year of the Company and the Borrower for accounting and tax purposes, which shall be the 12-month period ending on December 31 of each calendar year.

     "FITCH" means Fitch IBCA, Inc. or any successor thereto.

     "FIXED CHARGES" means, with respect to any fiscal period, the sum of (a) Total Interest Expense, (b) the aggregate of all scheduled principal payments on Total Outstanding Indebtedness according to GAAP made or required to be made during such fiscal period for the Consolidated Businesses and Joint Ventures (but excluding balloon payments of principal due upon the stated maturity of an Indebtedness), and (c) the aggregate of all dividends or distributions payable (whether paid or accrued) on all preferred stock and other preferred securities or preferential arrangements of the Consolidated Businesses, including, without limitation, preferred distributions payable to holders of preferred OP Units. As used herein, "OP Units" means limited partnership interests in Reckson.

     "FUNDING DATE" means, with respect to any Loan, the date of funding of such Loan.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the American Institute of Certified Public Accountants' Accounting Principles Board and Financial Accounting Standards Board or in such other statements by such other entity as may be in general use by significant segments of the accounting profession as in effect on the Closing Date (unless otherwise specified herein as in effect on another date or dates).

     "GENERAL PARTNER" means the Company and any successor general partner(s) of the Borrower.

     "GOVERNMENTAL APPROVAL" means all right, title and interest in any existing or future certificates, licenses, permits, variances, authorizations and approvals issued by any Governmental Authority having jurisdiction with respect to any Project.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any federal, state, local or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "GUARANTIES" means, collectively, the Unconditional Guaranties of Payment, made by each of the Company, Reckson FS Limited Partnership and the other Guarantors for the benefit of the Lenders, in substantially the form of EXHIBIT L hereto.

     "GUARANTORS" means, collectively, the Company, Reckson FS Limited Partnership, Reckson 120 White Plains Road LLC, Reckson Short Hills LLC, Reckson/Stamford Towers LLC, 360 Hamilton Plaza LLC, and any other Affiliate of the Borrower executing a Guaranty. Any Guarantor that is the owner or ground lessor of an Unencumbered Project shall be a wholly-owned Subsidiary of the Borrower.

     "IMPROVEMENTS" means all buildings, fixtures, structures, parking areas, landscaping and all other improvements whether existing now or hereafter constructed, together with all machinery and mechanical, electrical, HVAC and plumbing systems presently located thereon and used in the operation thereof, excluding (a) any such items owned by utility service providers, (b) any such items owned by tenants or other third-parties unaffiliated with the Borrower and (c) any items of personal property.

     "INDEBTEDNESS", as applied to any Person, means, at any time, without duplication, (a) all indebtedness, obligations or other liabilities of such Person (whether consolidated or representing the proportionate interest in any other Person) (i) for borrowed money (including construction loans) or evidenced by debt securities, debentures, acceptances, notes or other similar instruments, and any accrued interest and fees relating thereto, (ii) under profit payment agreements or in respect of obligations to redeem, repurchase or exchange any Securities of such Person or to pay dividends in respect of any preferred stock (but only to the extent that such Person shall be contractually obligated to pay the same), (iii) with respect to letters of credit issued for such Person's account or for which such Person otherwise has reimbursement obligations, (iv) to pay the deferred purchase price of property or services, except accounts payable and accrued expenses arising in the ordinary course of business, (v) in respect of Capital Leases, (vi) which are Contingent Obligations or (vii) under indemnities but only at such time as a claim shall have been made thereunder; (b) all indebtedness, obligations or other liabilities of such Person or others secured by a Lien on any property of such Person, whether or not such indebtedness, obligations or liabilities are assumed by such Person, all as of such time; (c) all indebtedness, obligations or other liabilities of such Person in respect of interest rate contracts and foreign exchange contracts, net of liabilities owed to such Person by the counterparties thereon; (d) all preferred stock and preferred equity interests subject (upon the occurrence of any contingency or otherwise) to mandatory redemption in cash by the holder of such preferred stock or equity interest; (e) all preferred stock and preferred equity interests in any Consolidated Business (other than the Company and the Borrower) which has not provided a Guaranty of the Obligations (excluding the Metropolitan Preferred Equity); and (f) all Contractual Obligations with respect to any of the foregoing.

     "INDEMNIFIED MATTERS" has the meaning set forth in Section 14.3.

     "INDEMNITEES" has the meaning set forth in Section 14.3.

     "INITIAL FUNDING DATE" means the date on or after the Closing Date on which all of the conditions described in Section 6.1 have been satisfied (or waived) in a manner satisfactory to the Administrative Agent and the Lenders and on which the initial Loans under this Agreement are made by the Lenders to the Borrower.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter, any successor statute and any regulations or guidance promulgated thereunder.

     "INVESTMENT" means, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of all or substantially all of the assets of a business conducted by another Person, (iii) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the ordinary course of business) or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business, and
(iv) any purchase or other acquisition by that Person of Real Property, whether directly or indirectly. The amount of any Investment shall be the original cost of such Investment (together with all capital improvement costs thereafter paid with respect to such Investment), without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.

     "INVESTMENT FUNDS" means (i) Reckson Strategic Venture Partners LLC, and
(ii) a Person in which FrontLine Capital Group or a Subsidiary thereof is a general partner or a managing member, in the case of a partnership or limited liability company, and which, in the case of a corporation, has the right to elect a majority of the board of directors.

     "INVESTMENT GRADE RATING" means a rating for a Person's senior long-term unsecured debt of BBB- or better from S&P, and a rating of Baa3 or better from Moody's or a rating equivalent to the foregoing from Duff & Phelps/Fitch or another Rating Agency.

     "INVITATION FOR COMPETITIVE BID QUOTES" means an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT I hereto.

     "IRS" means the Internal Revenue Service and any Person succeeding to the functions thereof.

     "ISSUING BANK" means Chase, or with the consent of the Arrangers and the Borrower, another Lender.

     "JOINT VENTURES" means any interests in partnerships, joint ventures, limited liability companies, trusts, associations and corporations held or owned directly or indirectly by the Borrower and/or the Company which are not wholly-owned by the Borrower and/or the Company, but excluding in any event Metropolitan, MOP and the wholly-owned Subsidiaries of MOP (for so long as the Company and its Subsidiaries directly or indirectly own all of the common equity interests in Metropolitan).

     "JOINT VENTURE UNENCUMBERED VALUE" means the portion of Total Unencumbered Value from Joint Ventures attributable to Unencumbered Projects and Unencumbered New York City Assets.

     "KNOWLEDGE" with reference to the Company, the Borrower or any Subsidiary of any of them, means the actual knowledge of such Person after reasonable inquiry (which reasonable inquiry shall include, without limitation, interviewing and questioning such other Persons as the Company, the Borrower or such Subsidiary, as applicable, deems reasonably necessary).

     "LEASE" means a lease, license, concession agreement or other agreement providing for the use or occupancy of any portion of any Project, including all amendments, supplements, modifications and assignments thereof and all side letters or side agreements relating thereto.

     "LENDER" means (i) each financial institution a signatory hereto as a Lender as of the Closing Date and, at any other given time, each financial institution which is a party hereto as Lender, whether as a signatory hereto or pursuant to an Assignment and Acceptance, and (ii) each Designated Bank; provided, however, that the term "Lender" shall exclude each Designated Bank when used in reference to a Committed Loan, the Revolving Credit Commitments or terms relating to the Committed Loans and the Revolving Credit Commitments and shall further exclude each Designated Bank for all other purposes hereunder except that any Designated Bank which funds a Competitive Bid Loan shall, subject to Section 14.1(f), have the rights (including, without limitation, the rights given to a Lender contained in Section 14.2 and otherwise in Article XIV) and obligations of a Lender associated with holding such Competitive Bid Loan.

     "LETTER OF CREDIT" means any Commercial Letter of Credit or Standby Letter of Credit.

     "LETTER OF CREDIT FEE" has the meaning set forth in Section 5.3(a).

     "LETTER OF CREDIT OBLIGATIONS" means, at any particular time, the sum of
(i) all outstanding Reimbursement Obligations, and (ii) the aggregate undrawn face amount of all outstanding Letters of Credit, and (iii) the aggregate face amount of all Letters of Credit requested by the Borrower but not yet issued.

     "LETTER OF CREDIT REIMBURSEMENT AGREEMENT" means, with respect to a Letter of Credit, such form of application therefor and form of reimbursement agreement therefor (whether in a single or several documents, taken together) as an Issuing Bank may employ in the ordinary course of business for its own account, with such modifications thereto as may be agreed upon by such Issuing Bank and the Borrower and as are not materially adverse (in the judgment of such Issuing Bank and the Administrative Agent) to the interests of the Lenders; provided, however, in the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall control.

     "LIABILITIES AND COSTS" means all liabilities, obligations, responsibilities, losses, damages, personal injury, death, punitive damages, economic damages, consequential damages, treble damages, intentional, willful or wanton injury, damage or threat to the environment, natural resources or public health or welfare, costs and expenses (including, without limitation, attorney, expert and consulting fees and costs of investigation, feasibility or Remedial Action studies), fines, penalties and monetary sanctions, interest, direct or indirect, known or unknown, absolute or contingent, past, present or future.

     "LIBOR AUCTION" means a solicitation of Competitive Bid Quotes setting forth Competitive Bid Margins based on the Eurodollar Rate pursuant to Section 2.2.

     "LIEN" means any mortgage, deed of trust, pledge, hypothecation, assignment, conditional sale agreement, deposit arrangement, security interest, encumbrance, lien (statutory or other and including, without limitation, any Environmental Lien), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever in respect of any property of a Person, whether granted voluntarily or imposed by law, and includes the interest of a lessor under a Capital Lease or under any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement or similar notice (other than a financing statement filed by a "true" lessor pursuant to ss. 9-408 of the Uniform Commercial Code); naming the owner of such property as debtor, under the Uniform Commercial Code or other comparable law of any jurisdiction.

     "LIMITED PARTNERS" means those Persons who from time to time are limited partners of the Borrower; and "LIMITED PARTNER" means each of the Limited Partners, individually.

     "LOAN ACCOUNT" has the meaning set forth in Section 4.3(b).

     "LOAN DOCUMENTS" means this Agreement, the Notes and the Guaranties.

     "LOANS" means Committed Loans and Competitive Bid Loans.

     "MANAGEMENT COMPANY" means, collectively (i) Reckson Management Group, Inc., a Delaware corporation, RANY Management Group, Inc. and their respective wholly-owned or controlled Subsidiaries and (ii) such other property management companies controlled (directly or indirectly) by the Company or the Borrower and which property management companies manage properties owned by the Company, the Borrower and its Subsidiaries and for which the Borrower has previously provided the Administrative Agent with: (1) notice of such property management company, (2) evidence reasonably satisfactory to the Administrative Agent that such property management company is controlled (directly or indirectly) by the Company or the Borrower, and (3) evidence reasonably satisfactory to the Administrative Agent that such property management company manages properties owned, in whole or in part by the Company or the Borrower or its Subsidiaries.

     "MARGIN STOCK" means "margin stock" or "margin security" as such terms are defined in Regulation U and Regulation X.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (i) the financial condition or assets of the Company, the Borrower and their Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its material obligations under the Loan Documents, (iii) the ability of the Guarantors to perform their material obligations under the Guaranties, or

(iv) the ability of the Lenders or the Administrative Agent to enforce any of the Loan Documents.

     "MAXIMUM REVOLVING CREDIT AMOUNT" means, at any particular time, the Revolving Credit Commitments at such time.

     "METROPOLITAN" means Metropolitan Partners, LLC, a Delaware limited liability company, in which the Borrower currently owns 100% of the common equity interests.

     "METROPOLITAN CONVERSION" means the earlier date on which either (a) Metropolitan redeems Crescent Real Estate Equities Company's Metropolitan Preferred Equity or (b) Crescent Real Estate Equities Company converts its Metropolitan Preferred Equity into (i) common equity interests in Metropolitan or (ii) shares of common stock in the Company.

     "METROPOLITAN PREFERRED EQUITY" means the $85 million preferred equity interest in Metropolitan owned by Crescent Real Estate Equities Company.

     "MOODY'S" means Moody's Investors Service, Inc.

     "MOP" means Metropolitan Operating Partnership, L.P., a Delaware limited partnership, a Subsidiary of Metropolitan.

     "MULTIEMPLOYER PLAN" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is, or within the immediately preceding six (6) years was, contributed to by either the Borrower or any ERISA Affiliate or in respect of which the Borrower or any ERISA Affiliate has assumed any liability.

     "NET CASH PROCEEDS" means all cash when and as received in connection with the sale or refinancing of any asset, less reasonable costs and expenses, repayment of secured indebtedness with respect to the applicable asset, and net of an amount equal to taxable capital gains and real estate transfer taxes payable in connection with any asset sale.

     "NET INCOME" means, with respect to any Person, the net income of such Person determined in accordance with GAAP.

     "NET OFFERING PROCEEDS" means all cash or other assets received by the Company as a result of the sale of common shares, preferred shares, partnership interests, limited liability company interests, convertible securities or other ownership or equity interests in the Company, less customary costs, expenses and discounts of issuance paid by the Company.

     "NEW YORK CITY ASSET" means Real Property which is Class A office property located in the borough of Manhattan, New York, New York and which is owned by one of the Consolidated Businesses or Joint Ventures. The 919 Third Avenue Property shall be deemed to be a New York City Asset for the purposes of this Agreement so long as a Consolidated Business owns fee and ground leasehold title to such property or continues to hold the Secured Indebtedness on such property which provides for such Consolidated Business' receipt of 100% of the cash flow from such property, unless a Consolidated Business fails to obtain fee and ground leasehold title to such property by March 31, 2001, at which time the 919 Third Avenue Property will be treated as a mortgage note receivable for purposes of Section 10.11 of this Agreement and the associated definitions (provided that it shall not count toward (x) the 10% limitation on notes, notes receivable and other investments in Real Property set forth in clause (viii) of the definition of Total Value and (y) the 25% limitation on items (a)(iv), (vii) and (viii) in the definition of Total Value set forth in the proviso at the end of such definition).

     "919 THIRD AVENUE PROPERTY" means the Real Property and Improvements located at 919 Third Avenue, New York, New York, upon which a Consolidated Business holds the Secured Indebtedness as of the Closing Date.

     "NOI" means (x) net operating income determined in accordance with GAAP, before gains or losses from extraordinary items relating to any Real Property, plus (y) (i) any interest expense relating to such Real Property, (ii) depreciation and amortization relating to such Real Property, and (iii) Property Level G&A to the extent included in the calculation of net operating income, less (z) (i) free rent and accrued rent with respect to tenants that are more than 90 days in arrears in the payment of rent, and further adjusted to omit the straight line treatment of rent, so as to account for rent on an accrual basis, (ii) any interest income relating to such Real Property, and
(iii) the greater of Property Level G&A to the extent included in the calculation of net operating income and an amount equal to 3% of gross revenues with respect to such Real Property.

     "NON PRO RATA LOAN" has the meaning set forth in Section 4.2(b)(v).

     "NOTE" means the Borrower Notes and the Designated Lender Notes; "Notes" means, collectively, all of such Notes outstanding at any given time.

     "NOTICE OF BORROWING" means a Notice of Committed Borrowing or a Notice of Competitive Bid Borrowing.

     "NOTICE OF COMMITTED BORROWING" means a notice substantially in the form of EXHIBIT C attached hereto and made a part hereof.

     "NOTICE OF COMPETITIVE BID BORROWING" has the meaning set forth in
Section 2.2(f).

     "NOTICE OF CONVERSION/CONTINUATION" means a notice substantially in the form of EXHIBIT D attached hereto and made a part hereof with respect to a proposed conversion or continuation of a Loan pursuant to Section 5.1(c).

     "OBLIGATIONS" means all Loans, advances, debts, liabilities and monetary obligations owing by the Borrower to the Administrative Agent, the Syndication Agent, the Documentation Agent, any Lender, or any Person entitled to indemnification pursuant to Section 14.3 of this Agreement, of any kind or nature, arising under this Agreement, the Notes or any other Loan Document. The term includes, without limitation, all interest, charges, reasonable expenses, fees, reasonable attorneys' fees and disbursements and any other sum chargeable to the Borrower under this Agreement or any other Loan Document.

     "OFFICER'S CERTIFICATE" means, as to a corporation, a certificate executed on behalf of such corporation by the chairman of its board of directors (if an officer of such corporation) or its chief executive officer, president, any of its vice-presidents, its chief financial officer, or its treasurer and, as to a partnership, a certificate executed on behalf of such partnership by the chairman of the board of directors (if an officer of such corporation) or chief executive officer, president, any vice-president, or treasurer of the general partner of such partnership.

     "OLD REVOLVING CREDIT AGREEMENT" has the meaning set forth in the recitals.

     "OLD TERM LOAN AGREEMENT" has the meaning set forth in the recitals.

     "120 MINEOLA BOULEVARD PROPERTY" means the Real Property and Improvements located at 120 Mineola Boulevard, Mineola, New York owned by Tower Mineola L.P., a wholly-owned Subsidiary of Metropolitan.

     "OPERATING ACCOUNT" has the meaning set forth in Section 9.11 hereof.

     "OPERATING LEASE" means, as applied to any Person, any lease of any property (whether real, personal or mixed) by that Person as lessee which is not a Capital Lease.

     "ORGANIZATIONAL DOCUMENTS" means, with respect to any corporation, limited liability company, or partnership (i) the articles/certificate of incorporation (or the equivalent organizational documents) of such corporation or limited liability company, (ii) the partnership agreement executed by the partners in such partnership, (iii) the by-laws (or the equivalent governing documents) of such corporation, limited liability company or partnership, and (iv) any document setting forth the designation, amount and/or relative rights, limitations and preferences of any class or series of such corporation's Capital Stock or such limited liability company's or partnership's equity or ownership interests.

     "OSHA"  means  the   Occupational   Safety  and  Health  Act  of  1970,  29
U.S.C.ss.ss. 651 et seq., any amendments thereto, any successor statutes and any regulations or guidance promulgated thereunder.

     "OTHER MANAGEMENT COMPANY" means property management companies controlled (directly or indirectly) by the Company or the Borrower which may manage properties owned by third parties.

     "OTHER UNENCUMBERED VALUE" means the portion of Total Unencumbered Value which is attributable to Unencumbered assets other than New York City Assets, Projects, Investment Funds, land and development, and service company income.

     "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to the functions thereof.

     "PERMITS" means any permit, consent, approval, authorization license, variance, or permission required from any Person, including any Governmental Approvals.

     "PERMITTED SECURITIES OPTIONS" means the subscriptions, options, warrants, rights, convertible Securities and other agreements or commitments relating to the issuance of the Borrower's Securities or the Company's Capital Stock identified as such on SCHEDULE 1.1.2.

     "PERSON" means any natural person, corporation, limited liability company, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

     "PLAN" means a Benefit Plan or a Multiemployer Plan.

     "POTENTIAL EVENT OF DEFAULT" means an event which, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

     "PREPAYMENT DATE" has the meaning set forth in Section 4.1(d).

     "PROJECT" means any office or industrial properties owned, directly or indirectly, by any of the Consolidated Businesses or Joint Ventures.

     "PROPERTY" means any Real Property or personal property, plant, building, facility, structure, equipment, general intangible, receivable, or other asset owned or leased by any Consolidated Business or any Joint Venture. The definition of "Property" shall specifically exclude items of Real Property or personal property owned or leased by members of the Rechler family.

     "PROPERTY LEVEL G&A" means general and administrative expenses allocated to the Properties.

     "PRO RATA SHARE" means, with respect to any Lender, the percentage obtained by dividing (i) such Lender's Revolving Credit Commitment (in each case, as adjusted from time to time in accordance with the provisions of this Agreement or any Assignment and Acceptance to which such Lender is a party) by
(ii) the aggregate amount of all of the Revolving Credit Commitments. The Pro Rata Share of each Lender is set forth opposite such Lender's name on signature pages hereof or the Assignment and Acceptance by which it became a Lender, and shall be modified from time to time pursuant to this Agreement.

     "QUARTERLY CAPITAL EXPENDITURE RESERVE AMOUNTS" means, as of the first day of any calendar quarter for the immediately preceding quarter, one quarter of the Capital Expenditure Reserve Amounts.

     "RATING AGENCY" means Moody's, S&P, Duff & Phelps/Fitch or another nationally-recognized rating agency reasonably satisfactory to the Administrative Agent.

     "RCRA" means the Resource Conservation and Recovery Act of 1976, 42 U.S.C.ss.ss.6901 et seq., any amendments thereto, any successor statutes, and any regulations or guidance promulgated thereunder.

     "REAL PROPERTY" means all of the Borrower's and the consolidated Subsidiaries' present and future right, title and interest (including, without limitation, any leasehold estate) in (i) any plots, pieces or parcels of land,
(ii) any Improvements of every nature whatsoever (the rights and interests described in clauses (i) and (ii) above being the "PREMISES"), (iii) all easements, rights of way, gores of land or any lands occupied by streets, ways, alleys, passages, sewer rights, water courses, water rights and powers, and public places adjoining such land, and any other interests in property constituting appurtenances to the Premises, or which hereafter shall in any way belong, relate or be appurtenant thereto, and (iv) all other rights and privileges thereunto belonging or appertaining and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to or of any of the rights and interests described in clause (iii) above.

     "RECKSON" means Reckson Operating Partnership, L.P., a Delaware limited partnership.

     "REFERENCE BANK" means Chase.

     "REGISTER" has the meaning set forth in Section 14.1(c).

     "REGULATION A" means Regulation A of the Federal Reserve Board as in effect from time to time.

     "REGULATION T" means Regulation T of the Federal Reserve Board as in effect from time to time.

     "REGULATION U" means Regulation U of the Federal Reserve Board as in effect from time to time.

     "REGULATION X" means Regulation X of the Federal Reserve Board as in effect from time to time.

     "REIMBURSEMENT DATE" has the meaning set forth in Section 3.1(d)(i)(A).

     "REIMBURSEMENT OBLIGATIONS" means the aggregate non-contingent reimbursement or repayment obligations of the Borrower with respect to amounts drawn under Letters of Credit.

     "REIT" means a domestic trust or corporation that qualifies as a real estate investment trust under the provisions of Sections 856, et seq., of the Internal Revenue Code.

     "RELEASE" means any release, spill, emission, leaking, pumping, pouring, dumping, injection, deposit, disposal, abandonment, or discarding of barrels, containers or other receptacles, discharge, emptying, escape, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any Property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or Property.

     "REMEDIAL ACTION" means actions required to (i) clean up, remove, treat or in any other way address Contaminants in the indoor or outdoor environment;
(ii) prevent the Release or threat of Release or minimize the further Release of Contaminants; or (iii) investigate and determine if a remedial response is needed and to design such a response and post-remedial investigation, monitoring, operation and maintenance and care.

     "REPORTABLE EVENT" means any of the events described in Section 4043(c) of ERISA and the regulations promulgated thereunder as in effect from time to time but not including any such event as to which the thirty (30) day notice requirement has been waived by applicable PBGC regulations.

     "REQUIREMENTS OF LAW" means, as to any Person, the charter and by-laws or other organizational or governing documents of such Person, and any law, rule or regulation, or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject including, without limitation, the Securities Act, the Securities Exchange Act, Regulations T, U and X, ERISA, the Fair Labor Standards Act, the Worker Adjustment and Retraining Notification Act, Americans with Disabilities Act of 1990, and any certificate of occupancy, zoning ordinance, building, environmental or land use requirement or Permit and Environmental, Health or Safety Requirement of Law.

     "REQUISITE LENDERS" means Lenders whose Pro Rata Shares, in the aggregate, are equal to or greater than sixty-six and two-thirds percent (66.67%); provided, however, that, in the event any of the Lenders shall have failed to fund its Pro Rata Share of any Loan requested by the Borrower which such Lenders are obligated to fund under the terms of this Agreement and any such failure has not been cured as provided in Section 4.2(b)(v)(B), then for so long as such failure continues, "Requisite Lenders" means Lenders (excluding all Lenders whose failure to fund their respective Pro Rata Shares of such Loans have not been so cured) whose Pro Rata Shares represent sixty-six and two-thirds percent (66.67%) or more of the aggregate Pro Rata Shares of such Lenders; provided, further, however, that, in the event that the Revolving Credit Commitments have been terminated pursuant to the terms of this Agreement, "Requisite Lenders" means Lenders (without regard to such Lenders' performance of their respective obligations hereunder) whose aggregate ratable shares (stated as a percentage) of the aggregate outstanding principal balance of all Loans are sixty-six and two-thirds percent (66.67%) or more.

     "RESTRICTED PAYMENT" has the meaning set forth in Section 10.11(h).

     "REVOLVING CREDIT AVAILABILITY" means, at any particular time, the amount by which the Maximum Revolving Credit Amount at such time exceeds the Revolving Credit Obligations at such time.

     "REVOLVING CREDIT COMMITMENT" means, with respect to any Lender, the obligation of such Lender to make Committed Loans and to participate in Letters of Credit pursuant to the terms and conditions of this Agreement, and which shall not exceed the principal amount set forth opposite such Lender's name under the heading "Revolving Credit Commitment" on the signature pages hereof or the signature page of the Assignment and Acceptance by which it became a Lender, as modified from time to time pursuant to the terms of this Agreement or to give effect to any applicable Assignment and Acceptance, and "REVOLVING CREDIT COMMITMENTS" means the aggregate principal amount of the Revolving Credit Commitments of all the Lenders, the maximum amount of which shall be $575,000,000 as reduced from time to time pursuant to Section 4.1.

     "REVOLVING CREDIT OBLIGATIONS" means, at any particular time, the sum of
(i) the outstanding principal amount of the Committed Loans at such time, plus
(ii) the Letter of Credit Obligations at such time, plus (iii) the outstanding principal amount of the Competitive Bid Loans at such time.

     "REVOLVING CREDIT PERIOD" means the period from the Initial Funding Date to the Business Day next preceding the Revolving Credit Termination Date.

     "REVOLVING CREDIT TERMINATION DATE" means the earlier to occur of (i) September 7, 2003 (or, if not a Business Day, the next preceding Business
Day); and (ii) the date of termination of the Revolving Credit Commitments pursuant to the terms of this Agreement.

     "S&P" means Standard & Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

     "SECURED INDEBTEDNESS" means any Indebtedness secured by a Lien.

     "SECURED LOAN-TO-VALUE RATIO" means, the ratio, expressed as a percentage, of the aggregate amount of any Secured Indebtedness as of the date of the determination to the value with respect to the Real Property encumbered thereby as of such date, which value shall be determined by reference to the formula set forth in the definition of "Total Value" with respect to each such Real Property.

     "SECURITIES" means any stock, shares, voting trust certificates, partnership interests, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities", including, without limitation, any "security" as such term is defined in Section 8-102 of the Uniform Commercial Code, or any certificates of interest, shares, or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire any of the foregoing, but shall not include the Notes or any other evidence of the obligations.

     "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, and any successor statute.

     "SECURITIES EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "SERVICING EBITDA" means, with respect to the Management Company or any other service company owned by the Borrower or the Company, as of the first day of each fiscal quarter for the immediately preceding fiscal quarter, an amount, determined in accordance with GAAP, equal to (i) total earnings relating to such companies' operations adjusted to exclude amounts that are more than 90 days delinquent, less (ii) total operating expenses relating to such operations, including corporate marketing, general and administrative expenses.

     "SOLVENT", when used with respect to any Person, means that at the time of determination:

          (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); and

          (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; and

          (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and

          (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.

     "STANDBY LETTER OF CREDIT" means any letter of credit issued by an Issuing Bank pursuant to Section 3.1 for the account of the Borrower, which is not a Commercial Letter of Credit.

     "SUBSIDIARY" of a Person means any corporation, limited liability company, general or limited partnership, or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned or controlled by such Person, one or more of the other subsidiaries of such Person or any combination thereof.

     "SYNDICATION AGENT" means UBSW, in its capacity as syndication agent for the Lenders.

     "TAXES" has the meaning set forth in Section 13.1(a).

     "TELERATE PAGE 3750" means the display designated as "Page 3750" on the Associated Press-Dow Jones Market Service (or such other page as may replace Page 3750 on the Associated Press - Dow Jones Market Service or such other service as may be nominated by the British Bankers' Association as the information vendor for the purpose of displaying British Bankers' Association interest settlement rates for U.S. Dollar deposits). Any Eurodollar Rate determined on the basis of the rate displayed on Telerate Page 3750 in accordance with the provisions hereof shall be displayed by the Associated Press-Dow Jones Telerate Service within one hour of the time when such rate is first displayed by such service.

     "TENANT ALLOWANCE" means a cash allowance paid to a tenant by the landlord pursuant to a Lease.

     "TI WORK" means any construction or other "build out" of tenant leasehold improvement to the space demised to such tenant under Leases (excluding such tenant's furniture, fixtures and equipment) performed pursuant to the terms of such Leases, whether or not such tenant improvement work is performed by or on behalf of the landlord or as part of a Tenant Allowance.

     "TOTAL ADJUSTED EBITDA" means, for any period, (i) net income determined in accordance with GAAP, plus (ii) depreciation and amortization deducted in the calculation of such net income, plus (iii) taxes on income deducted in the calculation of such net income, less (iv) the gains (and plus the losses) from extraordinary items, asset sales, write-ups, or debt forgiveness included in the calculation of such net income, less (v) the aggregate Capital Expenditure Reserve Amounts for such period.

     "TOTAL INTEREST EXPENSE" means the sum of (i) interest expense of the Consolidated Businesses paid during such period and (ii) interest expense of the Consolidated Businesses accrued and/or capitalized for such period and
(iii) the portion of the interest expense of Joint Ventures allocable to the Borrower in accordance with GAAP and paid during such period and (iv) the portion of the interest expense of Joint Ventures allocable to the Borrower in accordance with GAAP and accrued and/or capitalized for such period, in each case including participating interest expense but excluding extraordinary interest expense, and net of amortization of deferred costs associated with new financings or refinancings of existing Indebtedness.

     "TOTAL OUTSTANDING INDEBTEDNESS" means, for any period, the sum of (i) the amount of Indebtedness of the Consolidated Businesses set forth on the then most recent quarterly financial statements of the Borrower, prepared in accordance with GAAP, plus any additional Indebtedness incurred by the Consolidated Businesses since the time of such statements, less any Indebtedness repaid by the Consolidated Businesses since the time of such statements, and (ii) the outstanding amount of Joint Venture Indebtedness set forth on the then most recent quarterly financial statements of the Borrower or the applicable Joint Venture, prepared in accordance with GAAP and allocable in accordance with GAAP to any of the Consolidated Businesses, plus any additional Joint Venture Indebtedness incurred by the Joint Ventures allocable in accordance with GAAP to any of the Consolidated Businesses since the time of such statements, less any Indebtedness repaid by the Joint Ventures allocable in accordance with GAAP to any of the Consolidated Businesses since the time of such statements, and (iii) the Contingent Obligations of the Consolidated Businesses and, to the extent allocable to the Consolidated Businesses in accordance with GAAP, of the Joint Ventures.

     "TOTAL RECOURSE SECURED OUTSTANDING INDEBTEDNESS" means Total Secured Outstanding Indebtedness under the terms of which any of the Consolidated Businesses guarantees or is directly obligated for any portion of such Indebtedness or interest payments thereon (other than exceptions to non-recourse obligations, such as fraud and misappropriation, which are usual and customary in like transactions involving institutional lenders), including, without limitation, the portion of such recourse Indebtedness of Joint Ventures allocable to any of the Consolidated Businesses.

     "TOTAL SECURED OUTSTANDING INDEBTEDNESS" means the sum of (i) that portion of Total Outstanding Indebtedness that is secured by a Lien, plus (ii) that portion of Total Outstanding Indebtedness attributable to Consolidated Subsidiaries of the Borrower which is recourse to the Borrower or any of the Consolidated Subsidiaries (other than exceptions to non-recourse obligations, such as fraud and misappropriation, which are usual and customary in like transactions involving institutional lenders), regardless of whether it is secured by a Lien (it being understood that this definition shall not include the Loans hereunder).

         "TOTAL UNENCUMBERED VALUE" means the portion of Total Value attributable to Unencumbered assets (including, without limitation, the

Unencumbered Projects, but excluding Investment Funds, land and development, and service company income) owned by the Consolidated Businesses and the Joint Ventures, subject to the following conditions and limitations: (i) Other Unencumbered Value shall be included only to the extent it does not exceed twelve and one-half percent (12.5%) of Total Unencumbered Value; (ii) Joint Venture Unencumbered Value shall be included to the extent that (A) the Borrower's beneficial economic interest in such Joint Ventures is fifty-one percent (51%) or greater and (B) the sale or financing of any Property owned by such Joint Venture is substantially controlled by the Borrower, subject to customary provisions set forth in the organizational documents of such Joint Venture with respect to financings, sales or rights of first refusal granted to other members of such Joint Venture, and (iii) the sum of Other Unencumbered Value and Joint Venture Unencumbered Value shall not exceed twenty percent (20%) of Total Unencumbered Value.

     "TOTAL UNSECURED OUTSTANDING INDEBTEDNESS" means that portion of Total Outstanding Indebtedness that is not secured by a Lien. Without limiting the foregoing, Total Unsecured Outstanding Indebtedness shall include, without double counting, (i) all amounts outstanding under this Agreement, (ii) all Indebtedness of the Consolidated Businesses, including the Borrower's share of Indebtedness of Joint Ventures, which is not secured by a Lien, (iii) all outstanding undrawn letters of credit of the Consolidated Business less those outstanding undrawn letters of credit for the benefit of any tenant, prospective tenant or lender at any Real Property to secure the Borrower's leasing obligations relating to tenant improvement work or third party leasing commissions which have previously been paid, as evidenced by a schedule provided by the Borrower to the Administrative Agent upon the request of the Administrative Agent.

     "TOTAL VALUE" means (a) the sum of (i) Valuation NOI divided by (A) eight and three-quarters percent (8.75%) for all New York City Assets, (B) nine and one-quarter percent (9.25%) for all other office Real Property, and (C) ten percent (10%) for industrial Real Property; (ii) the Investment in office and industrial Projects owned by the Consolidated Businesses for less than four fiscal quarters which have not achieved an occupancy rate of eighty-five percent (85%) for one fiscal quarter; (iii) unrestricted Cash and Cash Equivalents; (iv) land cost (at book value) and Construction Asset Cost, which credit will be limited to twenty percent (20%) (exclusive of build-to-suit Projects that are seventy-five percent (75%) pre-leased or Projects which are less than seventy-five percent (75%) pre-leased but have a pro-forma yield of twelve percent (12%) or more, based upon executed leases and the cost of acquisition plus the estimated cost to complete the same, which estimated cost to complete shall be determined in a manner reasonably acceptable to the Administrative Agent and the Syndication Agent) of Total Value; (v) NOI from all other Real Property not otherwise set forth in this definition, divided by twelve percent (12%); (vi) Servicing EBITDA of the Management Company or other such service companies for the immediately preceding two (2) consecutive quarters multiplied by two (2), divided by twenty percent (20%);
(vii) any investment in or loan to (based on the actual cash investment in or loan to), directly or indirectly, an affiliated or unaffiliated operating company and investments in or loans to Investment Funds either directly or indirectly or joint venture arrangements with Investment Funds, which credit will be limited to $250,000,000 (valued at the lower of cost or market in accordance with GAAP); and (viii) mortgage notes, notes receivable and other investments in Real Property (other than investments described in paragraph
(vii) above) which have current interest payments payable in cash (valued at the lower of cost or market in accordance with GAAP) and which are not past due or otherwise in default, which credit will be limited in the aggregate to ten percent (10%) of Total Value (subject to the exception in the definition of New York City Asset with respect to the 919 Third Avenue Property, which provides that the interest in the 919 Third Avenue Property, if then treated as a mortgage note, will not count against such 10% limitation);

less (b) the sum of (i) the quotient of (x) the Capital Expenditure Reserve Amounts for such period, divided by (y) (A) eight and three-quarters percent (8.75%) for all New York City Assets, (B) nine and one-quarter percent (9.25%) for all other office Property, and (C) ten percent (10%) for industrial Property and (ii) the amount of the Metropolitan Preferred Equity until the Metropolitan Conversion; and

provided, the sum of items (a) (iv), (vii) and (viii) above shall not exceed twenty-five percent (25%) of Total Value (subject to the exception in the definition of New York City Asset with respect to the 919 Third Avenue Property, which provides that the interest in the 919 Third Avenue Property, if then treated as a mortgage note, will not count against such 25% limitation).

     "UBS" means UBS AG, Stamford Branch.

     "UBSW" means UBS Warburg LLC.

     "UNENCUMBERED CAPITAL EXPENDITURE RESERVE AMOUNTS" means, for any period, the aggregate of Capital Expenditure Reserve Amounts with respect to Real Property that is Unencumbered.

     "UNENCUMBERED" means, with respect to any asset (other than a Project) as of any date of determination, that such asset, the equity interests in such asset and the revenues generated by such asset are not subject to any Liens (excluding Customary Permitted Liens) or preferred equity interests; provided that so long as the Borrower is in compliance with Section 10.13 hereof, (x) the Borrower's interest in the 919 Third Avenue Property shall be deemed to be Unencumbered notwithstanding the existence of the Metropolitan Preferred Equity and Metropolitan's inability to provide a Guaranty so long as Total Unencumbered Value is reduced by the amount of the Metropolitan Preferred Equity and (y) the 120 Mineola Boulevard Property shall be deemed to be Unencumbered notwithstanding Tower Mineola L.P.'s inability to provide a Guaranty (it being understood that no other assets owned directly or indirectly by Metropolitan or MOP shall be deemed Unencumbered until the Metropolitan Conversion).

     "UNENCUMBERED PROJECT" means any Project located in the United States that on any date of determination: (a) is not subject (nor are any equity interests therein subject) to any Liens (excluding Customary Permitted Liens) or preferred equity interests, (b) has been improved with Improvements which
(1) have been issued a certificate of occupancy (where available) or is otherwise lawfully occupied for its intended use, and (2) are fully operational, including in each case, an Unencumbered Project that is being renovated and such renovation is proceeding to completion without undue delay from Permit denial, construction delays or otherwise, (c) has not been the subject of an event or occurrence that has had a Material Adverse Effect, and
(d) if owned by a wholly-owned Subsidiary of the Borrower, such Subsidiary has executed and delivered a Guaranty; provided that so long as the Borrower is in compliance with Section 10.13 hereof, (x) the Borrower's interest in the 919 Third Avenue Property shall be deemed to be Unencumbered notwithstanding the existence of the Metropolitan Preferred Equity and Metropolitan's inability to provide a Guaranty so long as Total Unencumbered Value is reduced by the amount of the Metropolitan Preferred Equity and (y) the 120 Mineola Boulevard Property shall be deemed to be an Unencumbered Project notwithstanding Tower Mineola L.P.'s inability to provide a Guaranty (it being understood that no other assets owned directly or indirectly by Metropolitan or MOP shall be deemed to be an Unencumbered Project until the Metropolitan Conversion).

     "UNIFORM COMMERCIAL CODE" means the Uniform Commercial Code as enacted in the State of New York, as it may be amended from time to time.

     "UNSECURED INTEREST EXPENSE" means the interest expense paid, accrued or capitalized on the Total Unsecured Outstanding Indebtedness for the applicable period.

     "VALUATION NOI" means, the sum of (x) with respect to any office or industrial Project or any office or industrial Joint Venture (exclusive of projects under development), which has been owned by the Borrower for not less than four consecutive quarters, as of the first day of each fiscal quarter, an amount equal to the product of (i) NOI relating to such Project or the Borrower's pro rata share of such Joint Venture for the immediately preceding consecutive two fiscal quarters and (ii) two (2), (y) with respect to any office or industrial Project or Joint Venture, which has been owned by the Borrower for less than four consecutive quarters but which has achieved an occupancy rate of not less than 85% for the immediately preceding quarter (exclusive of projects under development), as of the first day of each quarter until such time as such Project or Joint Venture shall qualify under clause
(x) above, an amount equal to the product of (i) the NOI relating to such Project or the Borrower's pro rata share of such Joint Venture for the immediately preceding quarter, and (ii) four (4), and (z) until March 31, 2002, the NOI from the 919 Third Avenue Property, calculated on a pro forma basis for executed leases (i.e., at a rental rate deemed to be at the level of initial rent), provided that no Potential Event of Default or Event of Default has occurred and is continuing and that a Consolidated Business continues to hold the Secured Indebtedness on such property which provides for such Consolidated Business' receipt of 100% of the cash flow from such property. If a Consolidated Business fails to obtain the fee and ground leasehold interest to the 919 Third Avenue property by March 31, 2001, clause (z) above shall no longer apply and said property will thereafter be treated as a mortgage note for the purpose of calculating Total Value and the financial covenants contained in this Agreement until a Consolidated Business obtains fee title, provided, however, said property will not count toward the ten percent (10%) limitation on notes, notes receivable and other investments in Real Property set forth in clause (viii) of the definition of Total Value.

     An example of the foregoing calculation is set forth on EXHIBIT G hereto.

     1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "FROM" means "from and including" and the words "TO" and "UNTIL" each mean "to but excluding". Periods of days referred to in this Agreement shall be counted in calendar days unless Business Days are expressly prescribed. Any period determined hereunder by reference to a month or months or year or years shall end on the day in the relevant calendar month in the relevant year, if applicable, immediately preceding the date numerically corresponding to the first day of such period, provided that if such period commences on the last day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month during which such period is to end), such period shall, unless otherwise expressly required by the other provisions of this Agreement, end on the last day of the calendar month.

     1.3. ACCOUNTING TERMS. Subject to Section 14.4, for purposes of this Agreement, all accounting terms not otherwise defined herein shall have the meanings assigned to them in conformity with GAAP.

     1.4. OTHER TERMS. All other terms contained in this Agreement shall, unless the context indicates otherwise, have the meanings assigned to such terms by the Uniform Commercial Code to the extent the same are defined therein.

     1.5. RULES OF INTERPRETATION.

          (a) A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

          (b) The singular includes the plural and the plural includes the singular.

          (c) A reference to any law includes any amendment or modification to such law.

          (d) A reference to any Person includes its permitted successors and permitted assigns.

          (e) The words "include", "includes" and "including" are not limiting.

          (f) Reference to a particular "Section" refers to that section of this Agreement unless otherwise indicated, and reference to a particular "Exhibit" or "Schedule" refers to that exhibit or schedule to this Agreement unless otherwise indicated.

                                   ARTICLE II.
                          AMOUNTS AND TERMS OF LOANS

     2.1. COMMITTED LOANS.

          (a) Availability. Subject to the terms and conditions set forth in this Agreement, each Lender hereby severally and not jointly agrees to make revolving loans, in Dollars (each individually, a "COMMITTED LOAN" and, collectively, the "COMMITTED LOANS") to the Borrower from time to time during the Revolving Credit Period, in an amount not to exceed such Lender's

     Pro Rata Share of the Revolving Credit Availability at such time. The aggregate amount of Loans to be made hereunder together with the Letter of Credit Obligations with respect to the Borrower, shall not exceed Five Hundred Seventy-Five Million Dollars ($575,000,000). All Committed Loans comprising the same Borrowing under this Agreement shall be made by the Lenders simultaneously and proportionately to their then respective Pro Rata Shares, it being understood that no Lender shall be responsible for any failure by any other Lender to perform its obligation to make a Committed Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Committed Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.1(a) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date. Each requested Borrowing of Committed Loans funded on any Funding Date shall be in a principal amount of at least $3,000,000 and with integral multiples of $500,000; provided, however, that if the aggregate Revolving Credit Availability outstanding at the time of such requested Borrowing is less than $3,000,000, then the requested Borrowing shall be for the total amount of such outstanding aggregate Revolving Credit Availability.

          (b) Notice of Borrowing. When the Borrower desires to borrow under this Section 2.1, the Borrower shall deliver to the Administrative Agent a Notice of Borrowing, signed by it (x) no later than 12:00 noon (New York time) on the Business Day immediately preceding the proposed Funding Date, in the case of a Borrowing of Base Rate Loans and (y) no later than 11:00 a.m. (New York time) at least three (3) Business Days in advance of the proposed Funding Date, in the case of a Borrowing of Eurodollar Rate Loans; provided, however, that no more than two (2) Borrowings may be made within any five (5) Business Day period. Such Notice of Borrowing shall specify (i) the proposed Funding Date (which shall be a Business
     Day), (ii) the amount of the proposed Borrowing, (iii) the Revolving Credit Availability as of the date of such Notice of Borrowing, (iv), whether the proposed Borrowing will be of Base Rate Loans or Eurodollar Rate Loans, (v) in the case of Eurodollar Rate Loans, the requested Eurodollar Interest Period, (vi) instructions for the disbursement of the proceeds of the proposed Borrowing, (vii) an Officer's Certificate of the Borrower with respect to compliance with (including calculation thereof) Sections 10.11(a) and 10.11(e), and (viii) that no Potential Event of Default or Event of Default shall have occurred and be continuing or would result therefrom. Any Notice of Borrowing (or telephonic notice in lieu thereof) given pursuant to this Section 2.1(b) shall be irrevocable.

          (c) Making of Loans. (i) Promptly after receipt of a Notice of Borrowing under Section 2.1(b), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed Borrowing (which notice to the Lenders, in the case of a Borrowing of Eurodollar Rate Loans, shall be at least three
     (3) Business Days in advance of the proposed Funding Date for such Loans). Each Lender shall deposit an amount equal to its Pro Rata Share of the Borrowing requested by the Borrower with the Administrative Agent at its office in New York, New York, in immediately available funds, not later than 12:00 noon (New York time) on the respective Funding Date therefor. Subject to the fulfillment of the conditions precedent set forth in Section 6.1 or Section 6.2, as applicable, the Administrative Agent shall make the proceeds of such amounts received by it available to the Borrower at the Administrative Agent's office in New York, New York on such Funding Date (or on the date received if later than such Funding
     Date) and shall disburse such proceeds in accordance with the Borrower's disbursement instructions set forth in the applicable Notice of Borrowing. The failure of any Lender to deposit the amount described above with the Administrative Agent on the applicable Funding Date shall not relieve any other Lender of its obligations hereunder to make its Loan on such Funding Date In the event the conditions precedent set forth in Section 6.1 or 6.2 are not fulfilled as of the proposed Funding Date for any Borrowing, the Administrative Agent shall promptly return, by wire transfer of immediately available funds, the amount deposited by each Lender to such Lender.

          (ii) Unless the Administrative Agent shall have been notified by any Lender on the Business Day immediately preceding the applicable Funding Date in respect of any Borrowing that such Lender does not intend to fund its Loan requested to be made on such Funding Date, the Administrative Agent may assume that such Lender has funded its Loan and is depositing the proceeds thereof with the Administrative Agent on the Funding Date therefor, and the Administrative Agent in its sole discretion may, but shall not be obligated to, disburse a corresponding amount to the Borrower on the applicable Funding Date. If the Loan proceeds corresponding to that amount are advanced to the Borrower by the Administrative Agent but are not in fact deposited with the Administrative Agent by such Lender on or prior to the applicable Funding Date, such Lender agrees to pay, and in addition the Borrower, agrees to repay, to the Administrative Agent forthwith on demand such corresponding amount, together with interest thereon, for each day from the date such amount is disbursed to or for the benefit of the Borrower until the date such amount is paid or repaid to the Administrative Agent, at the average Federal Funds Rate for such period. If such Lender shall pay to the Administrative Agent the corresponding amount, the amount so paid shall constitute such Lender's

     Loan as of the Funding Date thereof, and if both such Lender and the Borrower shall pay and repay such corresponding amount, the Administrative Agent shall promptly pay to the Borrower such corresponding amount. This Section 2.1(c)(ii) does not relieve any Lender of its obligation to make its Loan on any applicable Funding Date.

         2.2.  COMPETITIVE BID LOANS.

          (a) The Competitive Bid Option. For so long as the Borrower shall maintain an Investment Grade Rating from at least two (2) Rating Agencies, one (1) of which shall be Moody's or S&P, from time to time during the Revolving Credit Period, the Borrower may, as set forth in this Section 2.2, request the Lenders during the Revolving Credit Period to make offers to make Competitive Bid Loans to the Borrower (a "COMPETITIVE BID QUOTE REQUEST"), such Competitive Bid Loan not to exceed, at such time (i) together with all Competitive Bid Loans then outstanding, $287,500,000 (which amount shall be decreased by an amount equal to 50% of any decrease in the Revolving Credit Commitments pursuant to Sections 4.1(b) or (d)), or (ii) the Revolving Credit Availability. Subject to the provisions of this Agreement, the Borrower may repay any outstanding Competitive Bid Loan on any day which is a Business Day and any amounts so repaid may be reborrowed, up to the amount available under this Section 2.2(a) at the time of such Borrowing, until the Business Day next preceding the Revolving Credit Termination Date. The Lenders may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section 2.2.

          (b) Competitive Bid Quote Request. When the Borrower wishes to request offers to make Competitive Bid Loans under this Section, the Borrower shall transmit to the Administrative Agent by telex or facsimile transmission a Competitive Bid Quote Request substantially in the form of EXHIBIT H hereto so as to be received not later than 10:30 A.M. (New York City time) on the fourth (4th) Business Day prior to the date of Borrowing proposed therein (or such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified to the Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction for which such change is to be effective) specifying:

          (i) the proposed date of Borrowing, which shall be a Business Day;

          (ii) the aggregate amount of such Borrowing, which shall be $20,000,000 or a larger multiple of $1,000,000 (which shall not exceed the Revolving Credit Availability);

          (iii) the duration of the Eurodollar Interest Period applicable thereto, subject to the provisions of Section 5.2(b); and

          (iv) the amount of all Competitive Bid Loans then outstanding (which, together with the requested Borrowing shall not exceed, in the aggregate, $287,500,000 (which amount shall be decreased by an amount equal to 50% of any decrease in the Commitments pursuant to Sections 4.1(b) or (d))).

The Borrower may request offers to make Competitive Bid Loans for one, two or three Eurodollar Interest Periods in a single Competitive Bid Quote Request. Borrower may not make more than two (2) Competitive Bid Quote Requests in any thirty-day period.

          (c) Invitation for Competitive Bid Quotes. Promptly upon receipt of a Competitive Bid Quote Request, the Administrative Agent shall send to the Lenders by telex or facsimile transmission an Invitation for Competitive Bid Quotes substantially in the form of EXHIBIT I hereto, which shall constitute an invitation by the Borrower to each Lender to submit Competitive Bid Quotes offering to make the Competitive Bid Loans to which such competitive Bid Quote Request relates in accordance with this Section.

          (d) Submission and Contents of Competitive Bid Quotes. (i) Each Lender may submit a Competitive Bid Quote containing an offer or offers to make Competitive Bid Loans in response to any Invitation for Competitive Bid Quotes. Each Competitive Bid Quote must comply with the requirements of this subsection (d) and must be submitted to the Administrative Agent by telex or facsimile transmission not later than 9:30 A.M. (New York City time) on the third (3rd) Business Day prior to the proposed date of Borrowing (or such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified the Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction for which such change is to be effective); provided that Competitive Bid Quotes submitted by the Administrative Agent (or any affiliate of the Administrative Agent) in the capacity of a Lender may be submitted, and may only be submitted, if the Administrative Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than one-quarter (1/4) hour prior to the deadline for the other Lenders. Any Competitive Bid Quote so made shall be irrevocable. Competitive Bid Loans to be funded pursuant to a Competitive Bid Quote may, as provided in Section 14.1(f), be funded by a Lender's Designated Bank. A Lender making a Competitive Bid Quote may, but shall not be required to, specify in its Competitive Bid Quote whether the related

     Competitive Bid Loans are intended to be funded by such Lender's Designated Bank, as provided in Section 14.1(f).

               (ii) Each Competitive Bid Quote shall be in substantially the form of EXHIBIT J hereto and shall in any case specify:

                    (A) the proposed date of Borrowing;

                    (B) the principal amount of the Competitive Bid Loan for
               which each such offer is being made, which principal amount (w) may be greater than or less than the Revolving Credit Commitment of the quoting Lender, (x) must be $5,000,000 or a larger multiple of $1,000,000 (or, if the Revolving Credit Availability then is less than $5,000,000, such lesser amount),
               (y) may not exceed the principal amount of Competitive Bid Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Competitive Bid Loans for which offers being made by such quoting Lender may be accepted;

                    (C) the margin above or below the applicable Eurodollar
               Rate (the "COMPETITIVE BID MARGIN") offered for each such Competitive Bid Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate offered for each Competitive Bid Loan; and

                    (D) the identity of the quoting Lender.

               (iii) Any Competitive Bid Quote shall be disregarded if it:

                    (A) is not substantially in conformity with EXHIBIT J
               hereto or does not specify all of the information required by subsection (d)(ii) above;

                    (B) except as provided in subsection (d)(ii)(B)(z) above,
               proposes terms other than or in addition to those set forth in the applicable Invitation for Competitive Bid Quotes; or

                    (C) arrives after the time set forth in subsection (d)(i)
               above.

          (e) Notice to Borrower. The Administrative Agent shall promptly notify the Borrower, of the terms (x) of any Competitive Bid Quote submitted by a Lender that is in accordance with subsection (d) and (y) of any

     Competitive Bid Quote that amends, modifies or is otherwise inconsistent with a previous Competitive Bid Quote submitted by such Lender with respect to the same Competitive Bid Quote Request. Any such subsequent Competitive Bid Quote shall be disregarded by the Administrative Agent unless such subsequent Competitive Bid Quote is submitted solely to correct a manifest error in such former Competitive Bid Quote. The Administrative Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Competitive Bid Loans for which offers have been received for each Interest Period specified in the related Competitive Bid Quote Request, (B) the principal amounts and Competitive Bid Margins so offered and (C) if applicable, limitations on the aggregate principal amount of Competitive Bid Loans for which offers in any single Competitive Bid Quote may be accepted.

          (f) Acceptance and Notice by Borrower. Not later than 11:00 A.M. (New York City time) on the third (3rd) Business Day prior to the proposed date of Borrowing (or such other time or date as the Borrower and the Administrative Agent shall have mutually agreed and shall have notified the Lenders not later than the date of the Competitive Bid Quote Request for the first LIBOR Auction for which such change is to be effective), the Borrower shall telephonically notify the Administrative Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e), and the Borrower shall confirm such telephonic notification in writing not later than the third Business Day prior to the proposed date of Borrowing. In the case of acceptance, such notice (a "NOTICE OF COMPETITIVE BID BORROWING"), whether telephonic or in writing, shall specify the aggregate principal amount of offers for each Eurodollar Interest Period that are accepted and shall be accompanied by an Officer's Certificate of the Borrower with respect to compliance with (including calculation of) Sections 10.11(a) and (e). The Borrower may accept any Competitive Bid Quote in whole or in part; provided that:

               (i) the aggregate principal amount of each Competitive Bid Loan Borrowing may not exceed the applicable amount set forth in the related Competitive Bid Quote Request;

               (ii) the principal amount of each Competitive Bid Loan Borrowing must be $20,000,000 or a larger multiple of $1,000,000 (or, if the Revolving Credit Availability then is less than $20,000,000, such lesser amount);

               (iii) acceptance of offers may only be made on the basis of ascending Competitive Bid Quotes; and

                  (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

               (g) Allocation by Administrative Agent. If offers are made by two or more Lenders with the same Competitive Bid Margins for a greater aggregate principal amount than the amount in respect of which such offers are permitted to be accepted for the related Eurodollar Interest Period, the principal amount of Competitive Bid Loans in respect of which such offers are accepted shall be allocated by the Administrative Agent among such Lenders as nearly as possible (in multiples of $1,000,000, as the Administrative Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers; provided, that the principal amount of such Competitive Bid Loans shall be allocated among such Lenders, in ascending order from those subject to the lowest Competitive Bid Margin to those subject to the highest Competitive Bid Margin, as applicable to provide to the Borrower the lowest effective cost based on offers accepted. Determinations by the Administrative Agent of the amounts of Competitive Bid Loans shall be conclusive in the absence of manifest error. The Administrative Agent shall notify the Borrower of all offers.

               (h) Notification by Administrative Agent. Upon receipt of the Borrower's Notice of Competitive Bid Borrowing in accordance with
          Section 2.2(f) hereof, the Administrative Agent shall, on the date such Notice of Competitive Bid Borrowing is received by the Administrative Agent, notify each Lender of the principal amount of the Competitive Bid Loan Borrowing accepted by the Borrower and of such Lender's share (if any) of such Competitive Bid Loan Borrowing and such Notice of Competitive Bid Borrowing shall not thereafter be revocable by the Borrower. A Lender who is notified that it has been selected to make a Competitive Bid Loan may designate its Designated Bank (if any) to fund such Competitive Bid Loan on its behalf, as described in Section 14.1(f). Any Designated Bank which funds a Competitive Bid Loan shall on and after the time of such funding become the obligee under such Competitive Bid Loan and be entitled to receive payment thereof when due. No Lender shall be relieved of its obligation to fund a Competitive Bid Loan, and no Designated Bank shall assume such obligation, prior to the time the applicable Competitive Bid Loan is funded.

               2.3. USE OF PROCEEDS OF LOANS AND LETTERS OF CREDIT. The proceeds of the Loans and the Letters of Credit issued for the account of the Borrower hereunder may be used for the purposes of:

               (a) investments in direct or indirect interests in industrial and office properties (and notes secured by such properties) located in the United States (and other assets which are incidental to portfolio acquisitions of predominantly office and industrial properties);

               (b) renovation and redevelopment of Properties owned and operated by the Borrower;

               (c) funding of TI Work and Tenant Allowances;

               (d)  financing  expansions,   renovations  and  new  construction
          related to Properties owned and operated by the Borrower;

               (e) refinancing of existing Indebtedness for borrowed money secured by Projects;

               (f) funding, directly or indirectly, of investments in and loans to Investment Funds, FrontLine Capital Group, Subsidiaries, Affiliates and Joint Ventures;

               (g) working capital needs of the Borrower;

               (h)  loans  to  Persons   in   connection   with  such   Person's
          contribution of real property to the Consolidated Businesses or Joint Ventures; and

               (i) payment and satisfaction of the Borrower's obligations under the Old Term Loan Agreement.

     2.4. REVOLVING CREDIT TERMINATION DATE; MATURITY OF COMPETITIVE BID LOANS. (a) The Revolving Credit Commitments shall terminate, and all outstanding Revolving Credit Obligations shall be paid in full (or, in the case of unmatured Letter of Credit Obligations, provision for payment in cash shall be made to the satisfaction of the Issuing Banks actually issuing Letters of Credit and the Requisite Lenders), on the Revolving Credit Termination Date. Each Lender's obligation to make Loans shall terminate on the Business Day next preceding the Revolving Credit Termination Date.

     (b) Each Competitive Bid Loan included in any Competitive Bid Loan Borrowing shall mature, and the principal amount thereof shall be due and payable, together with the accrued interest thereon, on the last day of the Eurodollar Interest Period applicable to such Borrowing.

     2.5. MAXIMUM CREDIT FACILITY. Notwithstanding anything in this Agreement to the contrary, in no event shall the aggregate principal amount of Revolving Credit Obligations exceed the Maximum Revolving Credit Amount.

     2.6. AUTHORIZED AGENTS. On the Closing Date and from time to time thereafter, the Borrower shall deliver to the Administrative Agent an Officer's Certificate setting forth the names of the employees and agents authorized to request Loans and Letters of Credit and to request a conversion/continuation of any Loan and containing a specimen signature of each such employee or agent. The employees and agents so authorized shall also be authorized to act for the Borrower in respect of all other matters relating to the Loan Documents. The Administrative Agent, the Documentation Agent, the Syndication Agent, the Arrangers, the Lenders and any Issuing Bank shall be entitled to rely conclusively on such employee's or agent's authority to request such Loan or Letter of Credit or such conversion/continuation until the Administrative Agent and the Arrangers receive written notice to the contrary. None of the Administrative Agent or the Arrangers shall have any duty to verify the authenticity of the signature appearing on any written Notice of Borrowing or Notice of Conversion/Continuation or any other document, and, with respect to an oral request for such a Loan or Letter of Credit or such conversion/continuation, the Administrative Agent and the Arrangers shall have no duty to verify the identity of any person representing himself or herself as one of the employees or agents authorized to make such request or otherwise to act on behalf of the Borrower. None of the Administrative Agent, the Arrangers or the Lenders shall incur any liability to the Borrower or any other Person in acting upon any telephonic or facsimile notice referred to above which the Administrative Agent or the Arrangers believe to have been given by a person duly authorized to act on behalf of the Borrower and the Borrower hereby indemnifies and holds harmless the Administrative Agent, each Arranger and each Lender from any loss or expense the Administrative Agent, the Arrangers or the Lenders might incur in acting in good faith as provided in this Section 2.6; provided, however, that Borrower shall not indemnify the applicable party for acts resulting from its own gross negligence or willful misconduct.

                                  ARTICLE III.
                               LETTERS OF CREDIT

     3.1. LETTERS OF CREDIT. Subject to the terms and conditions set forth in this Agreement, including, without limitation, Section 3.1(c)(ii), each Issuing Bank hereby severally agrees to issue for the account of the Borrower one or more Letters of Credit, subject to the following provisions:

     (a) Types and Amounts. An Issuing Bank shall not have any obligation to issue, amend or extend, and shall not issue, amend or extend, any Letter of Credit at any time:

     (i) if the aggregate Letter of Credit Obligations with respect to such Issuing Bank, after giving effect to the issuance, amendment or extension of the Letter of Credit requested hereunder, shall exceed any limit imposed by law or regulation upon such Issuing Bank;

     (ii) if, immediately after giving effect to the issuance, amendment or extension of such Letter of Credit, (1) the Letter of Credit Obligations at such time would exceed $100,000,000 or (2) the Revolving Credit Obligations at such time would exceed the Maximum Revolving Credit Amount at such time, or
(3) one or more of the conditions precedent contained in Sections 6.1 or 6.2, as applicable, would not on such date be satisfied, unless such conditions are thereafter satisfied and written notice of such satisfaction is given to such Issuing Bank by the Administrative Agent (and such Issuing Bank shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Sections 6.1 or 6.2, as applicable, have been satisfied);

     (iii) which has an expiration date later than the earlier of (A) the date one (1) year after the date of issuance (without regard to any automatic renewal provisions thereof) or (B) ten Business Days preceding the scheduled Revolving Credit Termination Date; or

     (iv) which is in a currency other than Dollars.

     (b) Conditions. In addition to being subject to the satisfaction of the conditions precedent contained in Sections 6.1 and 6.2, as applicable, the obligation of an Issuing Bank to issue, amend or extend any Letter of Credit is subject to the satisfaction in full of the following conditions:

     (i) if the Issuing Bank so requests, the Borrower shall have executed and delivered to such Issuing Bank and the Administrative Agent a Letter of Credit Reimbursement Agreement and such other documents and materials as may be required pursuant to the terms thereof; and

     (ii) the terms of the proposed Letter of Credit shall be satisfactory to the Issuing Bank in its sole discretion.

     (c) Issuance of Letters of Credit. (i) The Borrower shall give the Administrative Agent written notice that it requires the issuance a Letter of Credit not later than 11:00 a.m. (New York time) on the third (3rd) Business Day preceding the requested date for issuance thereof under this Agreement. Such notice shall be irrevocable unless and until such request is denied by the Issuing Bank and shall specify (A) that the requested Letter of Credit is either a Commercial Letter of Credit or a Standby Letter of Credit,
(B) the stated amount of the Letter of Credit requested, (C) the effective date (which shall be a Business Day) of issuance of such Letter of Credit, (D) the date on which such Letter of Credit is to expire (which shall be a Business Day and no later than ten Business Days preceding the scheduled Revolving Credit Termination Date), (E) the Person for whose benefit such Letter of Credit is to be issued, (F) other relevant terms of such Letter of Credit, (G) the Revolving Credit Availability at such time, and (H) the amount of the then outstanding Letter of Credit Obligations. Such request shall be accompanied by an Officer's Certificate of the Borrower with respect to compliance with (and calculation of) Sections 10.11(a) and (e).

     (ii) The Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of the issuance, amendment or extension of a Letter of Credit (which notice the Administrative Agent shall promptly transmit by telegram, facsimile transmission, or similar transmission to the Borrower and each Lender).

     (d) Reimbursement Obligations; Duties of Issuing Bank and other Lenders; Funding of a Loan.

     (i) Notwithstanding any provisions to the contrary in any Letter of Credit Reimbursement Agreement:

     (A) the Borrower shall reimburse each Issuing Bank for amounts drawn under its Letter of Credit, in Dollars, no later than the date (the "REIMBURSEMENT DATE") which is the earlier of (I) the time specified in the applicable Letter of Credit Reimbursement Agreement and (II) the date that payment has been made under such Letter of Credit by each Issuing Bank; and

     (B) all Reimbursement Obligations with respect to any Letter of Credit shall bear interest at the rate applicable to Base Rate Loans in accordance with Section 5.1(a) from the date of the relevant drawing under such Letter of Credit until the Reimbursement Date and thereafter at the rate applicable to Base Rate Loans in accordance with Section 5.1(d).

     (ii) Each Issuing Bank shall give the Administrative Agent written notice, or telephonic notice confirmed promptly thereafter in writing, of all drawings under a Letter of Credit and the payment (or the failure to pay when due) by the Borrower on account of a Reimbursement Obligation (which notice the Administrative Agent shall promptly transmit by telegram, facsimile transmission or similar transmission to each Lender).

     (iii) Solely as between the Issuing Bank and the other Lenders, in determining whether to pay under any Letter of Credit, the Issuing Bank shall have no obligation to the other Lenders other than to confirm that any documents required to be delivered under a respective Letter of Credit appear to have been delivered and that they appear on their face to comply with the requirements of such Letter of Credit.

     (iv) If any draft shall be presented or other demand for payment shall be made under any Letter of Credit, the Issuing Bank shall notify the Administrative Agent (and the Administrative Agent shall notify the Borrower and the Lenders) of the date and amount of the draft presented or demand for payment and of the date and time when it expects to pay such draft or honor such demand for payment, and, except as provided in this Section 3.1(d)(iv), the Borrower shall reimburse the Issuing Bank, as set forth in Section 3.1(d)(i) above. Notwithstanding anything contained in Section 3.1(d)(i) above or this Section 3.1(d)(iv) to the contrary, however, unless the Borrower shall have notified the Administrative Agent and the Issuing Bank prior to 11:00 a.m. (New York time) on the Business Day immediately prior to the date of such drawing that the Borrower intends to reimburse the Issuing Bank for the amount of such drawing with funds other than the proceeds of Committed Loans, the Borrower shall be deemed to have timely given a Notice of Borrowing pursuant to Section 2.1(b) to the Administrative Agent, requesting a Base Rate Loan on the date on which such drawing is honored and in an amount equal to the amount of such drawing. The Borrower may thereafter convert any such Base Rate Loan in accordance with Section 5.1(c). Each Lender shall, in accordance with
Section 2.1(c), make available such Lender's Pro Rata Share of such Borrowing to the Administrative Agent, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the Issuing Bank for the amount of such draw. In the event that any Lender fails to make available to the Administrative Agent the amount of such Lender's Pro Rata Share of such Borrowing on the date of the drawing, the Administrative Agent shall be entitled to recover such amount on demand from such Lender plus any additional amounts payable under Section 2.1(c)(ii) in the event of a late funding by a Lender.

     (e) Participations. (i) Immediately upon issuance by an Issuing Bank of any Letter of Credit in accordance with the procedures set forth in this Section 3.1, each Lender shall be deemed to have irrevocably and unconditionally purchased and received from that Issuing Bank, without recourse or warranty, an undivided interest and participation in such Letter of Credit to the extent of such Lender's Pro Rata Share, including, without limitation, all obligations of the Borrower with respect thereto (other than amounts owing to that Issuing Bank under Section 3.1) and any security therefor and guaranty pertaining thereto.

     (ii) If any Issuing Bank makes any payment under any Letter of Credit and the Borrower does not repay such amount to that Issuing Bank on the Reimbursement Date and a Base Rate Loan has not been made with respect to such payment pursuant to Section 3.1(d)(iv), that Issuing Bank shall promptly notify the Administrative Agent, which shall promptly notify each other Lender, and each Lender shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuing Bank, in immediately available funds, the amount of such Lender's Pro Rata Share of such payment (net of that portion of such payment, if any, made by such Issuing Bank in its capacity as an issuer of a Letter of Credit), and the Administrative Agent shall promptly pay to such Issuing Bank such amounts received by it, and any other amounts received by the Administrative Agent for such Issuing Bank's account, pursuant to this Section 3.1(e). If a Lender does not make its Pro Rata Share of the amount of such payment available to the Administrative Agent, such Lender agrees to pay to the Administrative Agent for the account of the Issuing Bank, forthwith on demand, such amount together with interest thereon at the interest rate then applicable to Base Rate Loans in accordance with Section 5.1(a). The failure of any Lender to make available to the Administrative Agent for the account of an Issuing Bank its Pro Rata Share of any such payment shall neither relieve any other Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuing Bank such other Lender's Pro Rata Share of any payment on the date such payment is to be made nor increase the obligation of any other Lender to make such payment to the Administrative Agent. Notwithstanding anything to the contrary set forth herein, the aggregate amount to be paid by any Lender with respect any drawing under a Letter of Credit (whether as a payment pursuant to this Section 3.1(e) or as a Loan pursuant to Section 3.1(d)(iv)) shall not exceed its Pro Rata Share of such drawing.

     (iii) Whenever an Issuing Bank receives a payment on account of a Reimbursement Obligation, including any interest thereon, as to which the Administrative Agent has previously received payments from any other Lender for the account of such Issuing Bank pursuant to this Section 3.1(e), such Issuing Bank shall promptly pay to the Administrative Agent and the Administrative Agent shall promptly pay to each other Lender an amount equal to such other Lender's Pro Rata Share thereof. Each such payment shall be made by such reimbursed Issuing Bank or the Administrative Agent, as the case may be, on the Business Day on which such Person receives the funds paid to such Person pursuant to the preceding sentence, if received prior to 11:00 a.m. (New York time) on such Business Day, and otherwise on the next succeeding Business Day.

     (iv) The Issuing Banks shall furnish the Lenders copies of any Letter of Credit, Letter of Credit Reimbursement Agreement, and related amendment to which such Issuing Bank is party and such other documentation as may be deemed reasonable.

     (v) The obligations of a Lender to make payments to the Administrative Agent for the account of any Issuing Bank with respect to a Letter of Credit shall be irrevocable, shall not be subject to any qualification or exception whatsoever except willful misconduct or gross negligence of such Issuing Bank, and shall be honored in accordance with this Article III (irrespective of the satisfaction of the conditions described in Sections 6.1 and 6.2, as applicable) under all circumstances, including, without limitation, any of the following circumstances:

     (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

     (B) the existence of any claim, setoff, defense or other right which the Borrower may have at any time against a beneficiary named in a Letter of Credit or any transferee of a beneficiary named in a Letter of Credit (or any Person for whom any such transferee may be acting), any Lender, or any other Person, whether in connection with this Agreement, any Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transactions between the account party and beneficiary named in any Letter of Credit);

     (C) any draft, certificate or any other document presented under any Letter of Credit having been determined to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

     (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

     (E) any failure by that Issuing Bank to make any reports required pursuant to Section 3.1(h) or the inaccuracy of any such report; or

     (F) the occurrence of any Event of Default or Potential Event of Default.

     (f) Payment of Reimbursement Obligations. (i) The Borrower unconditionally agrees to pay to each Issuing Bank, in Dollars, the amount of all Reimbursement Obligations, interest and other amounts payable to such Issuing Bank under or in connection with the Letters of Credit when such amounts are due and payable, irrespective of any claim, setoff, defense or other right which the Borrower may have at any time against any Issuing Bank or any other Person.

     (ii) In the event any payment by the Borrower received by an Issuing Bank with respect to a Letter of Credit and distributed by the Administrative Agent to the Lenders on account of their participations is thereafter set aside, avoided or recovered from such Issuing Bank in connection with any receivership, liquidation or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by such Issuing Bank, contribute such Lender's Pro Rata Share of the amount set aside, avoided or recovered together with interest at the rate required to be paid by such Issuing Bank upon the amount required to be repaid by it.

     (g) Letter of Credit Fee Charges. In connection with each Letter of Credit, Borrower hereby covenants to pay to the Administrative Agent the following fees each payable quarterly in arrears (on the first Business Day of each calendar quarter following the issuance of each Letter of Credit): (1) a fee for the account of the Lenders, computed daily on the amount of such Letter of Credit issued and outstanding at a rate per annum equal to the "Banks' L/C Fee Rate" (as hereinafter defined) and (2) a fee, for the Issuing Bank's own account, computed daily on the amount of such Letter of Credit issued and outstanding at a rate per annum equal to 0.125%. For purposes of this Agreement, the "BANKS' L/C FEE RATE" shall mean, at any time, a rate per annum equal to the Applicable Margin for Eurodollar Rate Loans then in effect. In addition, the Borrower shall pay to each Issuing Bank, solely for its own account, the standard charges assessed by such Issuing Bank in connection with the issuance, administration, amendment and payment or cancellation of Letters of Credit and such compensation in respect of such Letters of Credit for the Borrower's account as may be agreed upon by the Borrower and such Issuing Bank in writing from time to time.

     (h) Letter of Credit Reporting Requirement. Each Issuing Bank shall, no later than the tenth (10th) Business Day following the last day of each calendar quarter, provide to the Administrative Agent (who shall promptly provide to the Borrower and each other Lender) separate schedules for Commercial Letters of Credit and Standby Letters of Credit issued as Letters of Credit, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding to it at the end of each month and, to the extent not otherwise provided in accordance with the provisions of Section 3.1(c), any information requested by the Administrative Agent or the Borrower relating to the date of issue, account party, amount, expiration date and reference number of each Letter of Credit issued by it.

     (i) Indemnification; Exoneration. (i) In addition to all other amounts payable to an Issuing Bank, the Borrower hereby agrees to defend, indemnify, and save the Administrative Agent, each Issuing Bank, and each other Lender harmless from and against any and all claims, demands, liabilities, penalties, damages, losses (other than loss of profits), reasonable costs, reasonable charges and reasonable expenses (including reasonable attorneys' fees but excluding taxes) which the Administrative Agent, the Issuing Banks, or such other Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit other than as a result of the gross negligence or willful misconduct of the Issuing Bank, as determined by a court of competent jurisdiction, or (B) the failure of the Issuing Bank to honor a drawing under such Letter of Credit as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority.

     (ii) As between the Borrower on the one hand and the Lenders on the other hand, the Borrower assumes all risks of the acts and omissions of, or misuse of Letters of Credit by, the respective beneficiaries of the Letters of Credit. In furtherance and not in limitation of the foregoing, subject to the provisions of the Letter of Credit Reimbursement Agreements, the Administrative Agent, the Issuing Bank and the other Lenders shall not be responsible for: (A) the form, validity, legality, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for and issuance of the Letters of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged; (B) the validity, legality or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of a Letter of Credit to duly comply with conditions required in order to draw upon such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit or of the proceeds thereof; (G) the misapplication by the beneficiary of a Letter of Credit of the proceeds of any drawing under such Letter of Credit; and (H) any consequences arising from causes beyond the control of the Administrative Agent, the Issuing Banks or the other Lenders, other than any of the foregoing resulting from the gross negligence or willful misconduct of the Issuing Bank.

     3.2. OBLIGATIONS SEVERAL. The obligations of the Administrative Agent, each Issuing Bank, and each other Lender under this Article III are several and not joint, and no Issuing Bank or other Lender shall be responsible for the obligation to issue Letters of Credit or participation obligations hereunder, respectively, of any other Issuing Bank or other Lender.

                                   ARTICLE IV.
                           PAYMENTS AND PREPAYMENTS

     4.1. PREPAYMENTS; REDUCTIONS IN REVOLVING CREDIT COMMITMENTS.

     (a) Voluntary Prepayments. The Borrower may, at any time and from time to time, prepay the Loans, other than Competitive Bid Loans, in part or in their entirety, subject to the following limitations. The Borrower shall give at least three (3) Business Days prior written notice to the Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender) of any prepayment in the entirety to be made prior to the occurrence of an Event of Default, which notice of prepayment shall specify the date (which shall be a Business Day) of prepayment. When notice of prepayment is delivered as provided herein, the outstanding principal amount of the Loans on the prepayment date specified in the notice shall become due and payable on such prepayment date. Each voluntary partial prepayment of the Loans shall be in a minimum amount of $1,000,000 and in integral multiples of $500,000 in excess of that amount (or such lesser amount in the event the unpaid principal amount of any Loan is less than such minimum prepayment amount). Eurodollar Rate Loans may be prepaid in part or in their entirety only upon payment of the amounts described in Section 5.2(f). Notwithstanding anything contained in this Agreement to the contrary, Competitive Bid Loans may not be voluntarily prepaid without the consent of the Lender(s) making such Loans.

     (b) Voluntary Reductions In Revolving Credit Commitments. The Borrower may,
upon  at  least  three  (3)  Business   Days'  prior   written   notice  to  the
Administrative Agent (which the Administrative Agent shall promptly transmit to each Lender), at any time and from time to time, terminate in whole or permanently reduce in part the Revolving Credit Commitments, provided that (i) the Borrower shall have made whatever payment may be required to reduce the Revolving Credit Obligations to an amount less than or equal to the Revolving Credit Commitments as reduced, which amount shall become due and payable on the date specified in such notice and (ii) in the case of a reduction, the minimum Revolving Credit Commitments that shall remain outstanding shall be $100,000,000. Any partial reduction of the Revolving
Credit Commitments shall be in an aggregate minimum amount of $1,000,000 and integral multiples of $1,000,000 in excess of that amount, and shall reduce the Revolving Credit Commitment of each Lender proportionately in accordance with its Pro Rata Share. Any notice of termination or reduction given to the Administrative Agent under this Section 4.l(b) shall specify the date (which shall be a Business Day) of such termination or reduction and, with respect to a partial reduction, the aggregate principal amount thereof.

     (c) No Penalty. The prepayments and payments in respect of reductions and terminations described in clauses (a) and (b) of this Section 4.1 may be made without premium or penalty (except as provided in Section 5.2(f)).

     (d) Mandatory Prepayment. If at any time from and after the Closing Date, the Company, the Borrower, or any of its Consolidated Subsidiaries receives proceeds from the sale, transfer, assignment, conveyance or refinancing of an Unencumbered Project, the Borrower shall be required to prepay a portion of the Loans in an amount equal to the Net Cash Proceeds received by the Borrower or the Company or the Borrower's pro rata share of Net Cash Proceeds received by such Consolidated Subsidiary. If at any time from and after the Closing
Date: (i) the Company or the Borrower merges or consolidates with another Person and the Company or Borrower, as the case may be, is not the surviving entity and does not control the management of such surviving entity, or (ii) the Company, the Borrower, any of its Affiliates or Consolidated Subsidiaries or the Management Company ceases to provide property management and leasing services to at least 80% of the total number of Projects in which the Borrower has a direct ownership interest (the date any such event shall occur being the "PREPAYMENT DATE"), the Borrower shall be required to prepay the Loans in their entirety as if the Prepayment Date were the Revolving Credit Termination Date and, the Revolving Credit Commitments thereupon shall be terminated. The Borrower shall immediately make such prepayment together with interest accrued to the date of the prepayment on the principal amount prepaid and shall return or cause to be returned all Letters of Credit to the applicable Issuing Bank. In connection with the prepayment of any Loan prior to the maturity thereof, the Borrower shall also pay any applicable expenses pursuant to Section 5.2(f). Each such prepayment shall be applied to prepay ratably the Loans of the Lenders. Amounts prepaid pursuant to this Section 4.1(d) (other than amounts prepaid pursuant to the first sentence of this Section 4.1(d)) may not be reborrowed. As used in this Section 4.1(d) only, the phrase "sale, transfer, assignment or conveyance" shall not include (i) sales or conveyances among Borrower and any of its Consolidated Subsidiaries, or (ii) mortgages or other security interests secured by Real Property or other Property which are permitted under this Agreement. Such prepayment shall not affect any rights and remedies that the Agents and Lenders may otherwise have hereunder.

     4.2. PAYMENTS.

     (a) Manner and Time of Payment. All payments of principal of and interest on the Loans and Reimbursement Obligations and other Obligations (including, without limitation, fees and expenses) which are payable to the Administrative Agent, the Arrangers or any Lender shall be made without condition or reservation of right, in immediately available funds, delivered to the Administrative Agent not later than 12:00 noon (New York time) on the date and at the place due, to such account of the Administrative Agent (or such Arranger) as it may designate, for the account of the Administrative Agent, an Arranger, or such Lender, as the case may be; and funds received by the Administrative Agent (or such Arranger), including, without limitation, funds in respect of any Loans to be made on that date, not later than 12:00 noon (New York time) on any given Business Day shall be credited against payment to be made that day and funds received by the Administrative Agent (or such Arranger) after that time shall be deemed to have been paid on the next succeeding Business Day. Payments actually received by the Administrative Agent for the account of the Documentation Agent, the Syndication Agent and the Lenders, or any of them, shall be paid to them by the Administrative Agent promptly after receipt thereof.

     (b) Apportionment of Payments. (i) Subject to the provisions of Section 4.2(b)(v), all payments of principal and interest in respect of outstanding Loans, all payments in respect of Reimbursement Obligations, all payments of fees and all other payments in respect of any other Obligations, shall be allocated among such of the Lenders as are entitled thereto, in proportion to their respective Pro Rata Shares or otherwise as provided herein. Subject to the provisions of Section 4.2(b)(ii), all such payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrower shall be applied in the following order:

     (A) to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Chase for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

     (B) to pay all other Obligations then due and payable, and

     (C) as the Borrower so designates.

Unless otherwise designated by the Borrower, all principal payments in respect of its Committed Loans shall be applied first, to repay its outstanding Base Rate Loans, and then to repay its outstanding Eurodollar Rate Loans with those Eurodollar Rate Loans which have earlier expiring Eurodollar Interest Periods being repaid prior to those which have later expiring Eurodollar Interest Periods.

     (ii) After the occurrence of an Event of Default and while the same is continuing which results in an acceleration of the Obligations in accordance with Section 11.2, the Administrative Agent shall apply all payments in respect of any Obligations in the following order:

     (A) first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced on behalf of any Lender other than Chase for which the Administrative Agent has not then been reimbursed by such Lender or the Borrower;

     (B)  second,   to  pay   Obligations  in  respect  of  any  fees,   expense
reimbursements or indemnities then due to the Administrative Agent;

     (C) third, to pay principal of and interest on Letter of Credit Obligations (or, to the extent such Obligations are contingent, deposited with the Administrative Agent to provide cash collateral in respect of such Obligations);

     (D)  fourth,   to  pay   Obligations  in  respect  of  any  fees,   expense
reimbursements or indemnities then due to the Lenders;

     (E) fifth, to pay interest due in respect of Loans;

     (F) sixth, to the ratable payment or prepayment of principal outstanding on Loans; and

     (G) seventh, to the ratable payment of all other Obligations.

The order of priority set forth in this Section 4.2(b)(ii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the Lenders as among themselves. The order of priority set forth in clauses (A) and (B) of this Section 4.2(b)(ii) may be changed only with the prior written consent of the Administrative Agent.

     (iii) The Administrative Agent, in its sole discretion subject only to the terms of this Section 4.2(b)(iii), may pay from the proceeds of Loans made to the Borrower hereunder, whether made following a request by the Borrower pursuant to Section 2.1 or a deemed request as provided in this Section 4.2(b)(iii), all amounts payable by the Borrower hereunder, including, without limitation, amounts payable with respect to payments of principal, interest, Reimbursement Obligations and fees. The Borrower hereby irrevocably authorizes the Lenders to make Loans, which Loans shall be Base Rate Loans, in each case, upon notice from the Administrative Agent as described in the following sentence for the purpose of paying principal, interest, Reimbursement Obligations and fees due from the Borrower, and agrees that all such Loans so made shall be deemed to have been requested by it pursuant to Section 2.1 as of the date of the aforementioned notice. The Administrative Agent shall request Loans on behalf of the Borrower as described in the preceding sentence by notifying the Lenders by facsimile transmission or other similar form of transmission (which notice the Administrative Agent shall thereafter promptly transmit to the Borrower), of the amount and Funding Date of the proposed Borrowing and that such Borrowing is being requested on the Borrower's behalf pursuant to this Section 4.2(b)(iii). On the proposed Funding Date, the Lenders shall make the requested Loans in accordance with the procedures and subject to the conditions specified in Section 2.1.

     (iv) Subject to Section 4.2(b)(v), the Administrative Agent shall promptly distribute to each Arranger and each Lender at its primary address set forth on the appropriate signature page hereof or the signature page to the Assignment and Acceptance by which it became a Lender, or at such other address as a Lender may request in writing, such funds as such Person may be entitled to receive, subject to the provisions of Article XII; provided that the Administrative Agent shall under no circumstances be bound to inquire into or determine the validity, scope or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from the Requisite Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby.

     (v) In the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement (the funded portion of such Loan being hereinafter referred to as a "NON PRO RATA LOAN"), until the earlier of such Lender's cure of such failure and the termination of the Revolving Credit Commitments, the proceeds of all amounts thereafter repaid to the Administrative Agent by the Borrower and otherwise required to be applied to such Lender's share of all other Obligations pursuant to the terms of this Agreement shall be advanced to the Borrower by the Administrative Agent on behalf of such Lender to cure, in full or in part, such failure by such Lender, but shall nevertheless be deemed to have been paid to such Lender in satisfaction of such other Obligations. Notwithstanding anything in this Agreement to the contrary:

     (A) the foregoing provisions of this Section 4.2(b)(v) shall apply only with respect to the proceeds of payments of Obligations and shall not affect the conversion or continuation of Loans pursuant to Section 5.1(c);

     (B) a Lender shall be deemed to have cured its failure to fund its Pro Rata Share of any Loan at such time as an amount equal to such Lender's original Pro Rata Share of the requested principal portion of such Loan is fully funded to the Borrower, whether made by such Lender itself or by operation of the terms of this Section 4.2(b)(v), and whether or not the Non Pro Rata Loan with respect thereto has been repaid, converted or continued;

     (C) amounts advanced to the Borrower to cure, in full or in part, any such Lender's failure to fund its Pro Rata Share of any Loan ("CURE LOANS") shall bear interest at the Base Rate in effect from time to time, and for all other purposes of this Agreement shall be treated as if they were Base Rate Loans; and

     (D) regardless of whether or not an Event of Default has occurred or is continuing, and notwithstanding the instructions of the Borrower as to its desired application, all repayments of principal which, in accordance with the other terms of this Section 4.2, would be applied to its outstanding

Base Rate Loans shall be applied first, ratably to its Base Rate Loans constituting Non Pro Rata Loans, second, ratably to its Base Rate Loans other than those constituting Non Pro Rata Loans or Cure Loans and, third, ratably to its Base Rate Loans constituting Cure Loans.

     (c) Payments on Non-Business Days. Whenever any payment to be made by the Borrower hereunder or under the Notes is stated to be due on a day which is not a Business Day, the payment shall instead be due on the next succeeding Business Day (or, as set forth in Section 5.2(b)(iv), the next preceding Business Day).

     4.3. PROMISE TO REPAY; EVIDENCE OF INDEBTEDNESS.

     (a) Promise to Repay. The Borrower hereby agrees to pay when due the principal amount of each Loan which is made to it, and further agrees to pay all unpaid interest accrued thereon, in accordance with the terms of this Agreement and the Notes. The Borrower shall execute and deliver to each Lender on the Closing Date, a promissory note, in the form of EXHIBIT B-1 attached hereto with blanks appropriately completed, evidencing the Loans and thereafter shall execute and deliver such other promissory notes as are necessary to evidence the Loans made to it owing to the Lenders after giving effect to any assignment thereof pursuant to Section 14.1, all in the form of EXHIBIT B-1 attached hereto with blanks appropriately completed (all such promissory notes and all amendments thereto, replacements thereof and substitutions therefor being collectively referred to as the "BORROWER NOTES"; and "BORROWER NOTE" means any one of the Borrower Notes).

     (b) Loan Account. Each Lender shall maintain in accordance with its usual practice an account or accounts (a "LOAN ACCOUNT") evidencing the Indebtedness of the Borrower to such Lender resulting from each Loan owing to such Lender from time to time, including the amount of principal and interest payable and paid to such Lender from time to time hereunder and under the Notes.

     (c) Control Account. The Register maintained by the Administrative Agent pursuant to Section 14.1(c) shall include a control account, and a subsidiary account for each Lender, in which accounts (taken together) shall be recorded
(i) the date and amount of each Borrowing made hereunder, the type of Loan comprising such Borrowing and any Eurodollar Interest Period applicable thereto, (ii) the effective date and amount of each Assignment and Acceptance delivered to and accepted by it and the parties thereto, (iii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder or under the Notes and (iv) the amount of any sum received by the Administrative Agent from the Borrower hereunder and each Lender's share thereof.

     (d) Entries Binding. The entries made in the Register and each Loan Account shall be conclusive and binding for all purposes, absent manifest error.

     (e) No Recourse. Notwithstanding anything contained in this Agreement, any Note, or the Guaranties to the contrary, it is expressly understood and agreed that nothing herein or therein shall be construed as creating any liability on any Limited Partner, or any partner, officer, shareholder or director of any Limited Partner or any officer, trustee, member, director, or employee of the Borrower or any Guarantor, to pay any of the Obligations other than liability arising under applicable law from or in connection with (i) its own fraud or (ii) the misappropriation or misapplication by it of proceeds of the Loans; but nothing contained in this Section 4.3(e) shall be construed to prevent the exercise of any remedy allowed to the Administrative Agent, the Arrangers or the Lenders by law or by the terms of this Agreement or the other Loan Documents which does not relate to or result in such an obligation by any Limited Partner or such other Persons to pay money.

                                   ARTICLE V.
                               INTEREST AND FEES

         5.1.  INTEREST ON THE LOANS AND OTHER OBLIGATIONS.

     (a) Rate of Interest. All Loans and the outstanding principal balance of all other Obligations shall bear interest on the unpaid principal amount thereof from the date such Loans are made and such other Obligations are due and payable until paid in full, except as otherwise provided in Section 5.1(d), as follows:

          (i) If a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate, as in effect from time to time as interest accrues, plus (B) the then Applicable Margin for Base Rate Loans;

          (ii) If a Eurodollar Rate Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period, plus (B) the then Applicable Margin for Eurodollar Loans; and

          (iii) If a Competitive Bid Loan, at a rate per annum equal to the sum of (A) the Eurodollar Rate determined for the applicable Eurodollar Interest Period (determined as if the related Competitive Bid Loan were a Committed Loan which is Eurodollar Rate Loan) plus (B) the Competitive Bid Margin quoted by the Lender making such Competitive Bid Loan in accordance with Section 2.2.

The applicable basis for determining the rate of interest on the Loans shall be selected by the Borrower at the time a Notice of Borrowing or a Notice of Conversion/Continuation is delivered by the Borrower to the Administrative Agent; provided, however, the Borrower may not select the Eurodollar Rate as the applicable basis for determining the rate of interest on such a Loan if at the time of such selection an Event of Default has occurred and is continuing or if Eurodollar Rate Loans are not available pursuant to Section 5.2(d) or
(e). If on any day any Loan is outstanding with respect to which notice has not been timely delivered to the Administrative Agent in accordance with the terms of this Agreement specifying the basis for determining the rate of interest on that day, then for that day interest on that Loan shall be determined by reference to the Base Rate.

     (b) Interest Payments. (i) Interest accrued on each Loan, whether a Base Rate Loan, a Eurodollar Loan or a Competitive Bid Loan shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first day of each calendar month, commencing on the first such day following the making of such Loan, and on the last day of the applicable Eurodollar Interest Period with respect to a Competitive Bid Loan, (B) upon the payment or prepayment thereof in full or in part, and (C) if not theretofore paid in full, at maturity (whether by acceleration or otherwise) of such Loan.

     (ii) Interest accrued on the principal balance of all other Obligations shall be calculated on the last day of each calendar month and shall be payable in arrears (A) on the first Business Day of each calendar month, commencing on the first such day following the incurrence of such Obligation,
(B) upon repayment thereof in full or in part, and (C) if not theretofore paid in full, at the time such other Obligation becomes due and payable (whether by acceleration or otherwise).

     (c) Conversion or Continuation. (i) The Borrower shall have the option
(A) to convert at any time all or any part of outstanding Base Rate Loans to Eurodollar Rate Loans; (B) to convert all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date to Base Rate Loans on such expiration date; or (C) to continue all or any part of outstanding Eurodollar Rate Loans having Eurodollar Interest Periods which expire on the same date as Eurodollar Rate Loans, and the succeeding Eurodollar Interest Period of such continued Loans shall commence on such expiration date; provided, however, no such outstanding Loan may be continued as, or be converted into, a Eurodollar Rate Loan (i) if the continuation of, or the conversion into, would violate any of the provisions of Section 5.2 or (ii) if an Event of Default has occurred and is continuing. Any conversion into or continuation of Eurodollar Rate Loans under this
Section 5.1(c) shall be in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount, except in the case of a conversion into or a continuation of an entire Borrowing of Non Pro Rata Loans.

     (ii) To convert or continue a Committed Loan under Section 5.1(c)(i), the Borrower shall deliver a Notice of Conversion/Continuation to the Administrative Agent no later than 11:00 a.m. (New York time) at least three
(3) Business Days in advance of the proposed conversion/continuation date. A Notice of Conversion/ Continuation shall specify (A) the proposed conversion/continuation date (which shall be a Business Day), (B) the principal amount of the Committed Loan to be converted/continued, (C) whether such Loan shall be converted and/or continued, and (D) in the case of a conversion to, or continuation of, a Eurodollar Rate Loan, the requested Eurodollar Interest Period. Promptly after receipt of a Notice of Conversion/Continuation under this Section 5.1(c)(ii), the Administrative Agent shall notify each Lender by facsimile transmission, or other similar form of transmission, of the proposed conversion/continuation. Any Notice of Conversion/Continuation for conversion to, or continuation of, a Loan (or telephonic notice in lieu thereof) given pursuant to this Section 5.1(c)(ii) shall be irrevocable, and the Borrower shall be bound to convert or continue in accordance therewith. In the event no Notice of Conversion/Continuation is delivered as and when specified in this Section 5.1(c)(ii) with respect to outstanding Eurodollar Rate Loans, upon the expiration of the Eurodollar Interest Period applicable thereto, such Loans shall automatically be converted to a Base Rate Loan.

     (d) Default Interest. Notwithstanding the rates of interest specified in
Section 5.1(a) or elsewhere in this Agreement, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and other Obligations shall bear interest at a rate equal to (A) in the case of any Eurodollar Rate Loans outstanding as of the date of occurrence of any Event of Default, the sum of (x) the applicable Eurodollar Rate, plus (y) six percent (6.0%) per annum, and (B) in the case of any Base Rate Loan (including any Eurodollar Loan that is converted to a Base Rate Loan at maturity) the sum of
(x) the Base Rate, as in effect from time to time as interest accrues, plus
(y) five percent (5.0%) per annum.

     (e) Computation of Interest. Interest on all obligations shall be computed on the basis of the actual number of days elapsed in the period during which interest accrues and a year of 360 days. In computing interest on any Loan, the date of the making of such Loan or the first day of a Eurodollar Interest Period, as the case may be, shall be included and the date of payment or the expiration date of a Eurodollar Interest Period, as the case may be, shall be excluded.

     (f) Eurodollar Rate Information. Upon the request of the Borrower, the Administrative Agent shall promptly provide to the Borrower such information with respect to the applicable Eurodollar Rate as may be so requested.

     5.2. SPECIAL PROVISIONS GOVERNING EURODOLLAR RATE LOANS AND COMPETITIVE BID LOANS.

     (a) Amount of Eurodollar Rate Loans. Each Eurodollar Rate Loan shall be in a minimum principal amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount.

     (b) Determination of Eurodollar Interest Period. By giving notice as set forth in Section 2.1(b) (with respect to a Borrowing of Eurodollar

Rate Loans), Section 2.2 (with respect to a Borrowing of Competitive Bid Loans) or Section 5.1(c) (with respect to a conversion into or continuation of Eurodollar Rate Loans), the Borrower shall have the option, subject to the other provisions of this Section 5.2, to select an interest period (each, a "EURODOLLAR INTEREST PERIOD") to apply to the Loans described in such notice, subject to the following provisions:

          (i) The Borrower may only select, as to a particular Borrowing of Eurodollar Rate Loans, a Eurodollar Interest Period of one, two, three or six months in duration;

          (ii) The Borrower may only select, as to a particular Borrowing of Competitive Bid Loans, a Eurodollar Interest Period of one, two, or three months in duration;

          (iii) In the case of immediately successive Eurodollar Interest Periods applicable to a Borrowing of Eurodollar Rate Loans, each successive Eurodollar Interest Period shall commence on the day on which the next preceding Eurodollar Interest Period expires;

          (iv) If any Eurodollar Interest Period would otherwise expire on a day which is not a Business Day, such Eurodollar Interest Period shall be extended to expire on the next succeeding Business Day if the next succeeding Business Day occurs in the same calendar month, and if there will be no succeeding Business Day in such calendar month, such Eurodollar Interest Period shall expire on the immediately preceding Business Day;

          (v) The Borrower may not select a Eurodollar Interest Period as to any Loan if such Eurodollar Interest Period terminates later than the Revolving Credit Termination Date;

          (vi) The Borrower may not select a Eurodollar Interest Period with respect to any portion of principal of a Loan which extends beyond a date on which the Borrower is required to make a scheduled payment of such portion of principal of which the Borrower is aware on the date of such request, in the case of a payment pursuant to Section 4.1(d) hereof; and

          (vii) There shall be no more than ten (10) Eurodollar Interest Periods in effect at any one time with respect to Eurodollar Rate Loans.

     (c) Determination of Eurodollar Interest Rate. As soon as practicable on the second Business Day prior to the first day of each

Eurodollar Interest Period (the "EURODOLLAR INTEREST RATE DETERMINATION DATE"), the Administrative Agent shall determine (pursuant to the procedures set forth in the definition of "Eurodollar Rate") the interest rate which shall apply to the Eurodollar Rate Loans or Competitive Bid Loans for which an interest rate is then being determined for the applicable Eurodollar Interest Period and shall promptly give notice thereof (in writing or by telephone or by facsimile confirmed in writing) to the Borrower and to each Lender. The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding upon the Borrower.

     (d) Interest Rate Unascertainable, Inadequate or Unfair. In the event that at least one (1) Business Day before the Eurodollar Interest Rate Determination
Date:

     (i) the Administrative Agent is advised by the Reference Bank that deposits in Dollars (in the applicable amounts) are not being offered by the Reference Bank in the London interbank market for such Eurodollar Interest Period; or

     (ii) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurodollar Rate then being determined is to be fixed;

     (iii) the Requisite Lenders advise the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Loans comprising such Borrowing will not adequately reflect the cost to such Requisite Lenders of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lenders' Eurodollar Rate Loans in Dollars and for a period equal to such Eurodollar Interest Period; or

     (iv) the applicable Lender(s) advise the Administrative Agent that the Eurodollar Rate for Competitive Bid Loans comprising such Borrowing will not adequately reflect the cost to such Lender(s) of obtaining funds in Dollars in the London interbank market in the amount substantially equal to such Lender(s)' Competitive Bid Loans in Dollars and for a period equal to such Eurodollar Interest Period;

then the Administrative Agent shall forthwith give notice thereof to the Borrower and the Lenders, whereupon (until the Administrative Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist) the right of the Borrower to elect to have Loans bear interest based upon the Eurodollar Rate shall be suspended and each outstanding Eurodollar Rate Loan and Competitive Bid Loan shall be converted into a

Base Rate Loan on the last day of the then current Eurodollar Interest Period therefor, notwithstanding any prior election by the Borrower to the contrary.

     (e) Illegality. (i) If at any time any Lender determines (which determination shall, absent manifest error, be final and conclusive and binding upon all parties) that the making or continuation of any Eurodollar Rate Loan or Competitive Bid Loan has become unlawful or impermissible by compliance by that Lender with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful or would result in costs or penalties), then, and in any such event, such Lender may give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender.

     (ii) When notice is given by a Lender under Section 5.2(e)(i), (A) the Borrower's right to request from such Lender and such Lender's obligation, if any, to make Eurodollar Rate Loans to the Borrower shall be immediately suspended, and such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurodollar Rate Loans and (B) if the affected Eurodollar Rate Loan or Loans or Competitive Bid Loans are then outstanding, the Borrower shall immediately, or if permitted by applicable law, no later than the date permitted thereby, upon at least one (1) Business Day's prior written notice to the Administrative Agent and the affected Lender, convert each such Loan into a Base Rate Loan.

     (iii) If at any time after a Lender gives notice under Section 5.2(e)(i) such Lender determines that it may lawfully make Eurodollar Rate Loans, such Lender shall promptly give notice of that determination, in writing, to the Borrower and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrower's right to request, and such Lender's obligation, if any, to make Eurodollar Rate Loans to the Borrower shall thereupon be restored.

     (f) Compensation. In addition to all amounts required to be paid by the Borrower pursuant to Section 5.1 and Article XIII, the Borrower shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including, without limitation, any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurodollar Rate Loans or Competitive Bid Loans to the Borrower, but excluding any loss of Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a Borrowing, conversion into or continuation of Eurodollar Rate Loans and/or Competitive Bid Loans does not occur on a date specified therefor in a

Notice of Borrowing or a Notice of Conversion/Continuation given by the Borrower or in a telephonic request by it for borrowing or conversion/ continuation or a successive Eurodollar Interest Period does not commence after notice therefor is given pursuant to Section 5.1(c), other than pursuant to Sections 5.2(d) or (e), or (ii) if for any reason any Eurodollar Rate Loan is prepaid (other than pursuant to Section 5.2(d) or (e)) or converted on a date which is not the last day of the applicable Eurodollar Interest Period or
(iii) as a consequence of any failure by the Borrower to repay a Eurodollar Rate Loan or Competitive Bid Loan when required by the terms of this Agreement. The Lender making demand for such compensation shall deliver to the Borrower concurrently with such demand a written statement in reasonable detail as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

     (g) Booking of Eurodollar Rate Loans and Competitive Bid Loans. Any Lender may make, carry or transfer Eurodollar Rate Loans and Competitive Bid Loans at, to, or for the account of, its Eurodollar Lending Office or Eurodollar Affiliate or its other offices or Affiliates. No Lender shall be entitled, however, to receive any greater amount under Sections 4.2 or 5.2(f) or Article XIII as a result of the transfer of any such Eurodollar Rate Loan or Competitive Bid Loan to any office (other than such Eurodollar Lending Office) or any Affiliate (other than such Eurodollar Affiliate) than such Lender would have been entitled to receive immediately prior thereto, unless
(i) the transfer occurred at a time when circumstances giving rise to the claim for such greater amount did not exist and (ii) such claim would have arisen even if such transfer had not occurred.

     (h) Affiliates Not Obligated. No Eurodollar Affiliate or other Affiliate of any Lender shall be deemed a party to this Agreement or shall have any liability or obligation under this Agreement.

     (i) Adjusted Eurodollar Rate. Any failure by any Lender to take into account the Eurodollar Reserve Percentage when calculating interest due on Eurodollar Rate Loans or Competitive Bid Loans shall not constitute, whether by course of dealing or otherwise, a waiver by such Lender of its right to collect such amount for any future period.

     (j) Application of Mandatory Prepayments. The principal amount of any mandatory prepayment pursuant to Section 4.1(d) hereof, shall be applied, first, to the outstanding Base Rate Loans and then, to the outstanding Eurodollar Rate Loans. Unless the Borrower otherwise pays breakage costs in accordance with Section 5.2(f), the Administrative Agent shall hold such principal amounts allocated for prepayment of Eurodollar

Rate Loans until the end of the applicable Eurodollar Interest Periods) and, during the interim period, shall invest said sums in Cash Equivalents. Interest earned thereon shall be forwarded to the Borrower upon the payment of the Eurodollar Rate Loans at the end of said Eurodollar Interest Period. Interest shall continue to accrue on the principal amount of such Eurodollar Rate Loans until so paid.

     5.3. FEES.

     (a) Letter of Credit Fee. The Borrower shall pay to the Administrative Agent, for the account of the Lenders in proportion to their interests in respective undrawn Letters of Credit, a Letter of Credit Fee as more particularly set forth in Section 3.1(g) hereof.

     (b) Facility Fee. The Borrower shall pay to the Administrative Agent for the account of the Lenders based on their respective Pro Rata Shares, a facility fee on the Revolving Credit Commitments at the respective percentages per annum based upon the Borrower's Credit Rating in accordance with the following table:

           Range of
           the Borrower's
           Credit Rating
           (S&P/Moody's                   Facility Fee
           Ratings)                       (% per annum)
           ---------                      -------------
           A-/A3 or higher                        0.15
           BBB+/Baa1                              0.175
           BBB/Baa2                               0.20
           BBB-/Baa3                              0.20
           Below BBB-/Baa3 or unrated             0.375

The facility fee shall be payable quarterly, in arrears, on the first Business Day of each January, April, July and October, commencing on the first such day after the Closing Date. Any change in the Borrower's Credit Rating causing it to move into a different range on the table shall effect an immediate change in the applicable percentage per annum. The Borrower shall maintain Credit Ratings from at least two (2) Rating Agencies, one of which must be Moody's or S&P so long as such Persons are in the business of providing debt ratings for the REIT industry; provided that if the Borrower fails to maintain at least two Credit Ratings, the applicable percentage shall be based upon an S&P rating of less than BBB- in the table above. In the event that the Borrower's Credit Rating is such that the Rating Agencies' ratings are split between a higher and a lower rating, the applicable percentage per annum shall be based upon the lower of such two (2) Credit Ratings. In the event that the Borrower receives more than two (2) Credit Ratings and such Credit Ratings are not equivalent, the applicable fee shall be determined by the lower of the two (2) highest ratings, provided that each of said two (2) highest ratings shall be Investment Grade Ratings and at least one of which shall be an Investment Grade Rating from S&P or Moody's.

     Notwithstanding the foregoing, in the event that any Lender fails to fund its Pro Rata Share of any Loan requested by the Borrower which such Lender is obligated to fund under the terms of this Agreement, (A) such Lender shall not be entitled to any portion of the facility fee with respect to its Revolving Credit Commitment until such failure has been cured in accordance with Section 4.2(b)(v)(B) and (B) until such time, the facility fee shall accrue in favor of the Lenders which have funded their respective Pro Rata Shares of such requested Loan, and shall be allocated among such performing Lenders ratably based upon their relative Revolving Credit Commitments.

     (c) Competitive Bid Fee. Simultaneously with the delivery of each Notice of Competitive Bid Borrowing, the Borrower shall pay to the Administrative Agent for its own account, a fee equal to $2,500.

     (d) Calculation and Payment of Fees. All fees shall be calculated on the basis of the actual number of days elapsed in a 360-day year. All fees shall be payable in addition to, and not in lieu of, interest, compensation, expense reimbursements, indemnification and other Obligations. Fees shall be payable to the Administrative Agent at its office in New York, New York in immediately available funds unless otherwise set forth herein. All fees shall be fully earned and nonrefundable when paid. All fees due to any Arranger or any Lender, including, without limitation, those referred to in this Section 5.3, shall bear interest, if not paid when due, at the interest rate specified in
Section 5.1(d) and shall constitute Obligations.

                                   ARTICLE VI.
                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

     6.1. CONDITIONS PRECEDENT TO THE INITIAL LOANS AND LETTERS OF CREDIT. The obligation of each Lender on the Initial Funding Date to make


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any Loan requested to be made by it, and to issue Letters of Credit, shall be subject to the satisfaction of all of the following conditions precedent:

     (a) Documents. The Administrative Agent shall have received on or before the Initial Funding Date all of the following:

     (i) this Agreement, the Notes, and, to the extent not otherwise specifically referenced in this Section 6.1(a), all other Loan Documents and agreements, documents and instruments described in the List of Closing Documents attached hereto as EXHIBIT E and made a part hereof, each duly executed, and in form and substance satisfactory to the Agents; without limiting the foregoing, the Borrower hereby directs its counsel, Brown & Wood LLP to prepare and deliver to the Agents, the Lenders, and Bingham Dana LLP the legal opinions referred to in such List of Closing Documents; and

     (ii) such additional documentation as the Agents may reasonably request.

     (b) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received any notice that litigation is pending or threatened which is likely to (i) enjoin, prohibit or restrain the making of the Loans and/or the issuance of Letters of Credit on the Initial Funding Date or (ii) impose or result in the imposition of a Material Adverse Effect.

     (c) No Change in Condition. No change in the business, assets, management, operations, financial condition or prospects of the Borrower or any of its Properties shall have occurred since June 30, 2000 which change, in the judgment of the Administrative Agent and the Syndication Agent, will have a Material Adverse Effect.

     (d) Interim Liabilities and Equity. Except as disclosed to the Arrangers and the Lenders, since June 30, 2000, neither the Borrower nor the Company shall have (i) entered into any (as determined in good faith by the Administrative Agent and the Syndication Agent) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of the Borrower's business,
(ii) declared or paid any dividends or other distributions other than in the ordinary course of business, (iii) established compensation or employee benefit plans, or (iv) redeemed or issued any equity Securities, other than those described on SCHEDULE 6.1(D) hereto.

     (e) No Loss of Material Agreements and Licenses. Since June 30, 2000, no agreement or license relating to the business, operations or


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


employee relations of the Borrower or any of its Real Properties shall have been terminated, modified, revoked, breached or declared to be in default, the termination, modification, revocation, breach or default under which, in the reasonable judgment of the Administrative Agent and the Syndication Agent, would result in a Material Adverse Effect.

     (f) No Market Changes. Since the Closing Date no material adverse change shall have occurred in the conditions in the capital markets.

     (g) No Default. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the Loans or the issuance of any Letter of Credit.

     (h) Representations and Warranties. All of the representations and warranties contained in Sections 7.1, 9.12(b) and 9.14 and in any of the other Loan Documents shall be true and correct in all material respects on and as of the Initial Funding Date.

     (i) Termination of Old Term Loan Agreement. The Old Term Loan Agreement shall have been repaid in full and terminated.

     (j) Fees and Expenses Paid. There shall have been paid to the Administrative Agent, for the accounts of the Agents and the Lenders, as applicable, all fees due and payable on or before the Initial Funding Date and all expenses due and payable on or before the Initial Funding Date, including, without limitation, reasonable attorneys' fees and expenses, and other costs and expenses incurred in connection with the Loan Documents.

     6.2. CONDITIONS PRECEDENT TO ALL SUBSEQUENT LOANS AND LETTERS OF CREDIT. The obligation of each Lender to make any Loan requested to be made by it on any date after the Initial Funding Date and the agreement of each Lender to issue any Letter of Credit on any date after the Initial Funding Date shall be subject to the following conditions precedent as of each such date:

     (a) Representations and Warranties. As of such date, both before and after giving effect to the Loans to be made or the Letter of Credit to be issued on such date, all of the representations and warranties of the Borrower contained in Sections 7.1, 9.12(b) and 9.14 and all of the representations of the Borrower and the parties to the Guaranties in any other Loan Document (other than representations and warranties which expressly speak as of a different date) shall be true and correct in all material respects.


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


     (b) No Defaults. No Event of Default or Potential Event of Default shall have occurred and be continuing or would result from the making of the requested Loan or issuance of the requested Letter of Credit. Each of the Lenders shall have received the Officer's Certificate as provided in Section 2.1(b)(vii), 2.2(f) or 3.1(c).

     (c) No Legal Impediments. No law, regulation, order, judgment or decree of any Governmental Authority shall, and the Administrative Agent shall not have received from such Lender notice that, in the reasonable judgment of such Lender, litigation is pending or threatened which is likely to, enjoin, prohibit or restrain such Lender's making of the requested Loan or participation in or issuance of the requested Letter of Credit.

     (d) No Material Adverse Effect. The Borrower shall not have received written notice from the Requisite Lenders that an event has occurred since the date of this Agreement which has had and continues to have, or is reasonably likely to have, a Material Adverse Effect.

Each submission by the Borrower to the Administrative Agent of a Notice of Borrowing with respect to a Loan, each acceptance by the Borrower of the proceeds of each Loan made hereunder, each submission by the Borrower to a Lender of a request for issuance of a Letter of Credit and the issuance of such Letter of Credit, shall constitute a representation and warranty by the Borrower as of the Funding Date in respect of such Loan and the date of issuance of such Letter of Credit, that all the conditions contained in this
Section 6.2 have been satisfied or waived in accordance with Section 14.7 (it being understood that with respect to the condition set forth in Section 6.2(c), the same shall constitute a representation and warranty by the Borrower only to the extent that the Borrower shall have knowledge of any of the events set forth therein).

                                  ARTICLE VII.
                        REPRESENTATIONS AND WARRANTIES

     7.1. REPRESENTATIONS AND WARRANTIES OF THE BORROWER. In order to induce the Lenders to enter into this Agreement and to make the Loans and the other financial accommodations to the Borrower and to issue the Letters of Credit described herein, the Borrower hereby represents and warrants to each Lender that the following statements are true, correct and complete:

     (a) Organization; Powers. (i) The Borrower (A) is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, (B) is duly qualified to do business and is in


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


good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement, and (D) is a partnership for federal income tax purposes.

     (ii) The Company (A) is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, (B) is duly authorized and qualified to do business and is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing will have a Material Adverse Effect, and (C) has all requisite corporate power and authority to own, operate and encumber its Property and to conduct its business as presently conducted.

     (iii) True, correct and complete copies of the Organizational Documents of the Borrower and the Company identified on SCHEDULE 7.1-A have been delivered to Administrative Agent, each of which is in full force and effect, has not been modified or amended except to the extent set forth or indicated therein or as otherwise permitted hereby and, to the best of the Borrower's knowledge, there are no defaults under such Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents. Borrower shall update SCHEDULE 7.1-A from time to time in order to keep said Schedule true and correct.

     (iv) Neither the Borrower nor the Company is a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code.

     (b) Authority. (i) The Company has the requisite power and authority to execute and deliver this Agreement on behalf of the Borrower and each of the other Loan Documents which are required to be executed on behalf of the Borrower as required by this Agreement. The Company is the Person who has executed this Agreement and such other Loan Documents on behalf of the Borrower and is the sole general partner of the Borrower.

     (ii) The execution, delivery and performance of each of the Loan
Documents which must be executed in connection with this Agreement by the Borrower and to which the Borrower is a party and the consummation of the transactions contemplated thereby are within the Borrower's partnership powers, have been duly authorized by all necessary partnership action (and, in the case of the Company acting on behalf of the Borrower in connection therewith, all necessary corporate action of the Company) and such authorization has not been rescinded. No other partnership or corporate action or proceedings on the part of the Borrower or the Company is necessary to consummate such transactions.

     (iii) Each of the Loan Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes the Borrower's legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity regardless of whether enforcement is considered in a proceeding at law or in equity. Each of the Loan Documents to which Borrower is a party is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by the Company, the Borrower and the Borrower's Subsidiaries on or before the Initial Funding Date have been performed or complied with, and no Potential Event of Default or Event of Default exists.

     (c) Subsidiaries; Ownership of Capital Stock and Partnership Interests.
(i) SCHEDULE 7.1-C (A) contains a diagram indicating the corporate structure of the Company, the Borrower and any other Person in which the Company or the Borrower holds a direct or indirect partnership, joint venture or other equity interest indicating the nature of such interest with respect to each Person included in such diagram; and (B) accurately sets forth (1) the correct legal name of such Person, the jurisdiction of its incorporation or organization and the jurisdictions in which it is qualified to transact business as a foreign corporation, or otherwise, and (2) the authorized, issued and outstanding shares or interests of each class of equity Securities of the Company, the Borrower and the Subsidiaries of the Borrower, and (3) the ownership interest of the Borrower, the Company and the Subsidiaries of the Borrower in all Joint Ventures. None of such issued and outstanding Securities is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options (other than Permitted Securities options) outstanding with respect to such Securities, except as noted on SCHEDULE 7.1-C. The outstanding Capital Stock of the Company is duly authorized, validly issued, fully paid and nonassessable and the outstanding Securities of the Borrower and its Subsidiaries are duly authorized and validly issued. Attached hereto as part of SCHEDULE 7.1-C is a true, accurate and complete copy of the Borrower Partnership Agreement as in effect on the Closing Date and such Partnership Agreement has not been amended, supplemented, replaced, restated or otherwise modified in any respect since the Closing Date, except as otherwise permitted hereby. Borrower shall update SCHEDULE 7.1-C as of the first day of each fiscal quarter, and shall deliver the same together with the Quarterly Compliance Certificates, to the extent required, in order to keep said Schedule true and correct.


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


     (ii) Except where failure would not have a Material Adverse Effect, each of the Subsidiaries of the Borrower: (A) is a corporation or partnership, as indicated on SCHEDULE 7.1-C, duly organized or formed, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would have a Material Adverse Effect, and (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.

     (iii) As to each Guarantor, a provision similar, as applicable to (a),
(b) and (c) above shall be included in each such Subsidiary's Guaranty, and the Borrower shall be deemed to make for itself and on behalf of such Subsidiary a representation as to such provisions.

     (d) No Conflict. The execution, delivery and performance of each of the Loan Documents to which the Borrower, the Company or any Guarantor is a party, respectively, do not and will not (i) conflict with the Organizational Documents of the Borrower, the Company or such Guarantor, as the case may be,
(ii) conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under any Requirement of Law or material Contractual Obligation of the Borrower, the Company or such Guarantor, as the case may be, or require termination of any such material Contractual Obligation which would subject the Administrative Agent or any of the other Lenders to any liability, (iii) result in or require the creation or imposition of any Lien whatsoever upon any of the Property or assets of the Borrower, the Company or such Guarantor, as the case may be, or (iv) require any approval of shareholders of the Company (other than such approvals that have been obtained and are in full force and effect).

     (e) Governmental Consents. The execution, delivery and performance of each of the Loan Documents to which the Borrower, the Company or any Guarantor is a party do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by any Governmental Authority, except filings, consents or notices which have been made, obtained or given.

     (f) Governmental Regulation. Neither of the Borrower or the Company is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, or the Investment Company Act of 1940, or any other federal or state statute or regulation which limits its ability to incur indebtedness as contemplated by this Agreement.

     (g) Financial Position. Complete and accurate copies of the following financial statements and materials have been delivered to the Administrative
Agent: annual unaudited financial statements of the Borrower, annual audited financial statements of the Company for the fiscal year ended December 31, 1999 and unaudited financial statements of the Company for the fiscal quarter ended June 30, 2000. All annual financial statements of the Borrower shall be accompanied by an Officer's Certificate of the Borrower, and shall be certified by the Chief Financial Officer of the Borrower as fairly presenting in all material respects the financial position of the Borrower. All financial statements included in such materials were prepared in all material respects in conformity with GAAP, except as otherwise noted therein, and fairly present in all material respects the respective consolidated financial positions, and the consolidated results of operations and cash flows for each of the periods covered thereby of the Borrower and the Company as at the respective dates thereof. Neither the Borrower nor the Company has any Contingent Obligation, contingent liability or liability for any taxes, long-term leases or commitments not reflected in its financial statements delivered to the Administrative Agent on or prior to the Closing Date or otherwise disclosed to the Administrative Agent and the Lenders in writing on or prior to the Closing Date, which will have a Material Adverse Effect.

     (h) Indebtedness. SCHEDULE 7.1-H sets forth, as of June 30, 2000, all Indebtedness for borrowed money of each of the Borrower, the Company and their respective Subsidiaries and, except as set forth on SCHEDULE 7.1-H, there are no defaults in the payment of principal of or interest on any such Indebtedness and no payments thereunder have been deferred or extended beyond their stated maturity and there has been no material change in the type or amount of such Indebtedness (except for the repayment of certain Indebtedness) since June 30, 2000.

     (i) Litigation; Adverse Effects. Except as set forth in SCHEDULE 7.1-I, as of the Closing Date, there is no action, suit, proceeding, investigation or arbitration before or by any Governmental Authority or private arbitrator pending or, to the knowledge of the Borrower, threatened against the Company, the Borrower or any of their respective Subsidiaries, or any Property of any of them (i) challenging the validity or the enforceability of any of the Loan Documents, (ii) which will result in any Material Adverse Effect, or (iii) under the Racketeering Influenced and Corrupt Organizations Act or any similar federal or state statute where such Person is a defendant in a criminal indictment that provides for the forfeiture of assets to any Governmental Authority as a potential criminal penalty. There is no material loss contingency within the meaning of GAAP which has not been reflected in the consolidated financial statements of the Company and the

Borrower. None of the Company, the Borrower or any Subsidiary of the Borrower is (A) in violation of any applicable Requirements of Law which violation will have or is reasonably likely to have a Material Adverse Effect, or (B) in default with respect to any final judgment, writ, injunction, restraining order or order of any nature, decree, rule or regulation of any court or Governmental Authority which will have a Material Adverse Effect.

     (j) No Material Adverse Effect. Since June 30, 2000, there has occurred no event which has had a Material Adverse Effect.

     (k) Intentionally Omitted.

     (l) Payment of Taxes. All material tax returns, reports and similar statements or filings of the Company, the Borrower and their respective Subsidiaries required to be filed have been timely filed (or extensions to file have been obtained), and, except for Customary Permitted Liens, all material taxes, assessments, fees and other charges of Governmental Authorities thereupon and upon or relating to their respective Properties, assets, receipts, sales, use, payroll, employment, income, licenses and franchises which are shown in such returns or reports to be due and payable have been paid, except to the extent (i) such taxes, assessments, fees and other charges of Governmental Authorities are being contested in good faith by an appropriate proceeding diligently pursued as permitted by the terms of
Section 9.4 and (ii) such taxes, assessments, fees and other charges of Governmental Authorities pertain to Property of the Borrower or any of its Subsidiaries and the non-payment of the amounts thereof would not, individually or in the aggregate, result in a Material Adverse Effect. All other material taxes (including, without limitation, real estate taxes), assessments, fees and other governmental charges upon or relating to the respective Properties of the Borrower and its Subsidiaries which are due and payable have been paid, except for Customary Permitted Liens and except to the extent described in clauses (i) and (ii) hereinabove. The Borrower has no knowledge of any proposed tax assessment against the Borrower, any of its Subsidiaries, or any of the Projects that will have or is reasonably likely to have a Material Adverse Effect.

     (m) Performance. To the knowledge of the Borrower, neither the Company, the Borrower nor any of their Subsidiaries has received any written notice or citation, nor has actual knowledge, that (i) it is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any Contractual Obligation applicable to it, or (ii) any condition exists which, with the giving of notice or the lapse of time or both, would constitute a default with respect to any such Contractual


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


Obligation; in each case, except where such default or defaults, if any, will not have a Material Adverse Effect.

     (n) Disclosure. The representations and warranties of the Borrower and the Guarantors contained in the Loan Documents, and all certificates and other documents delivered to the Administrative Agent or any Lender pursuant to the terms thereof, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, taken as a whole, not misleading. Notwithstanding the foregoing, the Lenders acknowledge that the Borrower shall not have liability under this clause (n) with respect to its projections of future events or for any financial projections.

     (o) Requirements of Law. The Borrower and each of its Subsidiaries is in compliance with all Requirements of Law applicable to it and its respective businesses and Properties, in each case where the failure to so comply individually or in the aggregate will have a Material Adverse Effect.

     (p) Environmental Matters.

     (i) Except as disclosed on SCHEDULE 7.1-P (the Borrower shall update
SCHEDULE 7.1-P as of the first day of each fiscal quarter, and deliver the same together with the Quarterly Compliance Certificates, to the extent required, in order to keep said Schedule true and correct):

     (A) the operations of the Borrower, each of its Subsidiaries, and their respective Properties comply with all applicable Environmental, Health or Safety Requirements of Law, except to the extent any failure to do so would not have a Material Adverse Effect;

     (B) the Borrower and each of its Subsidiaries have obtained all material environmental, health and safety Permits necessary for their respective operations, and all such Permits are in good standing and the holder of each such Permit is currently in compliance with all terms and conditions of such Permits, except to the extent any failure to do so would not have a Material Adverse Effect;

     (C) to the knowledge of the Borrower, none of the Borrower, its Subsidiaries or any of their respective present or past Properties or operations are subject to or are the subject of any investigation of any Governmental Authority, judicial or administrative proceeding, order, judgment or decree, negotiations, agreement or settlement respecting (I) any Remedial Action, (II) any Claims or Liabilities and Costs arising from the Release or threatened Release of a Contaminant into the environment, or (III) any violation of or liability under any Environmental, Health or Safety Requirement of Law, except to the extent none of the foregoing would have a Material Adverse Effect;

     (D) none of Borrower or any of its Subsidiaries has filed any notice under any applicable Requirement of Law (I) reporting a Release of a Contaminant; (II) indicating past or present treatment, storage or disposal of a hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent; or (III) reporting a violation of any applicable Environmental, Health or Safety Requirement of Law with respect to any of the foregoing, the substance of which would have a Material Adverse Effect;

     (E) none of the Borrower's or any of its Subsidiaries' present or past Property is listed or, to the knowledge of the Borrower, proposed for listing on the National Priorities List ("NPL") pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List ("CERCLIS") or any similar state list of sites requiring Remedial Action;

     (F) to the knowledge of the Borrower, none of the Borrower or any of its Subsidiaries has sent or directly arranged for the transport of any waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list;

     (G) to the best of the Borrower's knowledge, there is not now, and to the Borrower's knowledge there has never been, on or in any Project (I) any treatment, recycling, storage away from the site of generation or disposal of any hazardous waste, as that term is defined under 40 C.F.R. Part 261 or any state equivalent, (II) any solid waste management facility, (III) any underground storage tanks the presence or use of which is in violation of applicable Environmental, Health or Safety Requirements of Law, (IV) any asbestos-containing material which, in its present state, such Person has any reason to believe could subject such Person or its Property to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect; or (V) any polychlorinated biphenyls (PCB) used in hydraulic oils, electrical transformers or other Equipment, which, in any such case, would subject the Borrower or its Subsidiaries or their respective Properties to Liabilities and Costs arising out of or relating to environmental, health or safety matters that would result in a Material Adverse Effect;

     (H) to the knowledge of the Borrower, none of the Borrower or any of its Subsidiaries has received any notice or Claim to the effect that any of such Persons is or may be liable to any Person as a result of the Release or threatened Release of a Contaminant into the environment which would result in a Material Adverse Effect;

     (I) none of the Borrower or any of its Subsidiaries has any contingent liability in connection with any Release or threatened Release of any Contaminants into the environment which will result in a Material Adverse Effect;

     (J) no Environmental Lien has attached to any Property of the Borrower or any of its Subsidiaries (other than those otherwise permitted hereunder) or which do not constitute an Event of Default; and

     (K) no Property of the Borrower or any of its Subsidiaries is subject to any Environmental Property Transfer Act, or to the extent such acts are applicable to any such Property, the Borrower and/or such Subsidiary whose Property is subject thereto has complied in all material respects with the requirements of such acts.

     (q) ERISA. Neither the Borrower nor any ERISA Affiliate maintains or contributes to any Benefit Plan or Multiemployer Plan other than those listed on SCHEDULE 7.1-Q hereto. Each Plan which is intended to be qualified under
Section 401(a) of the Internal Revenue Code as currently in effect has been determined by the IRS to be so qualified, and each trust related to any such Plan has been determined to be exempt from federal income tax under Section 501(a) of the Internal Revenue Code as currently in effect. Except as disclosed in SCHEDULE 7.1-Q, neither the Borrower nor any of its Subsidiaries maintains or contributes to any employee welfare benefit plan within the meaning of Section 3(1) of ERISA that provides benefits to employees after termination of employment other than as required by Section 601 of ERISA. The Borrower and each of its Subsidiaries is in compliance in all material respects with the responsibilities, obligations and duties imposed on it by ERISA, the Internal Revenue Code and regulations promulgated thereunder with respect to all Plans. No Benefit Plan has incurred any accumulated funding deficiency (as defined in Sections 302(a)(2) of ERISA and 412 (a) of the Internal Revenue Code) whether or not waived. Neither the Borrower nor any ERISA Affiliate nor any fiduciary of any Plan which is not a Multiemployer Plan (i) has engaged in a nonexempt prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code or
(ii) has taken or failed to take any action which would constitute or result in an ERISA Termination Event. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4063, 4064, or 4204 of ERISA which would have a Material Adverse Effect. Neither the Borrower nor any ERISA Affiliate is subject to any liability under Sections 4069 or 4212 (c) of ERISA or has incurred any liability to the PBGC which remains outstanding other than the payment of premiums, and there are no premium payments which have become due which are unpaid. Schedule B to the most recent annual report filed with the IRS with respect to each Benefit Plan has been furnished to the Administrative Agent and is complete and accurate in all material respects. Since the date of each such Schedule B, there has been no material adverse change in the funding status or financial condition of the Benefit Plan relating to such Schedule B. Neither the Borrower nor any ERISA Affiliate has
(i) failed to make a required contribution or payment to a Multiemployer Plan or (ii) made a complete or partial withdrawal under Sections 4203 or 4205 of ERISA from a Multiemployer Plan which would have a Material Adverse Effect. Neither the Borrower, nor any ERISA Affiliate has failed to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment. Neither the Borrower nor any ERISA Affiliate is required to provide security to a Benefit Plan under Section 401(a)(29) of the Internal Revenue Code due to a Benefit Plan amendment that results in an increase in current liability for the plan year. Except as disclosed on SCHEDULE 7.1-Q, which shall be updated by Borrower as of the first day of each fiscal quarter, to the extent required, neither the Borrower nor any of its Subsidiaries has, by reason of the transactions contemplated hereby, any obligation to make any payment to any employee pursuant to any Plan or existing contract or arrangement.

     (r) Securities Activities. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock except as described on SCHEDULE 7.L-R.

     (s) Solvency. After giving effect to the Loans to be made on the Initial Funding Date or such other date as Loans requested hereunder


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are made, and the disbursement of the proceeds of such Loans pursuant to the
Borrower's instructions, the Borrower and each Guarantor is Solvent.

     (t) Insurance. SCHEDULE 7.1-T accurately sets forth as of the Closing Date all insurance policies and programs currently in effect with respect to the respective Property and assets and business of the Borrower and its Subsidiaries, specifying for each such policy and program, (i) the amount thereof, (ii) the risks insured against thereby, (iii) the name of the insurer and each insured party thereunder, (iv) the policy or other identification number thereof, and (v) the expiration date thereof. The Borrower has delivered to the Administrative Agent copies of all insurance policies set forth on SCHEDULE 7.1-T. Such insurance policies and programs are currently in full force and effect, in compliance with the requirements of Section 9.5 hereof and, together with payment by the insured of scheduled deductible payments, are, to the knowledge of the Borrower, in amounts which should reasonably be expected to be sufficient to cover the replacement value of the respective Property and assets of the Borrower and/or its Subsidiaries. Borrower shall update SCHEDULE 7.1-T, which shall be updated by Borrower annually, to the extent required, in order to keep said Schedule true and correct (or more frequently if an insurance policy or program shall be terminated and/or replaced).

     (u) REIT Status. The Company qualifies as a REIT under the Internal Revenue Code.

     (v) Ownership of Projects, Joint Ventures and Property. Ownership of all wholly owned Projects, Joint Ventures and other Property of the Consolidated Businesses is held by the Borrower and its Subsidiaries and is not held directly by the Company.

     (w) Title to Properties. The Borrower, the Guarantors and their respective Subsidiaries that own Real Property each has good title to all of its respective Real Property purported to be owned by it, including, without limitation, that:

     (a) Either (i) the Borrower or (ii) a Guarantor is the owner of or the holder of a fee or ground leasehold interest (under an effective ground lease) in the Unencumbered Projects which are wholly-owned by the Borrower and the Consolidated Businesses (other than the 919 Third Avenue Property and the 120 Mineola Boulevard Property), free from any Lien, except for Customary Permitted Liens, or preferred equity interest, except the Metropolitan Preferred Equity.


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     (b) The Company, the Borrower and their Consolidated Subsidiaries will, as of the Closing Date, own all of the assets as reflected in the financial statements of the Borrower and the Company described in Section 7.1(g) or acquired since the date of such financial statements (except property and assets sold or otherwise disposed of in the ordinary course of business since that date).

                                  ARTICLE VIII.
                              REPORTING COVENANTS

     The Borrower covenants and agrees that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent thereto:

     8.1. BORROWER ACCOUNTING PRACTICES. The Borrower shall maintain, and cause each of its consolidated Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of consolidated financial statements in conformity with GAAP.

     8.2. FINANCIAL REPORTS. The Borrower shall deliver or cause to be delivered to the Administrative Agent (with copies for each of the Lenders):

     (a) Quarterly Reports.

     (i) Borrower Quarterly Financial Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), a consolidated balance sheet of the Borrower and the related consolidated statements of income and cash flow of the Borrower (to be prepared and delivered quarterly in conjunction with the other reports delivered hereunder at the end of each fiscal quarter) for each such fiscal quarter, and, in comparative form, the corresponding figures for the corresponding dates and periods of the previous Fiscal Year, certified by an Authorized Financial Officer of the Borrower as fairly presenting in all material respects the consolidated financial position of the Borrower as of the dates indicated and the consolidated results of its operations and cash flow for the months indicated in accordance with GAAP, subject to normal adjustments.


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     (ii) Company Quarterly Financial Reports. As soon as practicable, and in any event within forty-five (45) days after the end of each fiscal quarter in each Fiscal Year (other than the last fiscal quarter in each Fiscal Year), the Financial Statements of the Company and its consolidated Subsidiaries on Form 10-Q as at the end of such period and a report setting forth in comparative form the corresponding figures for the corresponding dates and period of the previous Fiscal Year, certified by an Authorized Financial Officer of the Company as fairly presenting in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the date indicated and the consolidated results of their operations and cash flow for the period indicated in accordance with GAAP, subject to normal adjustments.

     (iii) Quarterly Compliance Certificates. Together with each delivery of any quarterly report pursuant to paragraph (a)(i) of this Section 8.2, Officer's Certificates of the Borrower and the Company in the form of EXHIBIT F hereto (the "QUARTERLY COMPLIANCE CERTIFICATES"), signed by the Borrower's and the Company's respective Authorized Financial Officers representing and certifying (1) that the Authorized Financial Officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the consolidated financial condition of the Company and its Consolidated Subsidiaries, for the fiscal quarter covered by such reports, that such review has not disclosed the existence during or at the end of such fiscal quarter, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, the nature and period of existence thereof and what action the Company and/or the Borrower or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto; (2) the calculations in the form of EXHIBIT G hereto for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Sections 9.9, 9.11, 10.2, 10.6, 10.7, 10.11, and 10.12 hereof and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness, including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Total Adjusted EBITDA, and (5) a schedule of Adjusted Unencumbered NOI.

     (b) Annual Reports.


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


     (i) Borrower Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, the Financial Statements of the Borrower and its respective Subsidiaries as at the end of such Fiscal Year, accompanied by an Officer's Certificate of the Borrower, signed by the Chief Financial Officer of the Borrower, that the Financial Statements fairly present in all material respects the consolidated financial position of the Borrower and its respective Subsidiaries as of the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP consistently applied, and which Officer's Certificate shall explain any inconsistencies between the Financial Statements of the Borrower and the Financial Statements of the Company.

     (ii) Company Financial Statements. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, (i) the Financial Statements of the Company and its consolidated Subsidiaries on Form 10-K as at the end of such Fiscal Year and a report setting forth in comparative form the corresponding figures from the consolidated Financial Statements of the Company and its Subsidiaries for the prior Fiscal Year; (ii) a report with respect thereto of Ernst & Young LLP or other independent certified public accountants acceptable to the Administrative Agent (it being understood that any "Big Five" certified public accountants are acceptable to the Administrative Agent), which report shall be unqualified and shall state that such financial statements fairly present the consolidated financial position of each of the Company and its consolidated Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (except for changes with which Ernst & Young LLP or any such other independent certified public accountants, if applicable, shall concur and which shall have been disclosed in the notes to the financial statements) (which report shall be subject to the confidentiality limitations set forth herein); and (iii) in the event that the report referred to in clause (ii) above is qualified, a copy of the management letter or any similar report delivered to the Company or to any officer or employee thereof by such independent certified public accountants in connection with such financial statements. The Administrative Agent and each Lender (through the Administrative Agent) may, with the consent of the Company (which consent shall not be unreasonably withheld), communicate directly with such accountants, with any such communication to occur together with a representative of the Company, at the expense of the Administrative Agent (or the Lender requesting such communication), upon


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


reasonable notice and at reasonable times during normal business hours.

     (iii) Annual Compliance Certificates. Together with each delivery of any annual report pursuant to clauses (i) and (ii) of this Section 8.2(b), Officer's Certificates of the Borrower and the Company in the form of EXHIBIT F hereto (the "ANNUAL COMPLIANCE CERTIFICATES" and, collectively with the Quarterly Compliance Certificates, the "COMPLIANCE CERTIFICATES"), signed by the Borrower's and the Company's respective Authorized Financial Officers, representing and certifying (1) that the officer signatory thereto has reviewed the terms of the Loan Documents, and has made, or caused to be made under his/her supervision, a review in reasonable detail of the consolidated financial condition of the Company and its consolidated Subsidiaries, for the accounting period covered by such reports, that such review has not disclosed the existence at the end of such accounting period, and that such officer does not have knowledge of the existence as at the date of such Officer's Certificate, of an Event of Default or Potential Event of Default or mandatory prepayment event, or, if any such condition or event existed or exists, the nature and period of existence thereof and what action the Company and/or the Borrower or any of their Subsidiaries has taken, is taking and proposes to take with respect thereto; (2) the calculations in the form of EXHIBIT G hereto for the period then ended which demonstrate compliance with the covenants and financial ratios set forth in Sections 9.9, 9.11, 10.2, 10.6, 10.7, 10.11, and 10.12 hereof and, when applicable, that no Event of Default described in Section 11.1 exists, (3) a schedule of the Borrower's outstanding Indebtedness including the amount, maturity, interest rate and amortization requirements, as well as such other information regarding such Indebtedness as may be reasonably requested by the Administrative Agent, (4) a schedule of Total Adjusted EBITDA and (5) a schedule of Adjusted Unencumbered NOI.

     (iv) Tenant Bankruptcy Reports. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, a written report, in form reasonably satisfactory to the Administrative Agent, of all bankruptcy proceedings filed by or against any tenant of any of the Projects, which tenant occupies three and one half percent (3.5%) or more of the gross leasable area in the Projects in the aggregate. The Borrower shall deliver to the Administrative Agent and the Lenders, immediately upon the Borrower's learning thereof, of any bankruptcy proceedings filed by or against, or the cessation of business or operations of, any tenant of any of the Projects which


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


tenant occupies three and one half percent (3.5%) or more of the gross leasable area in the Projects in the aggregate.

     (v) Update of Schedule 7.1-C. As soon as practicable, and in any event within ninety (90) days after the end of each Fiscal Year, the Borrower shall deliver an update of Schedule 7.1-C.

     8.3. EVENTS OF DEFAULT. Promptly upon the Borrower obtaining knowledge
(a) of any condition or event which constitutes an Event of Default or Potential Event of Default; (b) that any Person has given any notice to the Borrower or any Subsidiary of the Borrower or taken any other action with respect to a claimed default or event or condition of the type referred to in
Section 11.1(e); or (c) of any condition or event which has a Material Adverse Effect, the Borrower shall deliver to the Administrative Agent (with copies for each of the Lenders) an Officer's Certificate specifying (i) the nature and period of existence of any such claimed default, Event of Default, Potential Event of Default, condition or event, (ii) the notice given or action taken by such Person in connection therewith, and (iii) what action the Borrower has taken, is taking and proposes to take with respect thereto.

     8.4. LAWSUITS. (i) Promptly upon the Borrower's obtaining knowledge of the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Borrower or any of its Subsidiaries not previously disclosed pursuant to Section 7.1(i), which action, suit, proceeding, governmental investigation or arbitration exposes, or in the case of multiple actions, suits, proceedings, governmental investigations or arbitrations arising out of the same general allegations or circumstances which expose, in the Borrower's reasonable judgment, the Borrower or any of its Subsidiaries to liability in an amount aggregating $1,000,000 or more and is not covered by the Borrower's or such Subsidiary's insurance, the Borrower shall give written notice thereof to the Administrative Agent (with copies for each of the Lenders) and provide such other information as may be reasonably available to enable each Lender and the Administrative Agent and its counsel to evaluate such matters; (ii) as soon as practicable and in any event within forty-five (45) days after the end of each fiscal quarter of the Borrower, the Borrower shall provide a written quarterly report to the Administrative Agent and the Lenders covering the institution of, or written threat of, any action, suit, proceeding, governmental investigation or arbitration in an amount equal to or in excess of $50,000,000 (to the extent not previously reported) against or affecting the Borrower or any of its Subsidiaries or any Property of the Borrower or any of its Subsidiaries not previously disclosed by the Borrower to the Administrative Agent and the Lenders, and shall provide such other information at such time as may be reasonably available to enable each Lender and the


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


Administrative Agent and its counsel to evaluate such matters; and (iii) in addition to the requirements set forth in clauses (i) and (ii) of this Section 8.4, the Borrower upon request of the Administrative Agent or the Requisite Lenders shall promptly give written notice of the status of any action, suit, proceeding, governmental investigation or arbitration covered by a report delivered pursuant to clause (i) or (ii) above and provide such other information as may be reasonably requested and available to it to enable each Lender and the Administrative Agent and its counsel to evaluate such matters. Notwithstanding the foregoing, the Borrower shall not be required to disclose any information which is subject to the attorney-client privilege.

     8.5. INSURANCE. As soon as practicable and in any event by January 31st of each calendar year, the Borrower shall deliver to the Administrative Agent (with copies for each of the Lenders) (i) a report in form and substance reasonably satisfactory to the Administrative Agent, outlining all insurance coverage maintained as of the date of such report by the Borrower and its Subsidiaries and the duration of such coverage and (ii) an Officer's Certificate signed by an Authorized Financial Officer of the Borrower certifying that all premiums with respect to such coverage have been paid when due.

     8.6. ERISA NOTICES. The Borrower shall deliver or cause to be delivered to the Administrative Agent (with copies for each of the Lenders), at the Borrower's expense, the following information and notices as soon as reasonably possible, and in any event:

     (a) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know that an ERISA Termination Event has occurred, a written statement of an Authorized Financial Officer of the Borrower describing such ERISA Termination Event and the action, if any, which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto, and when known, any action taken or threatened by the IRS, DOL or PBGC with respect thereto;

     (b) within fifteen (15) Business Days after the Borrower knows or has reason to know that a non-exempt prohibited transaction (as defined in Sections 406 of ERISA and Section 4975 of the Internal Revenue Code) has occurred with respect to the Borrower, any ERISA Affiliate or any Plan, a statement of an Authorized Financial Officer of the Borrower describing such transaction with respect to the Borrower, any ERISA Affiliate or any Plan and the action which the Borrower or any ERISA Affiliate has taken, is taking or proposes to take with respect thereto;

     (c) within fifteen (15) Business Days after the filing of the same with the DOL, IRS or PBGC, copies of each annual report (Form 5500 series), including Schedule B thereto, filed with respect to each Benefit Plan;


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


     (d) within fifteen (15) Business Days after receipt by the Borrower or any ERISA Affiliate of each actuarial report for any Benefit Plan or Multiemployer Plan and each annual report for any Multiemployer Plan, copies of each such report;

     (e) within fifteen (15) Business Days after the filing of the same with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all written communications received by the Borrower or any ERISA Affiliate with respect to such request;

     (f) within fifteen (15) Business Days after the occurrence of any material increase in the benefits of any existing Benefit Plan or Multiemployer Plan or the establishment of any new Benefit Plan or the commencement of contributions to any Benefit Plan or Multiemployer Plan to which the Borrower or any ERISA Affiliate to which the Borrower or any ERISA Affiliate was not previously contributing, notification of such increase, establishment or commencement;

     (g) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice;

     (h) within fifteen (15) Business Days after the Borrower or any of its Subsidiaries receives notice of any unfavorable determination letter from the IRS regarding the qualification of a Plan under Section 401(a) of the Internal Revenue Code, copies of each such letter to the extent any of the foregoing would have a Material Adverse Effect;

     (i) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate receives notice from a Multiemployer Plan regarding the imposition of withdrawal liability, copies of each such notice;

     (j) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate fails to make a required installment or any other required payment under Section 412 of the Internal Revenue Code on or before the due date for such installment or payment which failure has not been cured, a notification of such failure; and

     (k) within fifteen (15) Business Days after the Borrower or any ERISA Affiliate knows or has reason to know (i) a Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or has given written notice that it will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan, notification of such termination, intention to terminate, or institution of proceedings.

For purposes of this Section 8.6, the Borrower and any ERISA Affiliate shall be deemed to know all facts known by the "Administrator" of any Plan of which the Borrower or any ERISA Affiliate is the plan sponsor.

     8.7. ENVIRONMENTAL NOTICES. The Borrower shall notify the Administrative Agent (with copies for each of the Lenders) in writing, promptly upon any officer of the Borrower responsible for the environmental matters at any Property of the Borrower learning thereof, of any of the following (together with any material documents and correspondence received or sent in connection therewith):

     (a) notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the Release or threatened Release of any Contaminant into the environment, if such liability would result in a Material Adverse Effect;

     (b) notice that the Borrower or any of its Subsidiaries is subject to investigation by any Governmental Authority evaluating whether any Remedial Action is needed to respond to the Release or threatened Release of any Contaminant into the environment which would have a Material Adverse Effect;

     (c) notice that any Property of the Borrower or any of its Subsidiaries is subject to an Environmental Lien if the claim to which such Environmental Lien relates would result in a Material Adverse Effect;

     (d) notice of violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law which violation would have a Material Adverse Effect;

     (e) commencement or written threat of any judicial or administrative proceeding alleging a violation by the Borrower or any of its Subsidiaries of any Environmental, Health or Safety Requirement of Law, which would result in a Material Adverse Effect; or

     (f) any proposed acquisition of stock, assets, real estate, or leasing of Property by the Borrower or any of its Subsidiaries that would subject the Borrower or any of its Subsidiaries to environmental, health or safety Liabilities and Costs which would result in a Material Adverse Effect.

     8.8. LABOR MATTERS. The Borrower shall notify the Administrative Agent (with copies for each of the Lenders) in writing, promptly upon the


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


Borrower's learning thereof, of any labor dispute to which the Borrower or any of its Subsidiaries is reasonably expected to become a party (including, without limitation, any strikes, lockouts or other disputes relating to any Property of such Persons and other facilities) which would result in a Material Adverse Effect.

     8.9. NOTICES OF ASSET SALES AND/OR ACQUISITIONS. The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following not less than five (5) Business Days prior to the occurrence thereof: (a) a sale, transfer or other disposition of assets, in a single transaction or series of related transactions, (b) an acquisition of assets, in a single transaction or series of related transactions within the two preceding calendar quarter period, for consideration in excess of $50,000,000, and (c) the grant of a Lien with respect to assets, in a single transaction or series of related transactions. In addition, simultaneously with delivery of any such notice, the Borrower shall deliver to the Administrative Agent a certificate of an Authorized Officer certifying that Borrower is in compliance with this Agreement and the other Loan Documents both on a historical basis and on a pro forma basis, exclusive of the property sold, transferred and/or encumbered and inclusive of the property to be acquired or the indebtedness to be incurred.

To the extent such proposed transaction would result in a failure to comply with the covenants set forth herein, proceeds of such transaction (together with such additional amounts as may be required), in an amount, as determined by the Administrative Agent, equal to that which would be required to reduce the Obligations so that Borrower will be in compliance with the covenants set forth herein upon the consummation of the contemplated transaction, shall be applied to prepay the Obligations.

     8.10. NOTICES OF JOINT VENTURES. The Borrower shall deliver to the Administrative Agent and the Lenders written notice of each of the following not less than two (2) Business Days prior to the occurrence thereof: (a) the acquisition of an interest in a Joint Venture in excess of $1,000,000, (b) the investment of an amount in excess of $1,000,000 in a Joint Venture of which the Administrative Agent and the Lenders have not previously received notice, and (c) the sale of an interest in a Subsidiary that results in the same becoming a Joint Venture. Simultaneously with the delivery of the Compliance Certificates, the Borrower shall deliver to the Administrative Agent and the Lenders written notice of the formation of any other Joint Venture.

     8.11.  TENANT  NOTIFICATIONS.   The  Borrower  shall  promptly  notify  the
Administrative Agent upon obtaining knowledge of the bankruptcy or


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cessation of operations of any tenant to which greater than three and one half percent (3.5%) of the Borrower's share of annual base rent (as reported in the Borrower's most recent quarterly financial statements) is attributable to such tenant.

     8.12. OTHER REPORTS. The Borrower shall deliver or cause to be delivered to the Administrative Agent (with copies for each of the Lenders) copies of all financial statements and reports, if any, sent or made available generally by the Company and/or the Borrower to its respective Securities holders, including, without limitation, supplemental quarterly forms, or (to the extent not otherwise provided hereunder), all press releases made available generally by the Company and/or the Borrower or any of its Subsidiaries to the public concerning material adverse developments in the business of the Company, the Borrower or any such Subsidiary and all material notifications received by the Company, the Borrower or their Subsidiaries pursuant to the Securities Exchange Act and the rules promulgated thereunder.

     8.13. OTHER INFORMATION. Promptly upon receiving a request therefor from the Administrative Agent or any Arranger, the Borrower shall prepare and deliver to the Administrative Agent (with copies for each of the Lenders) such other information with respect to the Company, the Borrower, or any of their Subsidiaries, as from time to time may be reasonably requested by the Administrative Agent or any Arranger, including without limitation, rent rolls, title reports, environmental site assessments, and tax returns.

                                   ARTICLE IX.
                             AFFIRMATIVE COVENANTS

     Borrower covenants and agrees that so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

     9.1. EXISTENCE. ETC. The Borrower shall, and shall cause each of its Subsidiaries and the Company to, at all times maintain its corporate existence or existence as a limited partnership or joint venture, as applicable, and preserve and keep, or cause to be preserved and kept, in full force and effect its rights and franchises material to its businesses, except where the loss or termination of such rights and franchises will not have a Material Adverse Effect.

     9.2. POWERS; CONDUCT OF BUSINESS. The Borrower shall remain qualified, and shall cause each of its Subsidiaries and the Company to qualify and remain qualified, to do business and maintain its good standing in each jurisdiction in which the nature of its business and the ownership of its Property requires it to be so qualified and in good standing if the failure to do so will have a Material Adverse Effect.

     9.3. COMPLIANCE WITH LAWS. ETC. The Borrower shall, and shall cause each of its Subsidiaries and the Company to, (a) comply with all Requirements of Law and all restrictive covenants affecting such Person or the business, Property or operations of such Person, and (b) obtain and maintain as needed all Permits necessary for its operations (including, without limitation, the operation of the Projects) and maintain such Permits in good standing, except where noncompliance with either clause (a) or (b) above will not have a Material Adverse Effect.

     9.4. PAYMENT OF TAXES AND CLAIMS. (a) The Borrower shall pay, and cause each of its Subsidiaries and the Company to pay, (i) all material taxes, assessments and other governmental charges imposed upon it or on any of its Property or assets or in respect of any of its franchises, licenses, receipts, sales, use, payroll, employment, business, income or Property before any penalty or interest accrues thereon, and (ii) all material Claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or may become a Lien (other than a Lien permitted by Section 10.2 or a Customary Permitted Lien for property taxes and assessments not yet due upon any of the Borrower's, the Company's or any of the Borrower's Subsidiaries' Property, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, however, that no such taxes, assessments, fees and governmental charges referred to in clause (i) above or Claims referred to in clause (ii) above need be paid if being contested in good faith by appropriate proceedings diligently instituted and conducted and if such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made therefor.

     9.5. INSURANCE. The Borrower shall maintain for itself and its Subsidiaries, or shall cause each of its Subsidiaries to maintain in full force and effect the insurance policies and programs listed on SCHEDULE 7.1-T or substantially similar policies and programs or other policies and programs as are reasonably acceptable to the Administrative Agent. All such policies and programs shall be maintained with insurers having an Alfred M. Best Company, Inc. rating of "A" or better and a financial size category of not less than IX.

     9.6. INSPECTION OF PROPERTY, BOOKS AND RECORDS DISCUSSIONS. The Borrower shall permit, and cause each of its Subsidiaries


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


and the Company to permit, any authorized representative(s) designated by the Administrative Agent or any Arranger or Lender (coordinated through the Administrative Agent) to visit and inspect any of the Projects, to examine, audit, and check their respective financial and accounting records, books, journals, orders, receipts and any correspondence and other data relating to their respective businesses or the transactions contemplated hereby (including, without limitation, in connection with environmental compliance, hazard or liability), and to discuss their affairs, finances and accounts with their officers and independent certified public accountants, upon reasonable notice and at such reasonable times during normal business hours, as often as may be reasonably requested. Each such visitation and inspection shall be at such visitor's expense. The Borrower shall keep and maintain, and cause its Subsidiaries to keep and maintain, in all material respects proper books of record and account in which entries are made in conformity with GAAP.

     9.7. ERISA COMPLIANCE. The Borrower shall, and shall cause each of its Subsidiaries and ERISA Affiliates to, establish, maintain and operate all Benefit Plans to comply in all material respects with the provisions of ERISA, the Internal Revenue Code, all other applicable laws, and the regulations and interpretations thereunder and the respective requirements of the governing documents for such Plans.

     9.8. MAINTENANCE OF PROPERTY. The Borrower shall, and shall cause each of its Subsidiaries to, maintain in all material respects all of their respective owned and leased Property in good, safe and insurable condition and repair (ordinary wear and tear excepted), and not permit, commit or suffer any waste or abandonment of any such Property and from time to time shall make or cause to be made all material repairs, renewals and replacements thereof, including, without limitation, any capital improvements which may be required to maintain the same; provided, however, that such Property may be altered or renovated in the ordinary course of business of the Borrower or such applicable Subsidiary. Without any limitation on the foregoing, the Borrower shall maintain the Projects in a manner such that each Project can be used in the manner and substantially for the purposes such Project is used on the Closing Date, including, without limitation, maintaining all utilities, access rights, zoning and necessary Permits for such Project.

     9.9. COMPANY STATUS. The Borrower shall cause the Company to, and the Company shall, at all times (1) remain a publicly traded company listed on the New York Stock Exchange; (2) maintain its status as a REIT under the Internal Revenue Code, and (3) retain direct or indirect management and control of the Borrower.


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


     9.10. OWNERSHIP OF PROJECTS, JOINT VENTURES AND PROPERTY. The ownership of substantially all wholly owned Projects, Joint Ventures and other Property of the Consolidated Businesses shall be held by the Borrower and its Subsidiaries and shall not be held directly by the Company.

     9.11. MAINTENANCE OF OPERATING ACCOUNTS. The Borrower shall at all times during the Revolving Credit Period maintain a demand deposit account held by Administrative Agent (the "OPERATING ACCOUNT") and shall cause funds to be deposited therein in an amount sufficient to permit the Administrative Agent to automatically deduct therefrom the respective interest payments on the obligations at 12:00 p.m. on the first Business Day of each month.

     9.12. ADDITIONAL GUARANTORS; SOLVENCY OF GUARANTORS.

     (a) If, after the Closing Date, a Subsidiary of the Borrower that is not a Guarantor acquires any Real Property that then or thereafter qualifies under the definition of Unencumbered Project or any other Unencumbered asset and such Property or asset is directly or indirectly wholly-owned or ground leased by the Borrower, the Borrower shall cause such Person (which Person must be or become a wholly-owned Subsidiary of the Borrower) to execute and deliver a Guaranty to the Administrative Agent and the Lenders in substantially the form of EXHIBIT L hereto. Such Guaranty shall evidence consideration and equivalent value.

     (b) The Borrower, the Company, and each other Guarantor are Solvent. The Borrower and the Company each acknowledge that, subject to the indefeasible payment and performance in full of the Obligations, the rights of contribution among each of them and the other Guarantors are in accordance with applicable laws and in accordance with each such Person's benefits under the Loans and this Agreement. The Borrower further acknowledges that, subject to the indefeasible payment and performance in full of the Obligations, the rights of subrogation of the Guarantors as against the Borrower and the Company are in accordance with applicable laws.

     (c) Other than during the continuance of a Potential Event of Default or Event of Default, at the request of the Borrower following the delivery of the certificate of an Authorized Officer in accordance with Section 8.9 hereof, the Guaranty of any Guarantor shall be released by the Administrative Agent if and when all of the Real Property owned or ground-leased by such Guarantor shall cease (not thereby creating a Potential Event of Default or Event of Default) to be an Unencumbered Project which is wholly-owned by a Consolidated Business, provided the foregoing shall never permit the release of the Company.


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

     9.13. FURTHER ASSURANCES. The Borrower will, and will cause each Guarantor to, cooperate with, and to cause each of its Subsidiaries to cooperate with, the Administrative Agent and the Lenders and execute such further instruments and documents as the Lenders or the Administrative Agent shall reasonably request to carry out to their reasonable satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

     9.14. DISTRIBUTIONS IN THE ORDINARY COURSE. In the ordinary course of business the Borrower causes all of its Subsidiaries to make net transfers of cash and cash equivalents upstream to the Borrower and the Company, and shall continue to follow such ordinary course of business. The Borrower shall not make net transfers of cash and cash equivalents downstream to its Subsidiaries except in the ordinary course of business consistent with past practice.

                                   ARTICLE X.
                              NEGATIVE COVENANTS

     Borrower covenants and agrees that it shall comply with the following covenants so long as any Revolving Credit Commitments are outstanding and thereafter until payment in full of all of the Obligations (other than indemnities pursuant to Section 14.3 not yet due), unless the Requisite Lenders shall otherwise give prior written consent:

     10.1. INTENTIONALLY OMITTED.

     10.2. LIENS. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or permit to exist any Lien on or with respect to any Property, except:

     (a) Liens with respect to Capital Leases of Equipment entered into in the ordinary course of business of the Borrower or its Subsidiaries pursuant to which the aggregate Indebtedness under such Capital Leases does not exceed $1,000,000 for any Project;

     (b) Existing Permitted Liens;

     (c) Liens securing permitted Secured Indebtedness; provided that the incurrence of such Liens shall be subject to compliance with Section 4.1(d) and Section 8.9 hereof; and

     (d) Customary Permitted Liens.

     10.3. INTENTIONALLY OMITTED.


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


     10.4. CONDUCT OF BUSINESS. Neither the Borrower nor any of its Subsidiaries shall engage in any business, enterprise or activity other than
(a) the businesses of acquiring, developing, re-developing and managing predominantly office and industrial Projects and portfolios of like Projects,
(b) any business or activities which are substantially similar, related or incidental thereto, (c) investments in and loans to Investment Funds, FrontLine Capital Group, Subsidiaries, Affiliates and Joint Ventures and (d) other activities referred to in Section 2.3 hereof.

     10.5. TRANSACTIONS WITH PARTNERS AND AFFILIATES. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder or holders of more than five percent (5%) of any class of equity Securities of the Borrower, or with any Affiliate of the Borrower which is not its Subsidiary, unless such transaction is determined by the Board of Directors of the Company to be no less favorable to the Borrower or any of its Subsidiaries, as applicable, than those that might be obtained in an arm's length transaction at the time from Persons who are not such a holder or Affiliate (other than transactions referred to in Section 2.3). Nothing contained in this Section 10.5 shall prohibit (a) increases in compensation and benefits for officers and employees of the Borrower or any of its Subsidiaries; (b) payment of officers', managers', trustees', directors', partners' and other similar indemnities; (c) performance of any obligations arising under the Loan Documents; or (d) loans to Persons in connection with such Person's contribution of Real Property to the Consolidated Businesses or Joint Ventures.

     10.6. RESTRICTION ON FUNDAMENTAL CHANGES. The Borrower shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, all or substantially all of the Borrower's business or Property, whether now or hereafter acquired, except in connection with issuance, transfer, conversion or repurchase of limited partnership interests in the Borrower. Notwithstanding the foregoing, the Borrower shall be permitted to merge with another Person so long as the Borrower is the surviving Person following such merger.

     10.7. MARGIN REGULATIONS; SECURITIES LAWS. Neither the Borrower nor any of its Subsidiaries shall use all or any portion of the proceeds of any credit extended under this Agreement to purchase or carry Margin Stock.

     10.8. ERISA. The Borrower shall not and shall not permit any of its Subsidiaries or ERISA Affiliates to:

     (a) engage in any prohibited transaction described in Sections 406 of ERISA or 4975 of the Internal Revenue Code for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the DOL, except to the extent engaging in such transaction would not have a Material Adverse Effect;

     (b) permit to exist any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the Internal Revenue Code), with respect to any Benefit Plan, whether or not waived;

     (c) fail to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

     (d) terminate any Benefit Plan which would result in any liability of Borrower or any ERISA Affiliate under Title IV of ERISA;

     (e) fail to make any contribution or payment to any Multiemployer Plan which Borrower or any ERISA Affiliate may be required to make under any agreement relating to such Multiemployer Plan, or any law pertaining thereto, except to the extent such failure would not have a Material Adverse Effect;

     (f) fail to pay any required installment or any other payment required under Section 412 of the Internal Revenue Code on or before the due date for such installment or other payment; or

     (g) amend a Benefit Plan resulting in an increase in current liability for the plan year such that the Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the Internal Revenue Code.

     10.9. ORGANIZATIONAL DOCUMENTS. Neither the Company nor the Borrower shall, and the Borrower shall not permit any Guarantor to, amend, modify or otherwise change any of the terms or provisions in any of their respective Organizational Documents as in effect on the Closing Date, except amendments to effect (a) a change of name of the Borrower or such Guarantor, provided that the Borrower shall have provided the Administrative Agent with thirty
(30) days prior written notice of any such name change, or (b) changes that would not affect such Organizational Documents in any material manner not otherwise prohibited under this Agreement.


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


     10.10. FISCAL YEAR. Neither the Company, the Borrower nor any of their Subsidiaries shall change its Fiscal Year for accounting or tax purposes from a period consisting of the 12-month period ending on December 31 of each calendar year.

     10.11. FINANCIAL COVENANTS.

     (a) Indebtedness. Neither the Borrower nor any of its Subsidiaries shall directly or indirectly create, incur, assume or otherwise become or remain directly or indirectly liable with respect to any Indebtedness, except (i) Total Outstanding Indebtedness which would not exceed fifty-five percent (55%) of Total Value as of the date of incurrence, (ii) Total Secured Outstanding Indebtedness which would not exceed thirty-five percent (35%) of Total Value as of the date of incurrence or (iii) Total Recourse Secured Outstanding Indebtedness which would not exceed ten percent (10%) of Total Value as of the date of incurrence.

     (b) Minimum Combined Equity Value. The Combined Equity Value shall at no time be less than $1,250,000,000, plus an amount equal to seventy percent (70%) of all Net Offering Proceeds received by the Company after the date hereof.

     (c) Intentionally Omitted.

     (d) Minimum Unsecured Interest Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (i) Adjusted Unencumbered NOI to (ii) Unsecured Interest Expense shall not be less than (A) 1.75 to 1.0 through December 31, 2000 and (B) 2.0 to 1.0 thereafter.

     (e) Limitation on Total Unsecured Outstanding Indebtedness. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of (i) Total Unsecured Outstanding Indebtedness to (ii) Total Unencumbered Value shall not exceed 0.60 to 1.0.

     (f) Minimum Total Interest Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of
(i) Total Adjusted EBITDA to (ii) Total Interest Expense shall not be less than 2.0 to 1.0.

     (g) Minimum Fixed Charge Coverage Ratio. As of the first day of each calendar quarter for the immediately preceding calendar quarter, the ratio of
(i) Total Adjusted EBITDA to (ii) Fixed Charges shall not be less than (x)
1.65 to 1.0 through December 31, 2000 and (y) 1.75 to 1.0 thereafter.


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


     (h) Maximum Dividend Payout Ratio. The Company shall not make any Restricted Payment during any of its fiscal quarters, which, when added to all Restricted Payments made during the three immediately preceding fiscal quarters, exceeds the greater of (i) 90% of FFO, and (ii) the amounts required to maintain its status as a REIT under the Internal Revenue Code, and, provided an Event of Default shall not have occurred and be continuing, to avoid federal income and excise tax liability. For purposes of this provision, "Restricted Payment" means any cash dividend or other cash distribution on any shares of the Company's capital stock (except dividends payable solely in shares of its capital stock or in rights to subscribe for or purchase shares of its capital stock).

     (i) Recourse Secured Indebtedness. The Secured Loan-to-Value Ratio with respect to any Project for which the Consolidated Businesses shall create or assume recourse Secured Indebtedness, shall at no time exceed seventy five percent (75%).

     (j) Negative Pledge. From and after the date hereof, neither the Borrower nor the Company will, and will not permit any of their respective Subsidiaries, to enter into any agreement containing any provision prohibiting the creation or assumption of any Lien upon its properties (other than with respect to prohibitions on subordinate liens set forth in a mortgage on a particular property or customary restrictions contained in the Organizational Documents of a Joint Venture), revenues or assets, whether now owned or hereafter acquired, or restricting the ability of the Borrower to amend or modify this Agreement or any other Loan Document.

     (k) Pro Forma Calculations. The Borrower shall comply with the financial ratios set forth in this Section 10.11 as of the date of each Borrowing. The Borrower shall recalculate the financial ratios by adding the deemed amount equal to the applicable Borrowing to the Indebtedness reflected on the most recently available financial statements, and adding thereto any Indebtedness incurred since the date of such financial statement and adding the value of such assets (determined at cost) acquired with such Indebtedness to Total Value.

     10.12. NEGATIVE COVENANTS WITH RESPECT TO THE COMPANY.

     (a) From and after the date hereof, the Company will not acquire any assets of any nature whatsoever other than additional units in the Borrower.

     (b) From and after the date hereof, the Company will not incur any Indebtedness or any other obligations or liabilities except (x) as the general partner of the Borrower in connection with trade payables incurred


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


in the ordinary course of business, (y) Indebtedness, the net proceeds of which are contributed to the Borrower simultaneously with the incurrence thereof by the Company, and (z) guarantees of Indebtedness which are recourse to the Borrower.

     (c) From and after the date hereof, the Company will not retain any Net Offering Proceeds, and the same will be contributed by the Company to the Borrower simultaneously with receipt thereof by the Company.

     (d) The Company shall not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), or convey, lease, sell, transfer or otherwise dispose of, in one transaction or series of transactions, any of its business or assets, including its interests in the Borrower. Notwithstanding the foregoing, the Company shall be permitted to merge with another Person so long as the Company is the surviving Person following such merger.

     10.13. COVENANTS WITH RESPECT TO METROPOLITAN.

     (a) Until the earlier to occur of (i) the Metropolitan Conversion or (ii) each of the 919 Third Avenue Property and the 120 Mineola Boulevard Property is no longer an Unencumbered Project, the Borrower shall not permit Metropolitan or MOP or their Subsidiaries to incur any Indebtedness (other than the refinancing of existing Secured Indebtedness secured by a Lien on assets of such Person, other than the 919 Third Avenue Property and the 120 Mineola Boulevard Property), issue any preferred equity interests (in addition to the Metropolitan Preferred Equity) or incur any Contingent Obligation if the effect thereof is to decrease the value of the equity interests in Metropolitan and MOP held by the Company or to create a preference over the Obligations.

     (b) Until the earlier to occur of (i) the execution and delivery of a Guaranty by Tower Mineola L.P. or (ii) the 120 Mineola Boulevard Property is no longer an Unencumbered Project, the Borrower shall not permit Tower Mineola L.P. to incur any Indebtedness, issue any preferred equity interests or incur any Contingent Obligation if the effect thereof is to decrease the value of the equity interests in Tower Mineola L.P. held by the Company or to create a preference over the Obligations.

     (c) The Borrower shall cause each of Metropolitan, MOP and Tower Mineola L.P. to execute and deliver a Guaranty promptly after the date on which the Metropolitan Preferred Interest is redeemed by Metropolitan or converted to common stock in the Company by Crescent Real Estate Equities Company.


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                                   ARTICLE XI.
                    EVENTS OF DEFAULT; RIGHTS AND REMEDIES


     11.1. EVENTS OF DEFAULT. Each of the following occurrences shall constitute an Event of Default under this Agreement:

     (a) Failure to Make Payments When Due. The Borrower shall fail to pay (i) when due any principal payment on the Obligations which is due on the Revolving Credit Termination Date or pursuant to the terms of Section 2.1(a),
Section 2.4, Section 4.1(a), or Section 4.1(d) or (ii) when due, any interest payment on the obligations, provided, however, that the Borrower shall be entitled to a five (5) day grace period with respect to any interest payment but not more than one time in any twelve (12) month period during the term hereof, or (iii) when due, any principal payment on the Obligations not referenced in clauses (i) or (ii) hereinabove or (iv) when due, any fees due pursuant to the terms of Section 5.3 and such default shall continue for five
(5) days.

     (b) Breach of Certain Covenants. The Borrower shall fail duly and punctually to perform or observe any agreement, covenant or obligation binding on such Person under Sections 9.1, 9.4, 9.5, 9.10, 9.11 or Article X.

     (c) Breach of Representation or Warranty. Any representation or warranty made by the Borrower or any of the parties to the Guaranties to the Administrative Agent, any Arranger or any Lender herein or by the Borrower or any of the parties to the Guaranties or any of their Subsidiaries in any of the other Loan Documents or in any statement or certificate at any time given by any such Person pursuant to any of the Loan Documents shall be false or misleading in any material respect on the date as of which made.

     (d) Other Defaults. The Borrower shall default in the performance of or compliance with any terms contained in this Agreement (other than as identified in paragraphs (a), (b) or (c) of this Section 11.1), or any default or event of default shall occur under any of the other Loan Documents, and such default or event of default shall continue for thirty (30) days after receipt of written notice from the Administrative Agent thereof.

     (e) Acceleration of Other Indebtedness. Any breach, default or event of default shall occur and be continuing, or any other condition shall exist under any instrument, agreement or indenture pertaining to any recourse Indebtedness (other than the Obligations) of the

Company, the Borrower or their Subsidiaries aggregating more than $10,000,000, and the effect thereof is to cause an acceleration, mandatory redemption or other required repurchase of such Indebtedness, or permit the holder(s) of such Indebtedness to accelerate the maturity of any such Indebtedness or require a redemption or other repurchase of such Indebtedness; or any such Indebtedness shall be otherwise declared to be due and payable (by acceleration or otherwise) or required to be prepaid, redeemed or otherwise repurchased by the Borrower or any of its Subsidiaries (other than by a regularly scheduled required prepayment) prior to the stated maturity thereof; or any such Indebtedness shall not be repaid at maturity (after taking into account grace and cure periods).

     (f) Involuntary Bankruptcy; Appointment of Receiver, Etc.


     (i) An involuntary case shall be commenced against the Company, the Borrower or any of its Subsidiaries to which $25,000,000 or more of the Combined Equity Value is attributable, and the petition shall not be dismissed, stayed, bonded or discharged within sixty (60) days after commencement of the case; or a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company, the Borrower or any such Subsidiaries of the Borrower in an involuntary case, under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect; or any other similar relief shall be granted under any applicable federal, state, local or foreign law; or the respective board of directors of the Company, or General Partner or Limited Partners of the Borrower or the board of directors or partners of any such Subsidiaries of the Borrower (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

     (ii) A decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over the Company, the Borrower or any of their Subsidiaries to which $25,000,000 or more of the Combined Equity Value is attributable, or over all or a substantial part of the Property of the Company, the Borrower or any of such Subsidiaries shall be entered; or an interim receiver, trustee or other custodian of the Company, the Borrower or any of such Subsidiaries or of all or a substantial part of the Property of the Company, the Borrower or any of such Subsidiaries shall be appointed or a warrant of attachment, execution or similar process against any substantial part of the Property of any of the Company, the Borrower, or any of such Subsidiaries shall be issued and any such event shall not be stayed, dismissed, bonded or discharged within sixty (60) days after entry, appointment or issuance; or the respective board of directors of any of the Company or General Partners or Limited Partners of the Borrower or the board of directors or partners of any of Borrower's Subsidiaries (or any committee thereof) adopts any resolution or otherwise authorizes any action to approve any of the foregoing.

     (g) Voluntary Bankruptcy; Appointment of Receiver. Etc. The Company, the Borrower or any of their Subsidiaries to which $25,000,000 or more of the Combined Equity Value is attributable, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its Property; or the Company, the Borrower or any of such Subsidiaries shall make any assignment for the benefit of creditors or shall be unable or fail, or admit in writing its inability, to pay its debts as such debts become due.

     (h) Judgments and Unpermitted Liens.

     (i) Any money judgment (other than a money judgment covered by insurance as to which the insurance company has acknowledged coverage), writ or warrant of attachment, or similar process against the Borrower or any of its Subsidiaries or any of their respective assets involving in any case an amount in excess of $5,000,000 (other than with respect to Claims arising out of non-recourse Indebtedness) is entered and shall remain undischarged, unvacated, unbonded or unstayed for a period of sixty (60) days or in any event later than five (5) days prior to the date of any proposed sale thereunder.

     (ii) A federal, state, local or foreign tax Lien is filed against the Borrower which is not discharged of record, bonded over or otherwise secured to the satisfaction of the Administrative Agent within sixty (60) days after the filing thereof or the date upon which the Administrative Agent receives actual knowledge of the filing thereof for an amount which, either separately or when aggregated with the amount of any judgments described in clause (i) above, equals or exceeds $5,000,000.

     (iii) An Environmental Lien is filed against any Project with respect to Claims in an amount which, either separately or when aggregated with the amount of all other such Environmental Liens, equals or exceeds $5,000,000.

     (i) Dissolution. Any order, judgment or decree shall be entered against the Borrower or any Guarantor decreeing its involuntary dissolution or split up; or the Borrower or any Guarantor shall otherwise dissolve or cease to exist except as specifically permitted by this Agreement.

     (j) Loan Documents. At any time, for any reason, any Loan Document ceases to be in full force and effect or the Borrower or any Guarantor seeks to repudiate its obligations thereunder.

     (k) ERISA Termination Event. Any ERISA Termination Event occurs which the Administrative Agent believes could subject any of the Borrower or any ERISA Affiliate to liability in excess of $500,000.

     (l) Waiver Application. The plan administrator of any Benefit Plan applies under Section 412 (d) of the Internal Revenue Code for a waiver of the minimum funding standards of Section 412 (a) of the Internal Revenue Code and the Administrative Agent believes that the substantial business hardship upon which the application for the waiver is based could subject either the Borrower or any ERISA Affiliate to liability in excess of $500,000.

     (m) Material Adverse Effect. An event shall occur which has a Material Adverse Effect.

     (n) Certain Defaults Pertaining to the Company. The Company shall fail to comply with Sections 9.9, or 7.1(a)(ii), (b), (d), (l), or (o).

     (o) Merger or Liquidation of the Company, the Borrower. The Company shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Company is not the surviving Person or
(ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement. The Borrower shall merge or liquidate with or into any other Person and, as a result thereof and after giving effect thereto, (i) the Borrower is not the surviving Person or (ii) such merger or liquidation would effect an acquisition of or Investment in any Person not otherwise permitted under the terms of this Agreement.

An Event of Default shall be deemed "continuing" until cured or waived in writing in accordance with Section 14.7.

     11.2. RIGHTS AND REMEDIES.


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


     (a) Acceleration and Termination. Upon the occurrence of any Event of Default described in Sections 11.1(f) or 11.1(g), the Revolving Credit Commitments shall automatically and immediately terminate and the unpaid principal amount of, and any and all accrued interest on, the Obligations and all accrued fees and other Obligations shall automatically become immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower, and, upon the occurrence and during the continuance of any other Event of Default, the Administrative Agent shall at the request, or may with the consent, of the Lenders whose Pro Rata Shares, in the aggregate, are greater than fifty-one percent (51%), by written notice to the Borrower, (i) declare that the Revolving Credit Commitments are terminated, whereupon the Revolving Credit Commitments and the obligation of each Lender to make any Loan hereunder and of each Lender to issue or participate in any Letter of Credit not then issued shall immediately terminate, and/or (ii) declare the unpaid principal amount of and any and all accrued and unpaid interest on the Obligations and all other Obligations to be, and the same shall thereupon be, immediately due and payable, without presentment, demand, or protest or other requirements of any kind (including, without limitation, valuation and appraisement, diligence, presentment, notice of intent to demand or accelerate and of acceleration), all of which are hereby expressly waived by the Borrower and/or (iii) require the Borrower to provide cash collateral for all Reimbursement Obligations.

     (b) Rescission. If at any time after termination of the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrower shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified in this Agreement) and all Events of Default and Potential Events of Default (other than nonpayment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 14.7, then upon the written consent of the Requisite Lenders and written notice to the Borrower, the termination of the Revolving Credit Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Potential Event of Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrower and do not give the Borrower the right to require the


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Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

     (c) Enforcement. The Borrower acknowledges that in the event the Borrower, the Guarantors or any of their Subsidiaries fails to perform, observe or discharge any of their respective obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to the Administrative Agent, the Arrangers and the Lenders; therefore, the Borrower agrees that the Administrative Agent, the Arrangers and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                                  ARTICLE XII.
                                  THE AGENTS

     12.1. APPOINTMENT. (a) Each Lender hereby designates and appoints Chase as the Administrative Agent, UBSW as the Syndication Agent, Deutsche Bank as the Documentation Agent and the Arrangers as the Arrangers of such Lender under this Agreement, and each Lender hereby irrevocably authorizes the Administrative Agent, the other Agents and the Arrangers to take such actions on its behalf under the provisions of this Agreement and the Loan Documents and to exercise such powers in each case only as are set forth herein or therein together with such other powers as are reasonably incidental thereto. The Administrative Agent, the other Agents and the Arrangers each agrees to act as such on the express conditions contained in this Article XII.

     (b) The provisions of this Article XII are solely for the benefit of the Administrative Agent, the Syndication Agent, the Documentation Agent, the Arrangers and the Lenders, and neither the Borrower, the Company nor any Subsidiary of the Borrower shall have any rights to rely on or enforce any of the provisions hereof (other than as expressly set forth in Section 12.7). In performing its respective functions and duties under this Agreement, the Administrative Agent, the Documentation Agent, the Syndication Agent, and each Arranger shall act solely as agents of the Lenders and do not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for the Company, the Borrower or any Subsidiary of the Borrower. The Administrative Agent, the Documentation Agent, the Syndication Agent and each Arranger may perform any of their respective duties hereunder, or under the Loan Documents, by or through their respective agents or employees.


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     12.2. NATURE OF DUTIES. The Administrative Agent, the Documentation
Agent, the Syndication Agent and the Arrangers shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the Loan Documents. The duties of the Administrative Agent, the Documentation Agent, the Syndication Agent and the Arrangers shall be mechanical and administrative in nature. None of the Administrative Agent, the Documentation Agent, the Syndication Agent or any Arranger shall have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Administrative Agent, the Documentation Agent, the Syndication Agent or any Arranger any obligations in respect of this Agreement or any of the Loan Documents except as expressly set forth herein or therein. The Administrative Agent, the Documentation Agent, the Syndication Agent and each Arranger each hereby agrees that its duties shall include providing copies of documents received by such Agent from the Borrower which are reasonably requested by any Lender, furnishing copies of documents to each Lender, upon request, of documents sent by such Agent to the Borrower and promptly notifying each Lender upon its obtaining actual knowledge of the occurrence of any Event of Default hereunder. In addition, the Administrative Agent shall deliver to each Lender, promptly after receipt thereof, copies of those documents and reports received by it pursuant to Sections 8.2 (other than clause (b)(iv)), 8.3, 8.4, 8.7 and 8.12.

     12.3. RIGHT TO REQUEST INSTRUCTIONS. The Administrative Agent, the Documentation Agent, the Syndication Agent and each Arranger may at any time request instructions from the Lenders with respect to any actions or approvals which by the terms of any of the Loan Documents such Agent is permitted or required to take or to grant, and such Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents. Without limiting the generality of the foregoing, such Agent shall take any action, or refrain from taking any action, which is permitted by the terms of the Loan Documents upon receipt of instructions from those Lenders from whom such Agent is required to obtain such instructions for the pertinent matter in accordance with the Loan Documents, provided, that no Lender shall have any right of action whatsoever against the Administrative Agent, the Documentation Agent, the Syndication Agent or any Arranger as a result of such Agent acting or refraining from acting under the Loan Documents in accordance with the


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instructions of the Requisite Lenders or, where required by the express terms of this Agreement, a greater proportion of the Lenders.

     12.4. RELIANCE. The Administrative Agent, the Documentation Agent, the Syndication Agent and each Arranger shall each be entitled to rely upon any written notices, statements, certificates, orders or other documents believed by it in good faith to be genuine and correct and to have been signed, sent or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrower), independent public accountants and other experts selected by it.

     12.5. INDEMNIFICATION. To the extent that the Administrative Agent, the Documentation Agent, the Syndication Agent or any Arranger is not reimbursed and indemnified by the Borrower, the Lenders will reimburse and indemnify such Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, and reasonable costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against it in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents, in proportion to each Lender's Pro Rata Share. Notwithstanding anything to the contrary contained herein, the Administrative Agent, the Documentation Agent, the Syndication Agent or any Arranger shall not be indemnified to the extent such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs and expenses result from such Person's gross negligence, willful misconduct or breach of this Article XII. Such Agent agrees to refund to the Lenders any of the foregoing amounts paid to it by the Lenders which amounts are subsequently recovered by such Agent from the Borrower or any other Person on behalf of the Borrower. The obligations of the Lenders under this Section 12.5 shall survive the payment in full of the Loans, the Reimbursement Obligations and all other Obligations and the termination of this Agreement.

     12.6. AGENTS INDIVIDUALLY. With respect to their respective Pro Rata Share of the Revolving Credit Commitments hereunder, if any, and the Loans made by them, if any, the Administrative Agent, the Documentation Agent, the Syndication Agent and the Arrangers shall have and may exercise the same rights and powers hereunder and are subject to the same obligations and liabilities as and to the extent set forth herein for any Lender. The terms "LENDERS" or "REQUISITE LENDERS" or any similar terms shall, unless the context clearly otherwise indicates, include Chase, UBS and Deutsche Bank, each in its respective individual capacity as a Lender or as one of the Requisite Lenders. Chase, Chase Securities Inc., UBSW, and each other Arranger and each of their respective Affiliates may accept deposits from,


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lend money to, and generally engage in any kind of banking, trust or other business with the Borrower or any of its Subsidiaries as if Chase, Chase Securities Inc., and UBSW, were not acting as an Agent or Arranger pursuant hereto.

     12.7. SUCCESSOR AGENTS.

     (a) Resignation. Any Agent may resign from the performance of all its functions and duties hereunder at any time by giving at least thirty (30) Business Days' prior written notice to the Borrower and the Lenders, unless applicable law requires a shorter notice period or that there be no notice period, in which instance such applicable law shall control. Such resignation shall take effect upon the acceptance by a successor Agent of appointment pursuant to this Section 12.7.

     (b) Appointment by Requisite Lenders. Upon any such resignation becoming effective, (i) if an Arranger shall then be acting with respect to this Agreement, such Arranger shall become the Administrative Agent or (ii) if no Arranger shall then be acting with respect to this Agreement, the Requisite Lenders shall have the right to appoint a successor Administrative Agent selected from among the Lenders with the prior written consent of the Borrower (so long as no Event of Default then exists), which consent shall not be unreasonably withheld.

     (c) Appointment by Retiring Agent. If a successor Administrative Agent shall not have been appointed within the thirty (30) Business Day or shorter period provided in paragraph (a) of this Section 12.7, the retiring Agent shall then appoint a successor Agent who shall serve as Administrative Agent until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above with the prior written consent of the Borrower (so long as no Event of Default then exists) which shall not be unreasonably withheld, provided, however, that such successor Administrative Agent shall have total assets of not less than $10,000,000,000.

     (d) Rights of the Successor and Retiring Agents. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article XII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Agent under this Agreement.


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


     12.8. RELATIONS AMONG THE LENDERS. Each Lender agrees that it will not take any legal action, nor institute any actions or proceedings, against the Borrower or any other obligor hereunder with respect to any of the Obligations, without the prior written consent of the Lenders. Without limiting the generality of the foregoing, no Lender may accelerate or otherwise enforce its portion of the obligations, or unilaterally terminate its Revolving Credit Commitment except in accordance with Section 11.2(a).

     12.9. STANDARD OF CARE. The Administrative Agent, the Documentation Agent, the Syndication Agent and each Arranger shall administer the Loans in the same manner that such Agent administers loans made for its own account.

                                  ARTICLE XIII.
                               YIELD PROTECTION

     13.1. TAXES.

     (a) Payment of Taxes. Any and all payments by the Borrower hereunder or under the Notes or other documents evidencing any Obligations of such Person shall be made, in accordance with Section 4.2, free and clear of and without reduction for any and all present or future taxes, levies, imposts, deductions, charges, withholdings, and all stamp or documentary taxes, excise taxes, ad valorem taxes and other taxes which arise from the execution, delivery or registration, or from payment or performance under, or otherwise with respect to, any of the Loan Documents or the Revolving Credit Commitments and all other liabilities with respect thereto excluding, in the case of each Lender, taxes imposed on or measured by net income or overall gross receipts and capital and franchise taxes imposed on it by (i) the United States, (ii) the Governmental Authority of the jurisdiction in which such Lender's Applicable Lending Office is located or any political subdivision thereof or
(iii) the Governmental Authority in which such Person is organized, managed and controlled or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges and withholdings being hereinafter referred to as "TAXES"). Except as otherwise provided herein, if the Borrower shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder or under any such Note or document to any Lender,
(x) the sum payable to such Lender shall be increased as may be necessary so that after making all required withholding or deductions (including withholding or deductions applicable to additional sums payable under this
Section 13.1) such Lender receives an amount equal to the sum it would have received had no such withholding or deductions been made, (y) the Borrower shall make such withholding or deductions, and (z) the Borrower shall pay the full amount


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withheld or deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) Indemnification. Except as otherwise provided herein, the Borrower will indemnify each Lender against, and reimburse each Lender within ten (10) Business Days after written demand for, the full amount of all Taxes (including, without limitation, any Taxes imposed by any Governmental Authority on amounts payable under this Section 13.1 and any additional income or franchise taxes resulting therefrom) incurred or paid by such Lender and any liability (including penalties, interest, and out-of-pocket expenses paid to third parties) arising therefrom or with respect thereto, whether or not such Taxes were lawfully payable, to the extent not paid by the Borrower pursuant to this Section 13.1. A certificate as to any additional amount payable to any Person under this Section 13.1 submitted by it to the Borrower shall, absent manifest error, be final, conclusive and binding upon all parties hereto. Each Lender agrees, within a reasonable time after receiving a written request from the Borrower, to provide the Borrower and the Administrative Agent with such certificates and other documents as are reasonably required, and take such other actions as are reasonably necessary to claim such exemptions as such Lender may be entitled to claim in respect of all or a portion of any Taxes which are otherwise required to be paid or deducted or withheld pursuant to this Section 13.1 in respect of any payments under this Agreement or under the other Loan Documents. If any Lender receives any refund with respect to any Taxes, such Lender shall promptly remit such refund to the Borrower.

     (c) Receipts. Within thirty (30) days after the date of any payment of Taxes by the Borrower, the Borrower will furnish to the Administrative Agent, at its address referred to in Section 14.8, the original or a certified copy of a receipt evidencing payment thereof.

     (d) Foreign Bank Certifications. (i) Each Lender that is not created or organized under the laws of the United States or a political subdivision thereof shall deliver to each of the Borrower and the Administrative Agent on the Closing Date or the date on which such Lender becomes a Lender pursuant to
Section 14.1 hereof a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender to the effect that such Lender is eligible to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax (I) under the provisions of an applicable tax treaty concluded by the United States (in which case the certificate shall be accompanied by two duly completed copies of IRS Form 1001 (or any successor or substitute form or forms, including W-8ECI)) or (II) under Sections 1442(c)(1) and 1442(a) of the Internal Revenue Code (in which case the certificate shall be


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


accompanied by two duly completed copies of IRS Form 4224 (or any successor or substitute form or forms, including W-8BEN)).

     (ii) Each Lender referred to in Section 13.1(d)(i) further agrees to deliver to each of the Borrower and the Administrative Agent from time to time, a true and accurate certificate executed in duplicate by a duly authorized officer of such Lender before or promptly upon the occurrence of any event requiring a change in the most recent certificate previously delivered by it to the Borrower and the Administrative Agent pursuant to this
Section 13.1(d). Each certificate required to be delivered pursuant to this
Section 13.1(d)(ii) shall certify as to one of the following:

     (A) that such Lender can continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax;

     (B) that such Lender cannot continue to receive payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein but does not require additional payments pursuant to Section 13.1(a) because it is entitled to recover the full amount of any such deduction or withholding from a source other than the Borrower; or

     (C) that such Lender is no longer capable of receiving payments hereunder and under the Notes without deduction or withholding of United States federal income tax as specified therein and that it is not capable of recovering the full amount of the same from a source other than the Borrower.

Each such Lender agrees to deliver to each of the Borrower and the Administrative Agent further duly completed copies of the above-mentioned IRS forms on or before the earlier of (x) the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from withholding from United States federal income tax and (y) fifteen (15) days after the occurrence of any event requiring a change in the most recent form previously delivered by such Lender to the Borrower and Administrative Agent, unless any change in treaty, law, regulation, or official interpretation thereof which would render such form inapplicable or which would prevent such Lender from duly completing and delivering such form has occurred prior to the date on which any such delivery would otherwise be required and such Lender promptly advises the Borrower that it is not capable of receiving payments hereunder and under the Notes without any deduction or withholding of United States federal income tax.


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


     (iii) Notwithstanding anything to the contrary contained in this Section 13.1, the Borrower will not be required to make any additional payment to or for the account of any Lender under Section 13.1(a) or (b) by reason of (x) a breach by such Lender of any certification or representation set forth in any form furnished to the Borrower under this Section 13.1(d), or (y) such Lender's failure or inability to furnish, if required to do so, under this
Section 13.1(d) an original of an extension or renewal of a Form 1001 or Form 4224 (or successor form, including W-8ECI or W-8BEN), as applicable, unless such failure or inability results from a change (after the date such Lender became a Lender party hereto) in any applicable law or regulation or in the interpretation thereof by any regulatory authority (including without limitation any change in any applicable tax treaty).

     13.2. INCREASED CAPITAL. If after the date hereof any Lender determines that (i) the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over any Lender or banks or financial institutions generally (whether or not having the force of law), compliance with which affects the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender and (ii) the amount of such capital is increased by or based upon (A) the making or maintenance by any Lender of its Loans, any Lender's participation in or obligation to participate in the Loans, Letters of Credit or other advances made hereunder or the existence of any Lender's obligation to make Loans or (B) the issuance or maintenance by any Lender of, or the existence of any Lender's obligation to issue, Letters of Credit, then, in any such case, within ten (10) Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender or such corporation therefor. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

     13.3.  CHANGES;  LEGAL  RESTRICTIONS.  If after the date  hereof any Lender determines that the adoption or implementation of or any change in or in the interpretation or administration of any law or regulation or any guideline or request from any central bank or other Governmental Authority or quasi-governmental authority exercising jurisdiction, power or control over


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any Lender, or over banks or financial institutions generally (whether or not having the force of law), compliance with which:

     (a) subjects a Lender (or its Applicable Lending Office or Eurodollar Affiliate) to charges (other than taxes) of any kind which such Lender reasonably determines to be applicable to the Revolving Credit Commitments of the Lenders to make Eurodollar Rate Loans or issue and/or participate in Letters of Credit or change the basis of taxation of payments to that Lender of principal, fees, interest, or any other amount payable hereunder with respect to Eurodollar Rate Loans, Competitive Bid Loans or Letters of Credit (other than taxes excluded in Section 13.1(a) hereof); or

     (b) imposes, modifies, or holds applicable, in the determination of a Lender, any reserve, special deposit, compulsory loan, FDIC insurance or similar requirement against assets held by, or deposits or other liabilities (including those pertaining to Letters of Credit) in or for the account of, advances or loans by, commitments made, or other credit extended by, or any other acquisition of funds by, a Lender or any Applicable Lending Office or Eurodollar Affiliate of that Lender in respect of Eurodollar Loans or Letters of Credit;

and the result of any of the foregoing is to increase the cost to that Lender of making, renewing or maintaining the Loans or its Revolving Credit Commitment or issuing or participating in the Letters of Credit or to reduce any amount receivable thereunder; then, in any such case, within ten (10) Business Days after written demand by such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, such amount or amounts as may be necessary to compensate such Lender or its Eurodollar Affiliate for any such additional cost incurred or reduced amount received. Such demand shall be accompanied by a statement as to the amount of such compensation and include a brief summary of the basis for such demand. Such statement shall be conclusive and binding for all purposes, absent manifest error.

     13.4. REPLACEMENT OF CERTAIN LENDERS. In the event a Lender (a "DESIGNATED LENDER") shall have (i) requested additional compensation from the Borrower under Section 13.1 or under Section 13.2 or under Section 13.3, (ii) failed to make its Pro Rata Share of any Loan requested to be made hereby or
(iii) failed to make any Loan at the Eurodollar Rate, the Borrower may, at its sole election, make written demand on such Designated Lender (with a copy to the Administrative Agent) for the Designated Lender to assign, and such Designated Lender shall assign pursuant to one or more


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

duly executed Assignment and Acceptances to one or more Eligible Assignees which the Borrower or the Administrative Agent shall have identified for such purpose, all of such Designated Lender's right and obligations under this Agreement, the Notes and the other Loan Documents (including, without limitation, its Revolving Credit Commitment, all Loans owing to it, and all of its participation interests in Letters of Credit and all other Obligations owing to it) in accordance with Section 14.1. All out-of-pocket expenses incurred by the Administrative Agent in connection with the foregoing shall be for the sole account of the Borrower and shall constitute Obligations hereunder. In no event shall Borrower's election under the provisions of this
Section 13.4 affect its obligation to pay the additional compensation required under either Section 13.1, Section 13.2 or Section 13.3.

     13.5. MITIGATION. Each Lender shall notify the Borrower of any event occurring after the date of this Agreement entitling such Lender to compensation under Sections 13.1, 13.2 or 13.3 as promptly as practicable, but in any event, within 45 days, after such Lender obtains actual knowledge thereof; provided that (i) if any Lender fails to give such notice within 45 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to Sections 13.1, 13.2 or 13.3 in respect of any costs resulting from such event, only be entitled to payment under Sections 13.1, 13.2 or 13.3 for costs incurred from and after the date 45 days prior to the date that such Lender does give such notice and (ii) each Lender will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the reasonable judgment of such Lender, be disadvantageous to such Lender.

                                  ARTICLE XIV.
                                 MISCELLANEOUS

     14.1. ASSIGNMENTS AND PARTICIPATIONS.

     (a) Assignments. No assignments or participations of any Lender's rights or obligations under this Agreement shall be made except in accordance with this Section 14.1. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all of its rights and obligations with respect to the Loans and the Letters of Credit) in accordance with the provisions of this Section 14.1.

     (b) Limitations on Assignments. For so long as no Event of Default has occurred and is continuing, each assignment shall be subject to the following conditions: (i) each assignment shall be of a constant, and not a


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varying, ratable percentage of all of the assigning Lender's rights and obligations under this Agreement and, in the case of a partial assignment to an assignee which is not a Lender or an Affiliate of a Lender, shall be in a minimum principal amount of $5,000,000 (and the assignor shall maintain a minimum amount of $5,000,000 for its own account unless the assignor shall assign or participate its entire interest), (ii) each such assignment shall be to an Eligible Assignee, (iii) each assignment to an assignee which is not a Lender or an Affiliate of a Lender shall be subject to the approval of the Administrative Agent and the Borrower (which approval of the Administrative Agent and the Borrower shall not be unreasonably withheld and which approval of the Borrower shall be deemed to have been given if the Borrower fails to object to such proposed assignment within five (5) Business Days of its receipt of a request for approval), and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance. Upon the occurrence and continuance of an Event of Default, none of the foregoing restrictions on assignments shall apply, provided, however, that while an Event of Default (other than an Event of Default that shall have required that the Administrative Agent shall have delivered a notice of the underlying default) shall be continuing but prior to acceleration of the Loans, the applicable Lender shall give the Borrower five (5) days written notice by telecopy of its intention to assign any or all of its interest in this Agreement. Upon such execution, delivery, acceptance and recording in the Register, from and after the effective date specified in each Assignment and Acceptance and agreed to by the Administrative Agent, (A) the assignee thereunder shall, in addition to any rights and obligations hereunder held by it immediately prior to such effective date, if any, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and shall, to the fullest extent permitted by law, have the same rights and benefits hereunder as if it were an original Lender hereunder, (B) the assigning Lender shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of such assigning Lender's rights and obligations under this Agreement, the assigning Lender shall cease to be a party hereto, except as otherwise provided in Section 14.9) and (C) the Borrower shall execute and deliver to the assignee thereunder a Note evidencing its obligations to such assignee with respect to the Loans.

     (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 14.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "REGISTER") for the recordation of the names and addresses of the Lenders, the Revolving


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Credit Commitment of, and the principal amount of the Loans under the
Revolving Credit Commitments owing to, each Lender from time to time and whether such Lender is an original Lender or the assignee of another Lender pursuant to an Assignment and Acceptance. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the other Lenders and each other party to a Loan Document may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Fee. Upon its receipt of an Assignment and Acceptance executed by the assigning Lender and an Assignee and a processing and recordation fee of $3,500 (payable by the assignee to the Administrative Agent), the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in compliance with this Agreement and in substantially the form of EXHIBIT A hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower.

     (e) Participations. Each Lender may sell participations to one or more other financial institutions or other Person in or to all or a portion of its rights and obligations under and in respect of any and all facilities under this Agreement (including, without limitation, all or a portion of its Revolving Credit Commitment hereunder and the Committed Loans owing to it and its undivided interest in the Letters of Credit); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Revolving Credit Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, (iv) each participation (other than a participation to an Affiliate) shall be in a minimum amount of $5,000,000, and (v) such participant's rights to agree or to restrict such Lender's ability to agree to the modification, waiver or release of any of the terms of the Loan Documents, to consent to any action or failure to act by any party to any of the Loan Documents or any of their respective Affiliates, or to exercise or refrain from exercising any powers or rights which any Lender may have under or in respect of the Loan Documents, shall be limited to the right to consent to any
(A) increase in the Revolving Credit Commitment of the Lender from whom such participant purchased a participation, (B) reduction of the principal of, or rate or amount of interest on the Loans subject to such participation (other than by the payment or prepayment


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thereof), (C) postponement of any date fixed for any payment of principal of, or interest on, the Loans) subject to such participation and (D) release of any guarantor of the Obligations. Participations by a Person in a Competitive Bid Loan of any Lender shall not be deemed "participations" for purposes of this Section 14.1(e) and shall not be subject to the restrictions on "participations" contained herein.

     (f) Any Lender (each, a "DESIGNATING LENDER") may at any time designate one Designated Bank to fund Competitive Bid Loans on behalf of such Designating Lender subject to the terms of this Section 14.1(f) and the provisions in Section 14.1(b) and (e) shall not apply to such designation. No Lender may designate more than one (1) Designated Bank. The parties to each such designation shall execute and deliver to the Administrative Agent for its acceptance a Designation Agreement. Upon such receipt of an appropriately completed Designation Agreement executed by a Designating Lender and a designee representing that it is a Designated Bank, the Administrative Agent will accept such Designation Agreement and will give prompt notice thereof to the Borrower, whereupon, (i) the Borrower shall execute and deliver to the Designating Bank a Designated Bank Note payable to the order of the Designated Bank, (ii) from and after the effective date specified in the Designation Agreement, the Designated Bank shall become a party to this Agreement with a right to make Competitive Bid Loans on behalf of its Designating Lender pursuant to Section 2.2 after the Borrower has accepted a Competitive Bid Loan (or portion thereof) of the Designating Lender, and (iii) the Designated Bank shall not be required to make payments with respect to any obligations in this Agreement except to the extent of excess cash flow of such Designated Bank which is not otherwise required to repay obligations of such Designated Bank which are then due and payable; provided, however, that regardless of such designation and assumption by the Designated Bank, the Designating Lender shall be and remain obligated to the Borrower, the Administrative Agent, the Syndication Agent, the Documentation Agent and the other Lenders for each and every of the obligations of the Designating Lender and its related Designated Bank with respect to this Agreement, including, without limitation, any indemnification obligations under Section 12.5 hereof and any sums otherwise payable to the Borrower by the Designated Bank. Each Designating Lender shall serve as the administrative agent of the Designated Bank and shall on behalf of, and to the exclusion of, the Designated Bank: (i) receive any and all payments made for the benefit of the Designated Bank and (ii) give and receive all communications and notices and take all actions hereunder, including, without limitation, votes, approvals, waivers, consents and amendments under or relating to this Agreement and the other Loan Documents. Any such notice, communication, vote, approval, waiver, consent or amendment shall be signed by the Designating Lender as administrative


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agent for the Designated Bank and shall not be signed by the Designated Bank on its own behalf but shall be binding on the Designated Bank to the same extent as if actually signed by the Designated Bank. The Borrower, the Administrative Agent, the Documentation Agent, the Syndication Agent and Lenders may rely thereon without any requirement that the Designated Bank sign or acknowledge the same. No Designated Bank may assign or transfer all or any portion of its interest hereunder or under any other Loan Document, other than assignments to the Designating Lender which originally designated such Designated Bank.

     (g) Information Regarding the Borrower. Any Lender may, subject to the provisions of Section 14.22, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 14.1, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrower or its Subsidiaries furnished to such Lender by the Administrative Agent or by or on behalf of the Borrower.

     (h) Payment to Participants. Anything in this Agreement to the contrary notwithstanding, in the case of any participation, all amounts payable by the Borrower under the Loan Documents shall be calculated and made in the manner and to the parties required hereby as if no such participation had been sold.

     (i) Lenders' Creation of Security Interests. Notwithstanding any other provision set forth in this Agreement, any Lender may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, Obligations owing to it and any Note held by it) in favor of any Federal Reserve bank in accordance with Regulation A.

     14.2. EXPENSES.

     (a) Generally. The Borrower agrees promptly upon demand to pay, or reimburse the Administrative Agent for the reasonable fees, expenses and disbursements of counsel to the Administrative Agent (but not of other legal counsel) and for all other reasonable out-of-pocket costs and expenses incurred by the Administrative Agent, the Syndication Agent or each Arranger in connection with (i) the preparation, negotiation, and execution of the Loan Documents; (ii) the preparation, negotiation, execution, syndication and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in
Article VI), the Loan Documents, and the making of the Loans hereunder; (iii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents and the preparation, negotiation, and execution of the same; and (iv) any other amendments, modifications, agreements, assignments,


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restatements or supplements to any of the Loan Documents requested by Borrower and the preparation, negotiation, and execution of the same.

     (b) After Default. The Borrower further agrees to pay or reimburse the Administrative Agent, the Arrangers and each of the Lenders upon demand for all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement) incurred by the such entity after the occurrence and during the continuance of an Event of Default (i) in enforcing any Loan Document or Obligation, the collection of any Obligation or exercising or enforcing any other right or remedy available by reason of such Event of Default; or (ii) in connection with any refinancing or restructuring of the credit arrangements provided under this Agreement in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, a Project, or any of the Consolidated Businesses and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents; and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through
(iii) above.

     14.3. INDEMNITY. The Borrower further agrees (a) to defend, protect, indemnify, and hold harmless the Administrative Agent, the Arrangers and each and all of the Lenders and each of their respective officers, directors, employees, attorneys and agents (collectively, the "INDEMNITEES") from and against any and all liabilities, obligations, losses (other than loss of profits), damages, penalties, actions, judgments, suits, claims, reasonable costs, reasonable expenses and reasonable disbursements (excluding any taxes and including, without limitation, the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, whether or not such Indemnitees shall be designated a party thereto), imposed on, incurred by, or asserted against such Indemnitees in any manner relating to or arising out of (i) this Agreement or the other Loan Documents, the making of the Loans and the issuance of and participation in Letters of Credit hereunder, the use or intended use of the proceeds of the Loans or Letters of Credit hereunder, or any of the other transactions contemplated by the Loan Documents, or (ii) any Liabilities and Costs relating to violation of any Environmental, Health or Safety Requirements of Law, the past, present or future operations of the Borrower, any of its Subsidiaries or any of their respective predecessors in


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interest, or, the past, present or future environmental, health or safety condition of any respective Property of the Borrower or any of its Subsidiaries, the presence of asbestos-containing materials at any respective Property of the Borrower or any of its Subsidiaries, or the Release or threatened Release of any Contaminant into the environment (collectively, the "INDEMNIFIED MATTERS"); provided, however, the Borrower shall have no obligation to an Indemnitee hereunder with respect to Indemnified Matters caused by or resulting from the willful misconduct or gross negligence of such Indemnitee, as determined by a court of competent jurisdiction in a non-appealable final judgment; and provided further that payment of the costs of preparation of the Loan Documents shall be governed by Section 14.2(a) hereof; and (b) not to assert any claim against any of the Indemnitees, on any theory of liability, for consequential or punitive damages arising out of, or in any way in connection with, the Revolving Credit Commitments, the Obligations, or the other matters governed by this Agreement and the other Loan Documents. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Borrower shall contribute the maximum portion which it is permitted to pay and satisfy under applicable law, to the payment and satisfaction of all Indemnified Matters incurred by the Indemnitees.

     14.4. CHANGE IN ACCOUNTING PRINCIPLES. If any change in the accounting principles used in the preparation of the most recent financial statements referred to in Sections 8.1 or 8.2 are hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or successors thereto or agencies with similar functions) and are adopted by the Company or the Borrower as applicable, with the agreement of its independent certified public accountants and such changes result in a change in the method of calculation of any of the covenants, standards or terms found in Article X, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such changes with the desired result that the criteria for evaluating compliance with such covenants, standards and terms by the Borrower shall be the same after such changes as if such changes had not been made; provided, however, no change in GAAP that would affect the method of calculation of any of the covenants, standards or terms shall be given effect in such calculations until such provisions are amended, in a manner satisfactory to the Administrative Agent and the Borrower, to so reflect such change in accounting principles.

     14.5. INTENTIONALLY OMITTED.


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     14.6. RATABLE SHARING. The Lenders agree among themselves that (i) with respect to all amounts received by them which are applicable to the payment of the Obligations (excluding the repayment of Competitive Bid Loans to a particular Competitive Bid Lender and the costs, fees and other payments described in Sections 3.1(g), 5.2(f), and 5.3, Article XIII and Section 14.1) equitable adjustment will be made so that, in effect, all such amounts will be shared among them ratably in accordance with their Pro Rata Shares, whether received by voluntary payment, by the exercise of the right of setoff or banker's lien, by counterclaim or cross-action or by the enforcement of any or all of the Obligations (excluding the repayment of Competitive Bid Loans to a particular Competitive Bid Lender and the costs, fees and other payments described in Sections 3.1(g), 5.2(f), and 5.3, Article XIII and Section 14.1),
(ii) if any of them shall by voluntary payment or by the exercise of any right of counterclaim, setoff, banker's lien or otherwise, receive payment of a proportion of the aggregate amount of the Obligations held by it, which is greater than the amount which such Lender is entitled to receive hereunder, the Lender receiving such excess payment shall purchase, without recourse or warranty, an undivided interest and participation (which it shall be deemed to have done simultaneously upon the receipt of such payment) in such Obligations owed to the others so that all such recoveries with respect to such obligations shall be applied ratably in accordance with their Pro Rata Shares; provided, however, that if all or part of such excess payment received by the purchasing party is thereafter recovered from it, those purchases shall be rescinded and the purchase prices paid for such participations shall be returned to such party to the extent necessary to adjust for such recovery, but without interest except to the extent the purchasing party is required to pay interest in connection with such recovery. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this
Section 14.6 may, to the fullest extent permitted by law, exercise all its rights of payment with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

     14.7. AMENDMENTS AND WAIVERS.

     (a) General Provisions. Unless otherwise provided for or required in this Agreement, no amendment or modification of any provision of this Agreement or any of the other Loan Documents shall be effective without the written agreement of the Requisite Lenders (which the Requisite Lenders shall have the right to grant or withhold in their sole discretion) and the Borrower; provided, however, that the Borrower's agreement shall not be required for any amendment or modification of Sections 12.1 through 12.8 (other than Section 12.7). In the event that the Administrative Agent shall request the agreement of the Lenders to any amendment, modification or waiver, if any Lender shall fail to respond to any such request within fifteen


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(15) days after receipt of such request, such Lender's approval thereto shall be deemed to have been given; provided, however, that such request shall state, in capital letters that "FAILURE TO RESPOND TO THIS REQUEST WITHIN FIFTEEN (15) DAYS AFTER RECEIPT, SHALL BE DEEMED CONSENT TO THE ENCLOSED REQUEST". No termination or waiver of any provision of this Agreement or any of the other Loan Documents, or consent to any departure by the Borrower therefrom, shall be effective without the written concurrence of the Requisite Lenders, which the Requisite Lenders shall have the right to grant or withhold in their sole discretion. All amendments, waivers and consents not specifically reserved to the Administrative Agent, the Arrangers or the Lenders in Section 14.7(b), 14.7(c), and in other provisions of this Agreement shall require only the approval of the Requisite Lenders. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. Notwithstanding the foregoing, no amendment, waiver or consent shall, unless in writing and signed by the Designating Lender on behalf of its Designated Bank affected thereby, (a) subject such Designated Bank to any additional obligations, (b) reduce the principal of, interest on, or other amounts due with respect to, the Designated Bank Note made payable to such Designated Bank, or (c) postpone any date fixed for any payment of principal of, or interest on, or other amounts due with respect to the Designated Bank Note made payable to the Designated Bank.

     (b) Amendments, Consents and Waivers by Affected Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender affected thereby as described below:

(i) waiver of any of the conditions specified in Sections 6.1 and 6.2 (except with respect to a condition based upon another provision of this Agreement, the waiver of which requires only the concurrence of the Requisite Lenders),

(ii) increase in the amount of such Lender's Revolving Credit Commitment,

(iii) reduction of the principal of, or the rate or amount of interest on, the Loans or the Reimbursement Obligations, or any fees or other amounts payable to such Lender (other than by the payment or prepayment thereof), and


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(iv) postponement or extension of any date (other than the Revolving Credit
Termination Date postponement or extension of which is governed by Section 14.7(c)(i)) fixed for any payment of principal of, or interest on, the Loans or the Reimbursement Obligations or any fees or other amounts payable to such Lender (except with respect to any modifications of the application provisions relating to prepayments of Loans and other Obligations which are governed by
Section 4.2(b)).

     (c) Amendments, Consents and Waivers by All Lenders. Any amendment, modification, termination, waiver or consent with respect to any of the following provisions of this Agreement shall be effective only by a written agreement, signed by each Lender:

(i) postponement of the Revolving Credit Termination Date, or increase in the Maximum Revolving Credit Amount to any amount in excess of $575,000,000,

(ii) change in the definition of Requisite Lenders or in the aggregate Pro Rata Share of the Lenders which shall be required for the Lenders or any of them to take action hereunder or under the other Loan Documents,

(iii) amendment of Section 14.6 or this Section 14.7,

(iv) assignment of any right or interest in or under this Agreement or any of the other Loan Documents by the Borrower,

(v) waiver of any Event of Default under  Section  11.1(a),  Section  11.1(f) or
Section 11.1(g), and

(vi) amendment or release of the Guaranties, except in connection with the permitted sale of an Unencumbered Project by a Guarantor.

     (d) Administrative Agent Authority. Subject to the second succeeding sentence of this subsection (d), the Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Notwithstanding anything to the contrary contained in this Section 14.7, no amendment, modification, waiver or consent shall affect the rights or duties of the Administrative Agent under this Agreement and the other Loan Documents, unless made in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action. Notwithstanding anything herein to the contrary, in the event that the Borrower shall have requested, in writing, that any Lender agree to an


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amendment, modification, waiver or consent with respect to any particular provision or provisions of this Agreement or the other Loan Documents, and such Lender shall have failed to state, in writing, that it either agrees or disagrees (in full or in part) with all such requests (in the case of its statement of agreement, subject to satisfactory documentation and such other conditions it may specify) within fifteen (15) days after such request, then such Lender hereby irrevocably authorizes the Administrative Agent to agree or disagree, in full or in part, and in the Administrative Agent's sole discretion, to such requests on behalf of such Lender as such Lender's attorney-in-fact and to execute and deliver any writing approved by the Administrative Agent which evidences such agreement as such Lender's duly authorized agent for such purposes; provided, however, that such request shall state, in capital letters that "FAILURE TO RESPOND TO THIS REQUEST WITHIN FIFTEEN (15) DAYS AFTER RECEIPT, SHALL BE DEEMED AUTHORIZATION TO THE ADMINISTRATIVE AGENT WITH RESPECT TO THE ENCLOSED REQUEST".

     14.8. NOTICES. Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, sent by facsimile transmission or by courier service or United States certified mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a facsimile transmission, or four (4) Business Days after deposit in the United States mail with postage prepaid and properly addressed. Notices to the Administrative Agent pursuant to Articles II, IV or XII shall not be effective until received by the Administrative Agent. For the purposes hereof, the addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 14.8) shall be as set forth below each party's name on the signature pages hereof or the signature page of any applicable Assignment and Acceptance, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties to this Agreement.

     14.9. SURVIVAL OF WARRANTIES AND AGREEMENTS. All representations and warranties made herein and all obligations of the Borrower in respect of taxes, indemnification and expense reimbursement shall survive the execution and delivery of this Agreement and the other Loan Documents, the making and repayment of the Loans, the issuance and discharge of Letters of Credit hereunder and, in the case of any Lender that may assign any interest in its Revolving Credit Commitment, Loans or participation interests in Letters of Credit hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder, and, except for the representations and warranties, the termination of this Agreement other than any of the


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foregoing set forth in Section 13.1 or Section 13.2 or Section 13.3 or Section
5.2(f), which shall survive for thirty (30) days after termination of this Agreement.

     14.10. FAILURE OR INDULGENCE NOT WAIVER; REMEDIES CUMULATIVE. No failure or delay on the part of the Administrative Agent or any Lender in the exercise of any power, right or privilege under any of the Loan Documents shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing under the Loan Documents are cumulative to and not exclusive of any rights or remedies otherwise available.

     14.11. PAYMENTS SET ASIDE. To the extent that the Borrower makes a payment or payments to the Administrative Agent, any Arranger or any Lender or any such Person exercises its rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

     14.12. SEVERABILITY. In case any provision in or obligation under this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     14.13. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement or be given any substantive effect.

     14.14. GOVERNING LAW. THIS AGREEMENT SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ITS CONFLICT OF LAWS PRINCIPLES.

     14.15. LIMITATION OF LIABILITY. No claim may be made by any Lender, any Arranger, the Administrative Agent, or any other Person against any Lender (acting in any capacity hereunder) or the Affiliates,


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directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement, or any act, omission or event occurring in connection therewith; and each Lender, each Arranger and the Administrative Agent hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

     14.16. SUCCESSORS AND ASSIGNS. This Agreement and the other Loan Documents shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto and the successors and permitted assigns of the Lenders. Except as otherwise provided in Section 10.6, the rights hereunder of the Borrower, or any interest therein, may not be assigned without the written consent of all Lenders.

     14.17. CERTAIN CONSENTS AND WAIVERS OF THE BORROWER.

     (a) Personal Jurisdiction. (i) EACH OF THE AGENTS, THE LENDERS, AND THE BORROWER IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR FEDERAL COURT SITTING IN NEW YORK, NEW YORK, AND ANY COURT HAVING JURISDICTION OVER APPEALS OF MATTERS HEARD IN SUCH COURTS, IN ANY ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE AGENTS, THE LENDERS AND THE BORROWER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. EACH OF THE AGENTS, THE LENDERS, AND THE BORROWER WAIVES IN ALL DISPUTES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT CONSIDERING THE DISPUTE.


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     (ii) THE BORROWER AGREES THAT THE ADMINISTRATIVE AGENT SHALL HAVE THE
RIGHT TO PROCEED AGAINST THE BORROWER OR ITS PROPERTY IN A COURT IN ANY LOCATION NECESSARY OR APPROPRIATE TO ENABLE THE ADMINISTRATIVE AGENT AND THE LENDERS TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE ADMINISTRATIVE AGENT OR ANY LENDER. THE BORROWER WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LOCATION OF THE COURT IN WHICH THE ADMINISTRATIVE AGENT OR ANY LENDER MAY COMMENCE A PROCEEDING DESCRIBED IN THIS SECTION.

     (b) Service of Process. THE BORROWER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER'S PROCESS AGENT OR THE BORROWER'S NOTICE ADDRESS SPECIFIED BELOW, SUCH SERVICE TO BECOME EFFECTIVE UPON RECEIPT. THE BORROWER IRREVOCABLY WAIVES ANY OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY OBJECTION OF THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY JURISDICTION SET FORTH ABOVE. NOTHING HEREIN SHALL AFFECT THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT OF THE ADMINISTRATIVE AGENT OR THE LENDERS TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION.

     (C) WAIVER OF JURY TRIAL. EACH OF THE AGENTS AND THE LENDERS AND THE BORROWER IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

     14.18. COUNTERPARTS; EFFECTIVENESS; INCONSISTENCIES. This Agreement and any amendments, waivers, consents, or supplements hereto may be executed in counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. This Agreement shall become effective against the Borrower and each Agent and Lender on the Closing Date. This Agreement and each of the other Loan Documents shall be construed to the extent reasonable to be consistent one with the other, but to the extent that the terms and conditions of this Agreement are actually inconsistent with the terms and conditions of any other Loan Document, this Agreement shall govern.

     14.19. LIMITATION ON AGREEMENTS. All agreements between the Borrower, the Administrative Agent, each Arranger and each Lender in the Loan Documents are hereby expressly limited so that in no event shall any of the Loans or other amounts payable by the Borrower under any of the Loan Documents be directly or indirectly secured (within the meaning of Regulation U) by Margin Stock.

     14.20. DISCLAIMERS. The Administrative Agent, the Arrangers and the Lenders shall not be liable to any contractor, subcontractor, supplier, laborer, architect, engineer, tenant or other party for services performed or materials supplied in connection with any work performed on the Projects, including any TI Work. The Administrative Agent, the Arrangers and the Lenders shall not be liable for any debts or claims accruing in favor of any such parties against the Borrower or others or against any of the Projects. The Borrower is not and shall not be an agent of any Agent, the Arrangers or the Lenders for any purposes and none of the Lenders, the Arrangers, or the Agents shall be deemed partners or joint venturers with Borrower. None of the Administrative Agent, the Arrangers or the Lenders shall be deemed to be in privity of contract with any contractor or provider of services to any Project, nor shall any payment of funds directly to a contractor or subcontractor or provider of services be deemed to create any third party beneficiary status or recognition of same by any of the Administrative Agent, the Arrangers or the Lenders and the Borrower agrees to hold the Administrative Agent, the Arrangers and the Lenders harmless from any of the damages and expenses resulting from such a construction of the relationship of the parties or any assertion thereof.

     14.21. ENTIRE AGREEMENT. This Agreement, taken together with all of the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings, written and oral, relating to the subject matter hereof.

     14.22. CONFIDENTIALITY. Each of the Agents, the Arrangers and the Lenders agrees to keep confidential all non-public information provided to it by the Borrower pursuant to this Agreement that is designated by the Borrower as confidential; provided that nothing herein shall prevent the Agents or the Lenders from disclosing any such information (a) to the Agents, any other Lender or any Affiliate of any Lender (provided such Affiliate is made aware of the confidentiality of such information and agrees to keep such information confidential), (b) to any Assignee, Participant or prospective Assignee or Participant or any actual or prospective counterparty (or its advisors) to any swap or derivative transactions relating to the Borrower and its Obligations (provided such Person is made aware of the confidentiality of such information and agrees to keep such information confidential), (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of any Lender, Assignee, Participant, prospective Assignee or Participant who are advised of the provisions of this Section, (d) upon the request or demand of any Governmental Authority having or asserting jurisdiction over either Agent or any Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with the exercise of any remedy hereunder or under any other Loan Document, (g) upon the advice of counsel that such disclosure is required by law, (h) with the consent of the Borrower, (i) in connection with any litigation to which any Agent, Arranger or Lender is a party, or (j) to the extent such information becomes publicly available other than as a result of a breach of this Section 14.22 or becomes available to any Agent, Arranger or Lender on a nonconfidential basis from a source other than the Borrower.

     14.23. NO BANKRUPTCY PROCEEDINGS. Each of the Borrower the Administrative Agent, the Documentation Agent, the Syndication Agent and the Lenders hereby agrees that it will not institute against any Designated Bank or join any other Person in instituting against any Designated Bank any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of the latest maturing commercial paper note issued by such Designated Bank and (ii) the Revolving Credit Termination Date.

     14.24. TRANSITIONAL ARRANGEMENTS.

     (a) Old Revolving Credit Agreement Superseded. This Agreement shall supersede the Old Revolving Credit Agreement in its entirety, except as provided in this Section 14.24. On the Closing Date, the rights and obligations of the parties under the Old Revolving Credit Agreement and the "Notes" defined therein shall be subsumed within and be governed by this Agreement and the Notes; provided however, that any of the "Revolving Credit Obligations" (as defined in the Old Revolving Credit Agreement) outstanding under the Old Revolving Credit Agreement shall, for purposes of this Agreement, be Revolving Credit Obligations hereunder. The Lenders' interests in such Revolving Credit Obligations, and participations in such Letters of Credit shall be reallocated on the Closing Date in accordance with each Lender's applicable Pro Rata Share.

     (b) Return and Cancellation of Notes. Upon its receipt of the Revolving Credit Notes to be delivered hereunder on the Closing Date, each Lender will promptly return to the Borrower, marked "Cancelled" or "Replaced", the notes of the Borrower held by such Lender pursuant to the Old Revolving Credit Agreement.

     (c) Interest and Fees Under Original Agreement. All interest and all commitment, facility and other fees and expenses owing or accruing under or in respect of the Old Revolving Credit Agreement shall be calculated as of the Closing Date (prorated in the case of any fractional periods), and shall be paid on the Closing Date in accordance with the method specified in the Old Revolving Credit Agreement as if such agreement were still in effect.

                  [Remainder of Page Intentionally Left Blank]
                           [SIGNATURE PAGES TO FOLLOW]

     IN WITNESS WHEREOF the undersigned have duly executed this Agreement as a sealed instrument as of the date first set forth above.

                                   BORROWER:
                                 --------

                                 RECKSON OPERATING PARTNERSHIP, L.P.

                                 By: Reckson Associates Realty Corp.


                                 By: ________________________________
                                     Name:
                                    Title:


                                Notice Address:
                                 --------------

                                          225 Broadhollow Road
                                          Melville, New York 11747
                                          Attention: Michael Maturo







             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    ADMINISTRATIVE AGENT AND LENDER:
                                    -------------------------------

                                    THE CHASE MANHATTAN BANK

                                    By: ________________________________
                                        Name:
                                        Title:


                                    Notice Address, Domestic and Eurodollar
                                    Lending Office:

                                             270 Park Avenue
                                             New York, NY  10017
                                             Attention:

                                    With a copy of all notice to:

                                             270 Park Avenue, 31st Floor
                                             New York, NY  10017
                                             Attention:  Marc E. Costantino

                                    Pro Rata Share:

                                 7.652173913%

                                    Revolving Credit Commitment:

                                  $44,000,000








             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    SYNDICATION AGENT:

                                    UBS WARBURG LLC



                                    By:________________________________
                                     Name:
                                    Title:



                                    By:________________________________
                                     Name:
                                    Title:








             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                   DOCUMENTATION AGENT AND LENDER:

                                   BANKERS TRUST COMPANY


                                   By: ________________________________
                                     Name:
                                    Title:



                                   Notice Address, Domestic and Eurodollar
                                Lending Office:

                                            130 Liberty Street
                                            New York, NY 10006
                                            Attention:  Gloria Argueta

                                Pro Rata Share:

                                 7.4782608696%

                                   Revolving Credit Commitment:

                                  $43,000,000









             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    LENDER:
                                    ------

                                    UBS AG, STAMFORD BRANCH


                                    By: ________________________________
                                        Name:
                                        Title:


                                    By: ________________________________
                                        Name:
                                        Title:


                                    Notice Address, Domestic and Eurodollar
                                    Lending Office:

                                             c/o UBS AG, New York Branch
                                             Attention:  Mara Martez
                                             299 Park Avenue
                                             New York, NY  10171

                                    Pro Rata Share:
                                    --------------

                                 7.4782608696%

                                    Revolving Credit Commitment:

                                  $43,000,000



             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                        MANAGING AGENT AND LENDER:
                                        -------------------------

                                        BANK OF AMERICA, N.A.



                                        By: ________________________________
                                            Name:
                                            Title:



                                        Notice Address, Domestic and
                                        Eurodollar Lending Office:

                                            100 North Tryon Street
                                            NC1-007-11-07
                                            Charlotte, NC 28255
                                            Attn: Mark Wilson


                                        Pro Rata Share:

                                        6.7826086957%

                                        Revolving Credit Commitment:

                                        $39,000,000






             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                     MANAGING AGENT AND LENDER:

                                     CITICORP REAL ESTATE, INC.



                                     By: ________________________________
                                         Name:
                                         Title:



                                     Notice Address, Domestic and
                                     Eurodollar Lending Office:

                                              390 Greenwich Street, 1st Floor
                                              New York, NY 10013
                                              Attn:  David Hirsh
                                              Fax Number:  212-723-8380

                                     Pro Rata Share:

                                     6.7826086957%

                                     Revolving Credit Commitment:

                                  $39,000,000






             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                     MANAGING AGENT AND LENDER:

                                  COMMERZBANK
                                     AKTIENGESELLSCHAFT, NEW
                                  YORK BRANCH



                                     By:________________________________
                                        Name:
                                        Title:



                                     By: ________________________________
                                         Name:
                                         Title:



                                     Notice Address, Domestic and
                                     Eurodollar Lending Office:

                                            2 World Financial Center
                                            New York, NY 10281
                                            Attn:  David Schwarz

                                     Pro Rata Share:

                                     6.7826086957%

                                     Revolving Credit Commitment:

                                  $39,000,000


             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    MANAGING AGENT AND LENDER:
                                    -------------------------
                                    BAYERISCHE HYPO-UND
                                    VEREINSBANK AG NEW YORK
                                    BRANCH



                                    By:________________________________
                                     Name:
                                    Title:



                                    By:________________________________
                                     Name:
                                    Title:



                                    Notice Address, Domestic and
                                    Eurodollar Lending Office:

                                             150 E 42nd Street
                                             New York, NY 10017-4679
                                             Attn:    Robert Dowling

                                    Pro Rata Share:
                                    --------------

                                 6.7826086957%

                                    Revolving Credit Commitment:

                                  $39,000,000



             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                   CO-AGENT AND LENDER:

                                   THE BANK OF NEW YORK


                                   By: ________________________________
                                     Name:
                                    Title:



                                   Notice Address, Domestic and
                                   Eurodollar Lending Office:

                                       One Wall Street
                                       New York, NY 10286
                                       Attention: David Fowler

                                Pro Rata Share:

                                 5.3913043478%

                                   Revolving Credit Commitment:

                                  $31,000,000









             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                   CO-AGENT AND LENDER:
                                   -------------------

                                   ING (U.S.) CAPITAL LLC

                                   By: ING (U.S.) CAPITAL FINANCIAL
                                   HOLDINGS LLC, ITS SOLE
                                    MEMBER



                                   By: ________________________________
                                     Name:
                                    Title:



                                   Notice Address, Domestic and Eurodollar
                                Lending Office:

                                            55 East 52nd Street
                                            New York, NY 10055
                                            Attention: Thomas Hobbis

                                Pro Rata Share:

                                 5.3913043478%

                                   Revolving Credit Commitment:

                                  $31,000,000


             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                     CO-AGENT AND LENDER:
                                     -------------------
                                     WELLS FARGO BANK, NATIONAL
                                  ASSOCIATION



                                     By: ________________________________
                                         Name:
                                         Title:



                                     Notice Address, Domestic and
                                     Eurodollar Lending Office:

                                              40 West 57th Street
                                              22nd Floor
                                              New York, NY 10019
                                              Attention: Kimberly Naso

                                              2120 East Park Place, Suite 100
                                              Elsegundo, CA 90245
                                              Attention:  Susan Figeura

                                     Pro Rata Share:

                                     5.3913043478%

                                     Revolving Credit Commitment:

                                  $31,000,000





             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    LENDER:
                                      ------

                                      BAYERISCHE LANDESBANK
                                      GIROZENTRALE



                                      By:________________________________
                                         Name:
                                         Title:



                                      By:________________________________
                                         Name:
                                         Title:



                                      Notice Address, Domestic and
                                      Eurodollar Lending Office:

                                               560 Lexington Ave.
                                               New York, NY 10022
                                               Attention:  Daniel Reddy

                                      Pro Rata Share:
                                      --------------

                                      3.4782608696%

                                      Revolving Credit Commitment:

                                      $20,000,000






             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    LENDER:
                                    ------

                                    EUROPEAN AMERICAN BANK



                                    By: ________________________________
                                        Name:
                                        Title:



                                    Notice Address, Domestic and
                                    Eurodollar Lending Office:

                                             335 Madison Avenue
                                             New York, NY 10017
                                             Attention:  Shaelee Lopes

                                    Pro Rata Share:

                                 3.4782608696%

                                    Revolving Credit Commitment:

                                  $20,000,000








             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                               CO-AGENT AND LENDER:

                               PNC BANK, NATIONAL ASSOCIATION

                               By: ________________________________
                                     Name:
                                    Title:



                               Notice Address, Domestic and Eurodollar
                                Lending Office:

                                        One Penn Plaza, Suite 2504
                                        New York, NY 10119
                                        Attention:  Thomas Nastarowicz

                                Pro Rata Share:

                                 5.3913043478%

                               Revolving Credit Commitment:

                               $31,000,000











             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    LENDER:

                                  ERSTE BANK



                                   By:________________________________
                                     Name:
                                    Title:



                                   By:________________________________
                                     Name:
                                    Title:



                                   Notice Address, Domestic and
                                   Eurodollar Lending Office:

                                            280 Park Avenue, West
                                            Building-32
                                            New York, NY 10017
                                            Attention:  Paul Judicke

                                Pro Rata Share:

                                 2.6086956522%

                                   Revolving Credit Commitment:

                                  $15,000,000








             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    LENDER:

                                      FLEET NATIONAL BANK



                                      By: ________________________________
                                          Name:
                                          Title:



                                      Notice Address, Domestic and Eurodollar
                                      Lending Office:

                                               100 Federal Street
                                               Mail code MA DE 10009A
                                               Boston, MA 02110
                                               Attention:  Kathleen Ahern

                                      Pro Rata Share:

                                      3.4782608696%

                                      Revolving Credit Commitment:

                                      $20,000,000








             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                         LENDER:
                                         ------

                                         LASALLE BANK NATIONAL ASSOCIATION

                                         By: ________________________________
                                             Name:
                                             Title:



                                         Notice Address, Domestic and
                                         Eurodollar Lending Office:

                                                  135 South LaSalle Street
                                                  Chicago, IL 60603-3499
                                                  Attention:  Klay Schmeisser

                                         Pro Rata Share:

                                         3.4782608696%

                                         Revolving Credit Commitment:

                                         $20,000,000








             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    LENDER:
                                       ------

                                       BANK LEUMI USA



                                       By: ________________________________
                                           Name:
                                           Title:



                                       Notice Address, Domestic and
                                       Eurodollar Lending Office:

                                           562 Fifth Avenue
                                           New York, NY 10036
                                           Attention: Cynthia Wilbur

                                       Pro Rata Share:

                                       .8695652174%

                                       Revolving Credit Commitment:

                                       $5,000,000







             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    LENDER:

                                   MERRILL LYNCH MORTGAGE
                                   CAPITAL INC.



                                   By: ________________________________
                                     Name:
                                    Title:



                                   Notice Address, Domestic and Eurodollar
                                Lending Office:

                                            Four World Financial Center,
                                            North Tower
                                            New York, NY 10281-1307
                                            Attention:  Daniel Gilbert

                                Pro Rata Share:

                                 3.4782608696%

                                   Revolving Credit Commitment:

                                  $20,000,000







             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    LENDER:

                                       SUMMIT BANK



                                       By: ________________________________
                                           Name:
                                           Title:



                                       Notice Address, Domestic and
                                       Eurodollar Lending Office:

                                                750 Walnut Avenue
                                                Cranford, NJ 07016
                                                Attention:  Marianne deJongh

                                       Pro Rata Share:

                                       4.3478260870%

                                       Revolving Credit Commitment:

                                       $25,000,000







             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.

                                    LENDER:
                                     ------

                                     DRESDNER BANK AG, NEW YORK
                                     AND GRAND CAYMAN BRANCHES


                                     By: ________________________________
                                         Name:
                                         Title:



                                     By: ________________________________
                                         Name:
                                         Title:



                                     Notice Address, Domestic and
                                     Eurodollar Lending Office:

                                         75 Wall Street
                                         New York, NY 10005-2889
                                         Attention: David Samer

                                     Pro Rata Share:
                                     --------------

                                     3.4782608696%

                                     Revolving Credit Commitment:

                                  $20,000,000







             SIGNATURE PAGE TO AMENDED AND RESTATED CREDIT AGREEMENT
                    WITH RECKSON OPERATING PARTNERSHIP, L.P.



                                                                       EXHIBIT _

                                   EXHIBIT A
                                      to
      Amended and Restated Credit Agreement dated as of September __, 2000

                       FORM OF ASSIGNMENT AND ACCEPTANCE

--------------------------------------------------------------------------------
                           ASSIGNMENT AND ACCEPTANCE

         This ASSIGNMENT AND ACCEPTANCE dated as of _______________, 200_, among [Names of Assignor Lenders] (each, an "Assignor" and collectively, the "Assignors") and __________, ___________, ___________, (etc.) (each, an
"Assignee" and collectively, the "Assignees").

                            PRELIMINARY STATEMENTS

         A. Reference is made to the Amended and Restated Credit Agreement dated as of September __, 2000 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among Reckson Operating Partnership, L.P., the institutions from time to time party thereto as Lenders, and The Chase Manhattan Bank, as Administrative Agent, UBS WARBURG LLC, as Syndication Agent, DEUTSCHE BANK as Documentation Agent, and CHASE SECURITIES INC. and UBS WARBURG LLC as joint lead arrangers and joint book managers. Capitalized terms used herein and not otherwise defined herein are used as defined in the Credit Agreement.

         B. The Assignors are Lenders under the Credit Agreement and each desires to sell and assign to the Assignees a portion of such Assignor's existing Revolving Credit Commitment, as set forth on Schedule 2 attached hereto (each, an "Assigned Commitment") in the aggregate amount of $________ of the Revolving Credit Commitments (the "Aggregate Assigned Amount"), and each Assignee desires to purchase and assume from each Assignor, on the terms and conditions set forth below, an interest in such Assignor's respective Assigned Commitment and related outstanding Loans (the "Assigned Percentages"), together with the Assignors' respective rights and obligations under the Credit Agreement with respect to the Assigned Percentages, such that each Assignee shall, from and after the Effective Date (as defined below), become a Lender under the Credit Agreement with the respective Revolving Credit Commitment and Pro Rata Share listed on the signature pages attached hereto.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignors and the Assignees hereby agree as follows:

         1. In consideration of the payments of each Assignee to each Assignor, to be made by wire transfer to the Administrative Agent for the account of the applicable Assignor of immediately available funds on the Effective Date in accordance with Schedule 3 attached hereto, each Assignor hereby sells and assigns to each Assignee, and each Assignee hereby purchases and assumes from such Assignor, the Assigned Percentage set forth on Schedule 1 attached hereto, together with such Assignor's rights and obligations under the Credit Agreement and all of the other Loan Documents with respect to the Assigned Percentages as of the date hereof (after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof also made on the date hereof), including, without limitation, the obligation to make Loans and the obligation to participate in Letters of Credit.

         2. Each Assignor (i) represents and warrants that as of the date hereof its Revolving Credit Commitment is as set forth on Schedule 2 attached hereto (in each case, after giving effect to any other assignments thereof made prior to the date hereof, whether or not such assignments have become effective, but without giving effect to any other assignments thereof made as of the date hereof); (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim and that such Assignor is legally authorized to enter into this Assignment and Acceptance; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto; and (iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document furnished pursuant thereto.

         3. Each Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it shall have no recourse against the Assignor with respect to any matter relating to the Credit Agreement, any of the other Loan Documents, or this Assignment and Acceptance (except with respect to the representations or warranties made by the Assignors in clauses (i) and (ii) of paragraph 2 above); (iv) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignors or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (v) confirms that it is an Eligible Assignee; (vi) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vii) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (viii) confirms that, to the best of its knowledge, as of the date hereof, it is not subject to any law, regulation or guideline from any central bank or other Governmental Authority or quasigovernmental authority exercising jurisdiction, power or control over it, which would subject the Borrower to the payment of additional compensation under Section 13.2 or under Section 13.3 of the Credit Agreement; (ix) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office(s) the offices set forth beneath its name on the signature pages hereof; (x) if such Assignee is organized under the laws of a jurisdiction outside the United States, attaches the forms described in Section 13.1(d) of the Credit Agreement or any successor forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty; and (xi) represents and warrants that none of the funds, monies, assets or other consideration being used to purchase pursuant to this Assignment and Acceptance are "plan assets" as defined under ERISA and that its rights, benefits, and interests in and under the Loan Documents will not be "plan assets" under ERISA.

         4. Following the execution of this Assignment and Acceptance by each of the Assignors and the Assignees, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date of this Assignment and Acceptance shall be ______________, 200_ (the "Effective Date").

         5. As of the Effective Date, (i) each Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) each Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights (except as provided in Section 14.9 of the Credit Agreement) and be released from its obligations under the Credit Agreement with respect to its Assigned Commitment.

         6. From and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the Aggregate Assigned Amount (including, without limitation, all payments of principal, interest and fees with respect thereto) to the appropriate Assignees. The Administrative Agent shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date.

         7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         8. This Assignment and Acceptance may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

         [9. The Assignor represents and warrants that it has given the Borrower five (5) days written notice by telecopy of its intention to enter into this Assignment and Acceptance in accordance with the provisions of
Section 14.1(b) of the Credit Agreement.](1)



--------

         (1) Applies only during the continuance of an Event of Default and prior to an acceleration of the Loans.

         IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective officers thereunto duly authorized, as of the date first above written.

ASSIGNORS:
                                            ------------------------------

                                            By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
                                            Title:
                                                  ------------------------


                                            By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
                                            Title:
                                                  ------------------------

                                            Notice Address, Domestic
                                            Lending Office and Eurodollar
                                            Lending Office:


Adjusted Pro Rata Share:  ____%
Adjusted Revolving Credit Commitment:  $___________

ASSIGNEES:
                                            ------------------------------

                                            By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
                                            Title:
                                                  ------------------------

                                            By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
                                            Title:
                                                  ------------------------

                                            Notice Address, Domestic
                                            Lending Office and Eurodollar
                                            Lending Office:

Pro Rata Share  ___%
Revolving Credit Commitment:  $___________

Accepted as of this ___ day
of _____________, 200_

THE CHASE MANHATTAN BANK,
  as Administrative Agent

By:_______________________
Name:
Title:

By:_______________________
Name:
Title:

Consented and agreed to
as of this ___ day of ___________, 200_

RECKSON OPERATING PARTNERSHIP, L.P.,(2)
a Delaware limited partnership

         By:      RECKSON ASSOCIATES REALTY CORP.,
                  a Maryland corporation, its general partner

                  By:_______________________________
                      Name:
                      Title:






--------

         (2) Consent not required if the circumstances described in Section 14.1(b) of the Credit Agreement have occurred and are continuing.

                                  SCHEDULE 1

                                            Assigned          New Pro
Assignee                                    Percentage        Rata Share
--------                                    ----------        ----------

                                  SCHEDULE 2

                    EXISTING REVOLVING CREDIT COMMITMENTS AND
                         PRO RATA SHARES OF ASSIGNORS

               Existing                         Existing
               Revolving Credit                 Pro Rata              Assigned
Assignor       Commitment                       Share                 Commitment
--------       ----------------                 ---------             ----------

                                  SCHEDULE 3
                                 PAYMENTS (3)


                              Funding                             Fee to
         Facility             Amount/Repayment                    Administrative
Lender   Fee                  to Assignors                        Agent (4)
------   ---                  ------------                        ---------










--------

         (3) Paymentsto the Lenders are shown without parentheses; payments from the Lenders to the Administrative Agent, on its own behalf or on behalf of the Lenders, are shown in parentheses.

         (4) Pursuant to Section 14.1(d) of the Credit Agreement.

                                   EXHIBIT B-1
                                      to
         Amended and Restated Credit Agreement dated as of ______, 2000

                            FORM OF PROMISSORY NOTE
--------------------------------------------------------------------------------

$______________                                               New York, New York
                                                                     _____, 2000

         For value received, Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), promises to pay to the order of _____________________________ (the "Lender") the unpaid principal amount of each Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the Revolving Credit Termination Date (as such term is defined in the Credit Agreement) or on such other dates as may be specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Administrative Agent (as such term is defined in the Credit Agreement).

         All Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Amended and Restated Credit Agreement, dated as of September __, 2000, among the Borrower, the institutions from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, UBS Warburg LLC, as Syndication Agent, Deutsche Bank, as Documentation Agent, and Chase Securities Inc. and UBS Warburg LLC, as joint lead arrangers and joint book managers (as the same may be amended, supplemented, restated, or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof, the acceleration of the maturity hereof upon the happening of certain events and certain waivers by the Borrower.

         THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                                       BORROWER:

                                       RECKSON OPERATING
                                       PARTNERSHIP, L.P., a Delaware
                                       limited partnership

                                       By:      RECKSON ASSOCIATES
                                                REALTY CORP., a Maryland
                                                corporation, its general partner

                                                By:_____________________________
                                                   Name:
                                                   Title:


                                     B-1.2

                        LOANS AND PAYMENTS OF PRINCIPAL

            --------------------------------------------------------

                                        Amount of
         Amount of         Type of      Principal       Maturity        Notation
Date       Loan            Loan         Repaid            Date          Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT B-2
                                      to
      Amended and Restated Credit Agreement dated as of September __, 2000

                    FORM OF DESIGNATED BANK PROMISSORY NOTE
--------------------------------------------------------------------------------


$___________________                                          New York, New York
                                                                   _______, 2000

         For value received, Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), promises to pay to the order of ____________________________ (the "Lender") the unpaid principal amount of each Competitive Bid Loan made by the Lender to the Borrower pursuant to the Credit Agreement referred to below on the dates specified in the Credit Agreement. The Borrower promises to pay interest on the unpaid principal amount of each such Competitive Bid Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in lawful money of the United States in Federal or other immediately available funds at the office of the Administrative Agent (as such term is defined in the Credit Agreement).

         All Competitive Bid Loans made by the Lender, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Lender and, if the Lender so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Designated Bank Notes referred to in the Amended and Restated Credit Agreement, dated as of September __, 2000, among the Borrower, the institutions from time to time party thereto, The Chase Manhattan Bank, as Administrative Agent, UBS Warburg LLC, as Syndication Agent, Deutsche Bank, as Documentation Agent, and Chase Securities Inc. and UBS Warburg LLC, as joint lead arrangers and joint book managers (as the same may be amended, supplemented, restated, or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof, the acceleration of the maturity hereof upon the happening of certain events and certain waivers by the Borrower.

         THIS NOTE SHALL BE INTERPRETED, AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED, IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.


                                       BORROWER:

                                       RECKSON OPERATING
                                       PARTNERSHIP, L.P., a Delaware
                                       limited partnership

                                       By:      RECKSON ASSOCIATES
                                                REALTY CORP., a Maryland
                                                corporation, its general partner

                                                By:_____________________________
                                                    Name:
                                                    Title:




                                     B-2.2

                        LOANS AND PAYMENTS OF PRINCIPAL

            --------------------------------------------------------

                                   Amount of
         Amount of      Type of       Principal       Maturity          Notation
Date        Loan        Loan          Repaid             Date           Made By

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                   EXHIBIT C
                                      to
      Amended and Restated Credit Agreement dated as of September __, 2000
--------------------------------------------------------------------------------

                          FORM OF NOTICE OF BORROWING

                                                            ______________, 200_

The Chase Manhattan Bank, as Administrative Agent
for the Lenders party to the Credit Agreement
referred to below
270 Park Avenue
New York, New York  10017

Attention:        Marc Costantino

Ladies and Gentlemen:

         Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of September __, 2000 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), the institutions from time to time party thereto as Lenders, The Chase Manhattan Bank, as Administrative Agent, UBS Warburg LLC, as Syndication Agent, Deutsche Bank, as Documentation Agent, and Chase Securities Inc. and UBS Warburg LLC, as joint lead arrangers and joint book managers.

         The Borrower hereby gives you notice, irrevocably, pursuant to
Section 2.1(b) of the Credit Agreement that the Borrower hereby requests a Borrowing under the Credit Agreement and, in that connection, sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required pursuant to the terms of the Credit Agreement:

         The Funding Date (which shall be a Business Day) of the Proposed Borrowing is ________________, 200__.

         The amount of the Proposed Borrowing is $____________.(1)

--------

         (1) Such amount must be in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount.

         The Revolving Credit Availability as of the date of this Notice of Borrowing is $_______________.

         The Proposed Borrowing will be of [Eurodollar Rate Loans] [Base Rate Loans].

         The requested Eurodollar Interest Period for the Proposed Borrowing is from _________ and ending __________ (for a total of ________ months).(2)

         The Borrower (by its signature below) hereby directs the Administrative Agent to disburse the proceeds of the Loans comprising the Proposed Borrowing on the Funding Date therefor as set forth on Schedule 1 attached hereto and made a part hereof, whereupon the proceeds of such Loans shall be deemed received by or for the benefit of the Borrower.

         The Borrower (by its signature below) hereby certifies that the conditions precedent contained in Section [6.1] [6.2] are satisfied on the date hereof and will be satisfied on the Funding Date of the Proposed Borrowing.

                                       RECKSON OPERATING
                                       PARTNERSHIP, L.P., a Delaware
                                       limited partnership

                                       By:      RECKSON ASSOCIATES
                                                REALTY CORP., a Maryland
                                                corporation, its general partner

                                                By:_____________________________
                                                    Name:
                                                    Title:


--------

         (2) To be specified if the Proposed Borrowing is of Eurodollar Rate Loans. Such Eurodollar Interest Period must comply with the provisions of
Section 5.2(b) of the Credit Agreement.

                                  SCHEDULE 1
                                      to
                              Notice of Borrowing
                               -------------------
                           dated _____________, 200_

                       [Insert disbursement directions]

                                   EXHIBIT D
                                      to
      Amended and Restated Credit Agreement dated as of September __, 2000
--------------------------------------------------------------------------------

                    FORM OF NOTICE OF CONVERSION/CONTINUATION

                                                              ___________, 200__

The Chase Manhattan Bank, as Administrative Agent for the Lenders party to the Credit Agreement referred to below
270 Park Avenue
New York, New York 10017

Attention:        Marc Costantino

Ladies and Gentlemen:

         Reference is hereby made to that certain Amended and Restated Credit Agreement dated as of September __, 2000 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined), among Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), the institutions from time to time party thereto as Lenders, The Chase Manhattan Bank, as Administrative Agent, UBS Warburg LLC, as Syndication Agent, Deutsche Bank, as Documentation Agent, and Chase Securities Inc. and UBS Warburg LLC, as joint lead arrangers and joint book managers.

         The Borrower by its signature below hereby gives you notice pursuant to Section 5.1(c)(ii) of the Credit Agreement that the Borrower hereby elects to(1):

         1. Convert $_____________(2) in aggregate principal amount of Base Rate Loans from Base Rate Loans - to Eurodollar Rate Loans on


--------

         (1) Include those items that are applicable, completed appropriately for the circumstances.

         (2) Such amount of conversion to or continuation of Eurodollar Rate Loans must be in a minimum amount of $3,000,000 and in integral multiples

______________, 200_(3). The Eurodollar Interest Period for such Eurodollar Rate Loans - is requested to be ______________ month[s].(4)

         2. Convert $____________ in aggregate principal amount of Eurodollar Rate Loans with a current Eurodollar Interest Period ending ___________, 200_(5) to Base Rate Loans.

         3. Continue as Eurodollar Rate Loans $_________ (6) in aggregate principal amount of Eurodollar Rate Loans with a current Eurodollar Interest Period from ________________ and ending _____________ 200_. The succeeding
Eurodollar Interest period for such Eurodollar Rate Loans is requested to be ____ month [s].(7)





--------------------------------------------------------------------------------

of $500,000 in excess of that amount, except in the case of a conversion into or a conversion of an entire Borrowing of Non Pro Rata Loans.

         (3) Date of conversion must be a Business Day.

         (4) Such Eurodollar Interest Period must comply with the provisions of Section 5.2(b) of the Credit Agreement.

         (5) The conversion of Eurodollar Rate Loans to Base Rate Loans shall be made on, and only on, the last day of the Eurodollar Interest Period for such Eurodollar Rate Loans.

         (6) Such amount of conversion to or continuation of Eurodollar Rate Loans must be in a minimum amount of $3,000,000 and in integral multiples of $500,000 in excess of that amount, except in the case of a conversion into or a conversion of an entire Borrowing of Non Pro Rata Loans.

         (7) Such Eurodollar Interest Period must comply with the provisions of Section 5.2(b) of the Credit Agreement.

         The Borrower by its signature below hereby certifies that on the date hereof there are no prohibitions under the Credit Agreement to the requested conversion/continuation, and no such prohibitions will exist on the date of the requested conversion/continuation.

                                       RECKSON OPERATING
                                       PARTNERSHIP, L.P., a Delaware
                                       limited partnership

                                       By:      RECKSON ASSOCIATES
                                                REALTY CORP., a Maryland
                                                corporation, its general partner


                                                By______________________________
                                                    Name:
                                                    Title:

                                   EXHIBIT E
                                      to
      Amended and Restated Credit Agreement dated as of September __, 2000
--------------------------------------------------------------------------------

                           LIST OF CLOSING DOCUMENTS

                                 $575,000,000
                           REVOLVING CREDIT FACILITY
                                     among
                      RECKSON OPERATING PARTNERSHIP, L.P.,
                                  THE LENDERS,
                            THE CHASE MANHATTAN BANK,
                             UBS WARBURG LLC, AND
                                 DEUTSCHE BANK.
                              SEPTEMBER __, 2000

LIST OF CLOSING DOCUMENTS(1)
----------------------------

         1. Amended and Restated Credit Agreement (the "Credit Agreement"), among Reckson Operating Partnership, L.P. (the "Borrower"), certain financial institutions listed on the signature pages thereof as lenders (collectively referred to herein, together with their respective successors and assigns, as the "Lenders"), The Chase Manhattan Bank, as Administrative Agent ("Chase"), UBS Warburg LLC, as Syndication Agent ("UBS"), Deutsche Bank, as Documentation Agent, and Chase Securities Inc. and UBS Warburg LLC, as joint lead arrangers and joint book managers.

         2.  Exhibits  and  Schedules  to the Credit  Agreement  as described on
Schedule 1 attached hereto.

         3. Promissory Notes (the "Borrower Notes") executed by the Borrower and payable to each Lender evidencing the Loans made by such Lender under the Credit Agreement.

         4. Guaranty Agreement by each of Reckson Associates Realty Corp. (the "Company"), Reckson FS Limited Partnership ("Reckson FS"), Reckson 120 White Plains Road LLC, Reckson Short Hills LLC, Reckson/Stamford Towers LLC, and 360 Hamilton LLC for the benefit of Chase and the Lenders.

--------

         (1) Capitalized terms used herein but not otherwise defined herein have the meanings assigned to such terms in the Credit Agreement.

         5. (a) Certificate of the Company dated the Closing Date, in its capacity as general partner of the Borrower, certifying (1) the names and true signatures of the incumbent officers of the Company authorized to sign the Credit Agreement, the Borrower Notes, and the other Loan Documents on behalf of the Borrower, (2) the resolutions of the Company's Board of Directors approving and authorizing the execution, delivery and performance of the Credit Agreement, the Borrower Notes and all other Loan Documents executed by the General Partner on behalf of the Borrower, and (3) a copy of the Partnership Agreement of the Borrower as in effect on the date of such certification, and (b) a copy of the Certificate of Incorporation of the Company, together with all amendments thereto, if any, certified by the Secretary of State of Maryland.

         6. (a) Certificate of general partner/manager of each Guarantor dated the Closing Date in its capacity as general partner/manager of each Guarantor certifying (1) the names and true signatures of the incumbent officers of such Guarantor authorized to sign the Guaranty and the other Loan Documents on behalf of such Guarantor, (2) the resolutions of such general partner/manager approving and authorizing the execution, delivery and performance of the Guaranty and all other Loan Documents executed by such general partner/manager on behalf of such Guarantor, and (3) a copy of the Partnership Agreement or Operating Agreement of such Guarantor as in effect on the date of such certification, and (b) a copy of the organizational documents of such general partner/manager together with all amendments thereto, if any, certified by the Secretary of State of its jurisdiction of organization.

         7. Copy of the Certificate of Limited Partnership of the Borrower, together with all amendments thereto, if any, certified by the Secretary of State of Delaware.

         8. Copy of the Articles of Incorporation of the Company, together with all amendments thereto, if any, certified by the Secretary of State of Maryland.

         9. Copy of the Certificate of Limited Partnership or Certificate of Organization of each Guarantor, together with all amendments thereto, if any, certified by the Secretary of State of its jurisdiction of organization.

         10. Copy of the Certificate of Formation of the general partner/manager of each Guarantor, together with all amendments thereto, if any, certified by the Secretary of State of its jurisdiction of organization.

         11. Good Standing Certificates of the Borrower, the Company, Reckson FS Limited Partnership and Reckson FS, Inc., each Guarantor and each general partner/manager of each Guarantor.

         12. Foreign Qualification Certificates of the Borrower, the Company, each Guarantor and each general partner/manager of each Guarantor from each jurisdiction in which such entity owns Real Property.

         13. Opinion of Brown & Wood LLP, counsel for the Borrower, the Company and the Guarantors.

         14. Notice of Borrowing executed by the Borrower with respect to the Loans to be made on the Initial Funding Date.

         15. Disbursement Direction Authorization executed by the Borrower pursuant to which Chase is directed to disburse the proceeds of the Loans to be made on the Initial Funding Date as described therein.

         16. Officer's Certificate of the General Partners dated the Initial Funding Date, signed by the President of the Company, certifying, among other things, satisfaction of the conditions precedent to funding set forth in
Section 6.1 of the Credit Agreement.

                            Schedule 1 to Exhibit E
                             -----------------------

LIST OF EXHIBITS AND SCHEDULES TO THE CREDIT AGREEMENT

Exhibit A         Form of Assignment and Acceptance
Exhibit B-1       Form of Note
Exhibit B-2       Form of Designated Bank Note
Exhibit C         Form of Notice of Borrowing
Exhibit D         Form of Notice of Conversion /Continuation
Exhibit E         List of Closing Documents
Exhibit F         Form of Compliance Certificate to Accompany Reports
Exhibit G         Sample of Calculations of Financial Covenants
Exhibit H         Form of Competitive Bid Quote Request
Exhibit I         Form of Invitation for Competitive Bid Quote
Exhibit J         Form of Competitive Bid Quote
Exhibit K         Form of Designation Agreement
Exhibit L         Form of Guaranty

Schedule 1.1.1           Existing Permitted Liens
Schedule 1.1.2           Permitted Securities Options
Schedule 6.1(d)          Equity Changes
Schedule 7.1-A           Organizational Documents
Schedule 7.1-C Corporate Structure; Outstanding Capital Stock and Partnership Interests; Partnership Agreement
Schedule 7.1-H           Indebtedness for Borrowed Money; Contingent Obligations
Schedule 7.1-I           Pending Actions
Schedule 7.1-P           Environmental Matters
Schedule 7.1-Q           ERISA Matters
Schedule 7.1-R           Securities Activities
Schedule 7.1-T           Insurance Policies

                                   EXHIBIT F
                                      to
      Amended and Restated Credit Agreement dated as of September __, 2000
--------------------------------------------------------------------------------

              FORM OF [QUARTERLY/ANNUAL] COMPLIANCE CERTIFICATE TO
                               ACCOMPANY REPORTS

                                                             _____________, 200_

The Chase Manhattan Bank, as Administrative Agent for the Lenders party to the Credit Agreement referred to below
270 Park Avenue
New York, New York 10017

Attention:  Marc Costantino

Ladies and Gentlemen:

         Pursuant to Section [8.2(a)(iii)] [8.2(b)(iii)] of that certain Amended and Restated Credit Agreement dated as of September __, 2000 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement", the terms defined therein being used herein as therein defined) among Reckson Operating Partnership, L.P., a Delaware limited partnership (the "Borrower"), the institutions from time to time party thereto as Lenders, The Chase Manhattan Bank, as Administrative Agent, UBS Warburg LLC, as Syndication Agent, Deutsche Bank, as Documentation Agent, and Chase Securities Inc. and UBS Warburg LLC, as joint lead arrangers and joint book managers, the undersigned, ___________, the ____________of [Reckson Operating Partnership, L.P., a Delaware limited partnership][Reckson Associates Realty Corp., a Maryland corporation (the "Company")], hereby certifies that:

         1. The undersigned has reviewed the terms of the Loan Documents, and has made, or caused to be made under [his/her] supervision, a review in reasonable detail of the consolidated financial condition of the Company and its consolidated Subsidiaries during the accounting period covered by the financial statements identified below. To the best of the undersigned's knowledge, such review has not disclosed the existence during or at the end of such accounting period, and as of the date hereof the undersigned does not have knowledge, of the existence of any condition or event which constitutes an Event of Default or Potential Event of Default1

         2. The financial statements, reports and copies of certain instruments and documents attached hereto, namely,

         A.       Compliance Certificate, dated _____________
         B.       _____________________, dated _____________
         C.       _____________________, dated _____________
         D.       _____________________, dated _____________

are true and complete copies of the aforesaid which constitute part of or are based upon the customary books and records of the Company, and, to the best of the undersigned's knowledge and belief, there exist no facts or circumstances which would have a Material Adverse Effect. The calculations set forth in the attached Compliance Certificate demonstrate compliance with the covenants and financial ratios set forth in Sections 9.9, 9.11, 10.2, 10.6, 10.7, 10.11 and
10.12 of the Credit Agreement.


                                       -----------------------------------------
                                     Name:
                                    Title:






--------

         (1) If such condition or event exists or existed, specify (i) the nature and period of such condition or event and (ii) the action taken, being taken or proposed to be taken with respect thereto.

                                   EXHIBIT G
                   SAMPLE CALCULATIONS OF FINANCIAL COVENANTS

                         See Exhibit A attached hereto

                                   EXHIBIT H
                                      to
                     Amended and Restated Credit Agreement
                         dated as of September __, 2000
--------------------------------------------------------------------------------
                     FORM OF COMPETITIVE BID QUOTE REQUEST

                                                                     _____, 2000

To:               THE CHASE MANHATTAN BANK, as Administrative Agent

From:             RECKSON OPERATING PARTNERSHIP, L.P.

Re: Amended and Restated Credit Agreement (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") dated as of September __, 2000 among Reckson Operating Partnership, L.P., and the Lenders, Agents and Arrangers parties thereto
                  --------------------------------------------------------------

         We hereby give notice pursuant to Section 2.2 of the Credit Agreement that we request Competitive Bid Quotes for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:  __________________

Principal Amounts (1)                                        Interest Period (2)
-----------------                                            ---------------


$


         Such Competitive Bid Quotes should offer a Competitive Bid Margin. Terms used herein have the meanings assigned to them in the Credit Agreement.





--------

         (1) Amount must be $20,000,0000 or a larger multiple of $1,000,000, with all outstanding Competitive Bid Loans not to exceed fifty percent of the Maximum Revolving Credit Amount.

         (2) In the case of Eurodollar Competitive Bid Loans: 1, 2 or 3 months, subject to the provisions of the definition of Eurodollar Interest Period.

         Competitive Bid Loans in the amount of $______________ are currently outstanding.

                                        RECKSON OPERATING
                                        PARTNERSHIP, L.P., a Delaware
                                        limited partnership

                                        By:     RECKSON ASSOCIATES
                                                REALTY CORP., a Maryland
                                                corporation, its general partner

                                                 By:____________________________
                                                     Name:
                                                     Title:

                                   EXHIBIT I
                                      to
                     Amended and Restated Credit Agreement
                         dated as of September __, 2000
--------------------------------------------------------------------------------
                  FORM OF INVITATION FOR COMPETITIVE BID QUOTE

To:      [Name of Bank]

Re:      Invitation for Competitive Bid Quotes to Reckson Operating
         Partnership, L.P.

         Pursuant to Section 2.2 of the Amended and Restated Credit Agreement (as amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") dated as of September __, 2000 among Reckson Operating Partnership, L.P., and the Lenders, Agents and Arrangers parties thereto, we are pleased on behalf of the Borrower to invite you to submit Competitive Bid Quotes to the Borrower for the following proposed Competitive Bid Borrowing(s):

Date of Borrowing:  ___________________

Principal Amount                                              Interest Period
----------------                                              ---------------


$


         Such Competitive Bid Quotes should offer a Competitive Bid Margin. Terms used herein have the meanings assigned to them in the Credit Agreement.

         Please respond to this invitation by no later than 9:30 A.M. (New York City time) on [date].

                                                     THE CHASE MANHATTAN BANK,
                                                     as Administrative Agent


                                                     By:________________________
                                                          Authorized Officer

                                   EXHIBIT J
                                      to
      Amended and Restated Credit Agreement dated as of September __, 2000
--------------------------------------------------------------------------------
                         FORM OF COMPETITIVE BID QUOTE

To:      THE CHASE MANHATTAN BANK, as Administrative Agent

Re:      Competitive  Bid Quote to  Reckson  Operating  Partnership,  L.P.  (the
         "Borrower")

         In response to your invitation on behalf of the Borrower dated _______________, 2000, we hereby make the following Competitive Bid Quote on the following terms:

1.       Quoting Bank:  ___________________________________________
2.       Person to contact at Quoting Bank:  ________________________
3.       Date of Borrowing:  ___________________________*
4. We hereby offer to make Competitive Bid Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal                  Interest                  Competitive Bid
Amount**                   Period***                 [Margin****]
--------                   ---------                 ------------

$

$


[Provided, that the aggregate principal amount of Competitive Bid Loans for which the above offers may be accepted shall not exceed $____________.]**

--------------
* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Lender is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.
*** Not less than one month, as specified in the related Invitation in the case of Competitive Bid Loans based on the Eurodollar Rate.

**** Margin over or under the Eurodollar Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".

         We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Amended and Restated Credit Agreement dated as of September __, 2000 (as amended, supplemented, restated or otherwise modified from time to time) among Reckson Operating Partnership, L.P., and the Lenders, Agents and Arrangers parties thereto, the terms defined therein being used herein as therein defined irrevocably obligates us to make the Competitive Bid Loan(s) for which any offer(s) are accepted, in whole or in part.

                                                     Very truly yours,

                                                      [NAME OF LENDER]


Dated:________________                               By:________________________
                                                          Authorized Officer

                                   EXHIBIT K
                                      to
                     Amended and Restated Credit Agreement
                         dated as of September __, 2000
--------------------------------------------------------------------------------

                         FORM OF DESIGNATION AGREEMENT
                          -----------------------------

Dated _______________, 2000

         Reference is made to that certain Amended and Restated Credit Agreement dated as of September __, 2000 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Credit Agreement") among Reckson Operating Partnership, L.P. (the "Borrower"), the institutions from time to time party thereto as Lenders, The Chase Manhattan Bank, as Administrative Agent, UBS Warburg LLC, as Syndication Agent, Deutsche Bank, as Documentation Agent, and Chase Securities Inc. and UBS Warburg LLC as joint lead arrangers and joint book managers. Terms defined in the Credit Agreement are used herein with the same meaning.

         [NAME OF DESIGNOR] (the "Designor"), [NAME OF DESIGNEE] (the "Designee"), and the Administrative Agent agree as follows:

         1. The Designor hereby designates the Designee, and the Designee hereby accepts such designation, to have a right to make Competitive Bid Loans pursuant to Article II of the Credit Agreement. Any assignment by Designor to Designee of its rights to make a Competitive Bid Loan pursuant to such Article II shall be effective at the time of the funding of such Competitive Bid Loan and not before such time.

         2. Except as set forth in Section 7 below, the Designor makes no representation or warranty and assumes no responsibility pursuant to this Designation Agreement with respect to (a) any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument and document furnished pursuant thereto and (b) the financial condition of the Borrower or any Guarantor or the performance or observance by the Borrower or any Guarantor of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto.

         3. The Designee (a) confirms that it has received a copy of each Loan Document, together with copies of the financial statements referred to the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Designation Agreement; (b) agrees that it will independently and without reliance upon the Administrative Agent, the Designor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under any Loan Document; (c) confirms that it is a Designated Bank; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under any Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; and (e) agrees to be bound by each and every provision of each Loan Document and further agrees that it will perform in accordance with their terms all of the obligations which by the terms of any Loan Document are required to be performed by it as a Lender, including any and all obligations set forth in
Section 14.1(f) of the Credit Agreement.

         4. The Designee hereby appoints Designor as Designee's agent and attorney in fact, and grants to Designor an irrevocable power of attorney, to receive payments made for the benefit of Designee under the Credit Agreement, to deliver and receive all communications and notices under the Credit Agreement and other Loan Documents and to exercise on Designee's behalf all rights to vote and to grant and make approvals, waivers, consents of amendments to or under the Credit Agreement or other Loan Documents. Any document executed by the Designor on the Designee's behalf in connection with the Credit Agreement or other Loan Documents shall be binding on the Designee to the same extent as if actually signed by the Designee. The Borrower, the Administrative Agent and each of the other Lenders may rely on and are beneficiaries of the preceding provisions.

         5. Following the execution of this Designation Agreement by the Designor and Designee, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Designation Agreement (the "Effective Date") shall be the date of acceptance hereof by the Administrative Agent, unless otherwise specified on the signature page hereto.

         6. The Administrative Agent hereby agrees that it will not institute against the Designee or join any other Person in instituting against the Designee any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any federal or state bankruptcy or similar law, until the later to occur of (i) one year and one day after the payment in full of to the latest maturing commercial paper note issued by the Designee and (ii) the Revolving Credit Termination Date.

         7. The Designor unconditionally agrees to pay or reimburse the Designee for, and save the Designee harmless against, all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed or asserted by any of the parties to the Loan Documents against the Designee, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Designee hereunder or thereunder, provided that the Designor shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Designee's gross negligence or willful misconduct.

         8. Upon such acceptance and recording by the Administrative Agent, as of the Effective Date, the Designee shall be a party to the Credit Agreement with a right to make Competitive Bid Loans as a Lender pursuant to Section 2.2 of the Credit Agreement and the rights and obligations of a Lender related thereto; provided, however, that the Designee shall not be required to make payments with respect to such obligations except to the extent of excess cash flow of the Designee which is not otherwise required to repay obligations of the Designee which are then due and payable. Notwithstanding the foregoing, the Designor, as agent for the Designee, shall be and remain obligated to the Borrower and the other Lenders for each and every of the obligations of the Designee and the Designor with respect to the Credit Agreement, including, without limitation, any indemnification obligations under Section 12.5 of the Credit Agreement and any sums otherwise payable to the Borrower by the Designee.

         9. This Designation Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         10. This Designation Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Designation Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Designation Agreement.

          IN WITNESS WHEREOF, the Designor and the Designee, intending to be legally bound, have caused this Designation Agreement to be executed by their officers thereunto duly authorized as of the date first above written.

Effective Date:                                       __________________________
2000

                                                      [NAME OF DESIGNOR], as
                                                      Designor


                                                      By:_______________________
                                                      Title:____________________


                                                      [NAME OF DESIGNEE] as
                                                      Designee


                                                      By:_______________________
                                                      Title:____________________


                                                      Applicable Lending
                                                     Office (and (address for
                                                     notices):

                                                               [ADDRESS]

Accepted this ________ day
of ____________, 20__

THE CHASE MANHATTAN BANK
as Administrative Agent

By:________________________
Title:______________________

                                   EXHIBIT L
                                      to
                     Amended and Restated Credit Agreement
                         dated as of September __, 2000
--------------------------------------------------------------------------------

                               FORM OF GUARANTY
                                ----------------

                              GUARANTY AGREEMENT

         UNCONDITIONAL GUARANTY OF PAYMENT (this "Guaranty"), is made as of September __, 2000 by ____________________________________ (the "Guarantor"),
in favor of THE CHASE MANHATTAN BANK, as administrative agent and UBS WARBURG LLC, as syndication agent (collectively, "Agents") for the benefit of the banks (the "Lenders") that are from time to time parties to that certain Amended and Restated Credit Agreement (the "Credit Agreement"), dated as of September __, 2000, among Reckson Operating Partnership, L.P., the Lenders and the Agents.

         Capitalized terms not otherwise defined in this Guaranty shall have the meanings ascribed to them in the Credit Agreement.

                              W I T N E S S E T H:
                              --------------------

         WHEREAS, pursuant to the terms of the Credit Agreement, Reckson Operating Partnership, L.P. (the "Borrower") requested that the Lenders make Loans to the Borrower, to be guaranteed by Guarantor and to be evidenced by certain Promissory Notes (the "Notes"), each dated as of September __, 2000, in the aggregate principal amount of $575,000,000, payable by the Borrower to the order of the Lenders;

         WHEREAS, this Guaranty is one of the "Guaranties" referred to in the Credit Agreement;

         WHEREAS, the Guarantor is [a wholly-owned subsidiary of the Borrower, and Reckson Financing LLC, a wholly-owned subsidiary of the Borrower, is the general partner of Guarantor]; and

         WHEREAS, in order to induce the Agents and the Lenders to make the Loans to the Borrower, and to satisfy one of the conditions contained in the Credit Agreement with respect thereto, the Guarantor has agreed to enter into this Guaranty.

         NOW THEREFORE, in consideration of the premises and the direct and indirect benefits to be derived from the making of the Loans by the

Lenders to the Borrower, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby agrees as follows:

         1. (a) Guarantor, on behalf of itself and its successors and assigns, hereby irrevocably, absolutely, and unconditionally guarantees the full and punctual payment when due, whether at stated maturity or otherwise, of all obligations of the Borrower now or hereafter existing under the Credit Agreement, under the Notes, under any Letter of Credit or Letter of Credit Reimbursement Agreement or under any of the other Loan Documents to which the Borrower is a party; and

                  (b) Guarantor, on behalf of itself and its successors and assigns, hereby irrevocably, absolutely, and unconditionally guarantees the full and punctual payment when due of any and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and disbursements) incurred by the Agents and the Lenders in enforcing their rights under this Guaranty (all such obligations set forth in this Paragraph 1 being referred to as the "Guaranteed Obligations").

         2. It is agreed that the obligations of Guarantor hereunder are primary and this Guaranty shall be enforceable against Guarantor and its successors and assigns without the necessity for any suit or proceeding of any kind or nature whatsoever brought by the Agents or the Lenders against the Borrower, or its respective successors or assigns or any other party or against any security for the payment and performance of the Guaranteed Obligations and, to the extent permitted by applicable law, without the necessity of any notice of non-payment or non-observance or of any notice of acceptance of this Guaranty or of any notice or demand to which Guarantor might otherwise be entitled (including, without limitation, diligence, presentment, notice of maturity, extension of time, change in nature or form of the Guaranteed Obligations, acceptance of further security, release of further security, imposition or agreement arrived at as to the amount of or the terms of the Guaranteed Obligations, notice of adverse change in the Borrower's financial condition and any other fact which might materially increase the risk to Guarantor), all of which Guarantor, to the extent permitted by applicable law, hereby expressly waives; and, to the extent permitted by applicable law, Guarantor hereby expressly agrees that the validity of this Guaranty and the obligations of the Guarantor hereunder shall in no way be terminated, affected, diminished, modified or impaired by reason of the assertion of, or the failure to assert by the Agents or the Lenders against the Borrower or its respective successors or assigns, any of the rights or remedies reserved to the Agents and the Lenders pursuant to the provisions of the Loan Documents. Guarantor hereby agrees that, to the extent permitted by applicable law, any notice or directive given at any time to the Agents or the Lenders which is inconsistent with the waiver in the immediately preceding sentence shall be void and may be ignored by the Agents and the Lenders, and, in addition, may not be pleaded or introduced as evidence in any litigation relating to this Guaranty for the reason that such pleading or introduction would be at variance with the written terms of this Guaranty, unless the Agents have specifically agreed otherwise in writing, signed by a duly authorized officer. Guarantor specifically acknowledges and agrees that the foregoing waivers are of the essence of this transaction and that, but for this Guaranty and such waivers, the Agents and the Lenders would not make the requested Loans to the Borrower.

         3. To the extent permitted by applicable law, Guarantor hereby waives, and covenants and agrees that it will not at any time insist upon, plead or in any manner whatsoever claim or take the benefit or advantage of, any and all appraisal, valuation, stay, extension, marshalling-of-assets or redemption laws, or right of homestead exemption, whether now or at any time hereafter in force, which may delay, prevent or otherwise affect the performance by Guarantor of its obligations under, or the enforcement by the Agents and the Lenders of, this Guaranty. To the extent permitted by applicable law, Guarantor further covenants and agrees not to set up or claim any defense, counterclaim, offset, set-off or other objection of any kind to any action, suit or proceeding in law, equity or otherwise, or to any demand or claim that may be instituted or made by the Agents or the Lenders, other than the defense of the actual timely payment and performance by the Borrower of the Guaranteed Obligations hereunder. Guarantor represents, warrants and agrees that, as of the date hereof, its obligations under this Guaranty are not subject to any counterclaims, offsets or defenses against the Agents or the Lenders of any kind.

         It is the intention and agreement of Guarantor, the Agents and the Lenders that the obligations of Guarantor under this Guaranty shall be valid and enforceable against Guarantor to the maximum extent permitted by applicable law. Accordingly, if any provision of this Guaranty creating any obligation of Guarantor in favor of the Agents and the Lenders shall be declared to be invalid or unenforceable in any respect or to any extent, it is the stated intention and agreement of Guarantor, the Agents and the Lenders that any balance of the obligation created by such provision and all other Guaranteed Obligations shall remain valid and enforceable. Likewise, if by final order a court of competent jurisdiction shall declare any sums which the Agents or the Lenders may be otherwise entitled to collect from Guarantor under this Guaranty to be in excess of those permitted under any law (including any federal or state fraudulent conveyance or like statute or rule of law) applicable to Guarantor's obligations under this Guaranty, it is the stated intention and agreement of Guarantor, the Agents and the Lenders that all sums not in excess of those permitted under such applicable law shall remain fully collectible by the Agents and the Lenders from Guarantor. Nothing in the foregoing limits the covenant of the Borrower contained in Section 9.12(b) of the Credit Agreement.

         4. The provisions of this Guaranty are for the benefit of the Agents on behalf of the Lenders and their successors and permitted assigns, and nothing herein contained shall impair as among the Borrower, the Lenders and the Agents the obligations of the Borrower under the Loan Documents.

         5. This Guaranty shall be a continuing, unconditional and absolute guaranty and, to the extent permitted by applicable law, the liability of Guarantor hereunder shall in no way be terminated, affected, modified, impaired or diminished by reason of the happening, from time to time, of any of the following, although without notice or the further consent of Guarantor:

                  (a) any assignment, amendment, modification or waiver of or change in any of the terms, covenants, conditions or provisions of any of the Guaranteed Obligations or the Loan Documents or the invalidity or unenforceability of any of the foregoing; or

                  (b) any extension of time that may be granted by the Agents or the Lenders to the Borrower, any guarantor, or their respective successors or assigns; or

                  (c) any action which the Agents or the Lenders may take or fail to take under or in respect of any of the Loan Documents or by reason of any waiver of, or failure to enforce any of the rights, remedies, powers or privileges available to the Agents or the Lenders under this Guaranty or any of the other Loan Documents or available to the Agents or the Lenders at law, in equity or otherwise, or any action on the part of the Agents or the Lenders granting indulgence or extension in any form whatsoever; or

                  (d) any sale, exchange, release, or other disposition of any property pledged, mortgaged or conveyed, or any property in which the Agents and/or the Lenders have been granted a lien or security interest to secure any indebtedness of the Borrower to the Agents and/or the Lenders; or

                  (e) any release of any person or entity who may be liable in any manner for the payment and collection of any amounts owed by the Borrower to the Agents and/or the Lenders; or

                  (f) the application of any sums by whomsoever paid or however realized to any amounts owing by the Borrower to the Agents and/or the Lenders under the Loan Documents in such manner as the Agents and the Lenders shall determine in their sole discretion; or

                  (g) the Borrower's or any guarantor's voluntary or involuntary liquidation, dissolution, sale of all or substantially all of their respective assets and liabilities, appointment of a trustee, receiver, liquidator, sequestrator or conservator for all or any part of the Borrower's or guarantor's assets, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment, or the commencement of other similar proceedings affecting the Borrower or any guarantor or any of the assets of any of them, including, without limitation, (i) the release or discharge of the Borrower or any guarantor from the payment and performance of its respective obligations under any of the Loan Documents by operation of law, or (ii) the impairment, limitation or modification of the liability of the Borrower or any guarantor in bankruptcy, or of any remedy for the enforcement of the Guaranteed Obligations under any of the Loan Documents, or Guarantor's liability under this Guaranty, resulting from the operation of any present or future provisions of the Bankruptcy Code or other present or future federal, state or applicable statute or law or from the decision in any court; or

                  (h) any improper disposition by the Borrower of any Letter of Credit or the proceeds of the Loans, it being acknowledged by Guarantor that the Agents and the Lenders shall be entitled to honor any request made by the Borrower for a disbursement of such proceeds and that the Agents and the Lenders shall have no obligation to see the proper disposition by the Borrower of such Letter of Credit or proceeds.

         6. Guarantor hereby agrees that if at any time all or any part of any payment at any time received by the Agents or the Lenders from the Borrower under any of the Notes or other Loan Documents or Guarantor under or with respect to this Guaranty is or must be rescinded or returned by the Agents or the Lenders for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Borrower or Guarantor or any other guarantor), then Guarantor's obligations hereunder shall, to the extent of the payment rescinded or returned, be deemed to have continued in existence notwithstanding such previous receipt by the Agents or the Lenders, and Guarantor's obligations hereunder shall continue to be effective or reinstated, as the case may be, as to such payment, as though such previous payment to the Agents or the Lenders had never been made.

         7. Until this Guaranty is terminated pursuant to the terms hereof, the Guarantor (i) shall have no right of subrogation against the Borrower or any entity comprising same by reason of any payments or acts of performance by Guarantor in compliance with the obligations of Guarantor hereunder; (ii) hereby waives any right to enforce any remedy which Guarantor now or hereafter shall have against the Borrower, or any entity comprising the same, by reason of any one or more payment or acts of performance in compliance with the obligations of Guarantor hereunder; and (iii) shall subordinate any liability or indebtedness of the Borrower or any entity comprising same now or hereafter held by Guarantor to the obligations of the Borrower, as applicable, under the Loan Documents; provided that nothing contained herein shall limit the right of the Guarantor to receive any amount from the Borrower, as applicable, or any entity comprising the same that is not prohibited by the terms of the Loan Documents.

         8. Guarantor hereby represents and warrants on its own behalf to the Agents with the knowledge that the Agents and the Lenders are relying upon the same, as follows:

                  (a) as of the date hereof, Guarantor is a wholly-owned subsidiary of the Borrower, and Reckson Financing LLC (a wholly-owned subsidiary of the Borrower) is the general partner of Guarantor, and Guarantor is familiar with the financial condition of Borrower;

                  (c) based upon such relationship, Guarantor has determined that it is in its best interest to enter into this Guaranty;

                  (d) this Guaranty is necessary and convenient to the conduct, promotion and attainment of Guarantor's business, and is in furtherance of Guarantor's business purposes;

                  (e) the benefits to be derived by Guarantor from the Borrower's access to funds made possible by the Loan Documents are at least equal to the obligations of Guarantor undertaken pursuant to this Guaranty;

                  (f) Guarantor is Solvent and has full corporate, partnership, limited liability company or trust power, as the case may be, and legal right to enter into this Guaranty and to perform its obligations under the terms hereof and (i) Guarantor is organized or formed and validly existing under the laws of the state of its establishment or formation,

         (ii) Guarantor has complied with all provisions of applicable law in connection with all aspects of this Guaranty, and (iii) the person executing this Guaranty on behalf of Guarantor has all the requisite power and authority to execute and deliver this Guaranty; and

                  (g) this Guaranty has been duly executed by Guarantor and constitutes the legal, valid and binding obligation of Guarantor, enforceable against it in accordance with its terms except as enforceability may be limited by applicable insolvency, bankruptcy or other laws affecting creditors' rights generally or general principles of equity whether such enforceability is considered in a proceeding in equity or at law.

         9. Guarantor and the Agents acknowledge and agree that this Guaranty is a guaranty of payment and not of collection and enforcement in respect of any obligations which may accrue to the Agents and/or the Lenders from the Borrower under the provisions of any Loan Document.

         10. Subject to the terms and conditions of the Credit Agreement, and only in conjunction with a transfer permitted thereunder, the Agents and the Lenders may assign any or all of their respective rights under this Guaranty.

         11. Guarantor agrees, upon the written request of the Agents, to execute and deliver to the Agents, from time to time, any modification or amendment hereto or any additional instruments or documents reasonably considered necessary by the Agents or its counsel to cause this Guaranty to be, become or remain valid and effective in accordance with its terms or in order to implement more fully the intent of this Guaranty, provided, that, any such modification, amendment, additional instrument or document shall not increase Guarantor's obligations or diminish its rights hereunder and shall be reasonably satisfactory as to form to Guarantor and to Guarantor's counsel.

         12. The representation and warranties of the Guarantor set forth in this Guaranty shall survive until this Guaranty shall terminate in accordance with the terms hereof.

         13. This Guaranty together with the Credit Agreement and the other Loan Documents contains the entire agreement among the parties with respect to the Loans and other extensions of credit being made to the Borrower, and supersedes all prior agreements relating to such Loans and other extensions of credit and may not be modified, amended, supplemented or discharged except by a written agreement signed by Guarantor and the Agents.

         14. If all or any portion of any provision contained in this Guaranty shall be determined to be invalid, illegal or unenforceable in any respect for any reason, such provision or portion thereof shall be deemed stricken and severed from this Guaranty and the remaining provisions and portions thereof shall continue in full force and effect.

         15. In order for any demand, request or notice to the respective parties hereto to be effective, such demand, request or notice shall be given, in writing, by delivering the same personally or by nationally recognized overnight courier service or by mailing, by certified or registered mail, postage prepaid or by telecopying the same, addressed to such party at the address set forth below or to such other address as may be identified by any party in a written notice to the others. Any such demand, request or notice sent-as aforesaid shall be deemed to have been received by the party to whom it is addressed upon delivery, if personally delivered and on the actual receipt thereof, if sent by certified or registered mail or by telecopier, and when transmitted, if sent by telex:

If to:
Guarantor:                                    ________________________
                                              225 Broadhollow Road
                                              Melville, New York 11747
                                              Attention: Michael Maturo
                                              Telecopy: (516) 756-1764
With Copies of
Notices to the
Guarantor to:                                 Brown & Wood LLP
                                              One World Trade Center
                                              New York, New York 10048
                                              Attention: Jeff B. Feigelson, Esq.
                                              Telecopy: (212) 839-5599

If to the Agents:                             The Chase Manhattan Bank
                                              270 Park Avenue
                                              New York, New York 10017
                                              Attention: Marc Costantino
                                              Telecopy: (212) 270-9554

                                              and

                                              UBS Warburg LLC
                                              299 Park Avenue
                                              New York, NY  10171
                                              Attention:
                                              Telecopy:


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

With Copies to:                               Bingham Dana LLP
                                              150 Federal Street
                                              Boston, MA  02110
                                              Attention: Peter Van, Esq.
                                              Telecopy: (617) 951-8736

         16. This Guaranty shall be binding upon Guarantor and its successors and assigns and shall inure to the benefit of the Agents and the Lenders and their successors and assigns.

         17. The failure of the Agents to enforce any right or remedy hereunder, or promptly to enforce any such right or remedy, shall not constitute a waiver thereof, nor give rise to any estoppel against the Agents or the Lenders, nor excuse Guarantor from its obligations hereunder. Any waiver of any such right or remedy to be enforceable against the Agents must be expressly set forth in a writing signed by the Agents.

         18. (a) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

             (b) Any legal action or proceeding with respect to this Guaranty and any action for enforcement of any judgment in respect thereof may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Guaranty, Guarantor hereby accepts for itself and in respect of its property, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and appellate courts from any thereof. Guarantor irrevocably consents to the service of process out of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to Guarantor at the address for notices set forth herein. Guarantor hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Guaranty brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum. Nothing herein shall affect the right of the Agents and the Lenders to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against Guarantor in any other jurisdiction.


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

             (c) GUARANTOR AND AGENTS BY THEIR EXECUTION HEREOF AND THE LENDERS' ACCEPTANCE HEREOF EACH HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON OR ARISING OUT OF THIS GUARANTY. IT IS HEREBY ACKNOWLEDGED BY GUARANTOR THAT THE WAIVER OF A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE AGENTS TO ACCEPT THIS GUARANTY AND THAT THE LOANS MADE BY THE LENDERS ARE MADE IN RELIANCE UPON SUCH WAIVER. GUARANTOR FURTHER WARRANTS AND REPRESENTS THAT SUCH WAIVER HAS BEEN KNOWINGLY AND VOLUNTARILY MADE, FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS GUARANTY MAY BE FILED BY THE AGENTS IN COURT AS A WRITTEN CONSENT TO A NON-JURY TRIAL.

             (d) Guarantor does hereby further covenant and agree to and with the Agents that Guarantor may be joined in any action against the Borrower in connection with the Loan Documents and that recovery may be had against Guarantor in such action or in any independent action against Guarantor (with respect to the Guaranteed Obligations), without the Agents or the Lenders first pursuing or exhausting any remedy or claim against the Borrower, its successors or assigns. Guarantor also agrees that, in an action brought with respect to the Guaranteed Obligations in any jurisdiction, it shall be conclusively bound by the judgment in any such action by the Agents (wherever brought) against the Borrower, or its successors or assigns, as if Guarantor were a party to such action, even though Guarantor was not joined as parties in such action.

             (e) Guarantor hereby agrees to pay all expenses (including, without limitation, reasonable attorneys fees and disbursements) which may be incurred by the Agents in connection with the enforcement of their rights under this Guaranty, whether or not suit is initiated; provided, however, that such expenses shall be paid by the Agents if a final judgment in favor of Guarantor is rendered by a court of competent jurisdiction. Moreover, Guarantor covenants and agrees to indemnify and save the Agents harmless of and from, and defend it against, all losses, out-of pocket costs and expenses, liabilities, damages or claims arising by reason of Guarantor's failure to perform its obligations hereunder.

         19. Subject to the terms of Section 6 hereof, this Guaranty shall terminate and be of no further force or effect upon the full performance and payment of the Guaranteed Obligations hereunder. Upon termination of this Guaranty in accordance with the terms of this Guaranty, the Agents promptly shall deliver to Guarantor such documents as Guarantor or

Guarantor's counsel reasonably may request in order to evidence such termination.

         20. All of the Agents' and the Lenders' rights and remedies under each of the Loan Documents or under this Guaranty are intended to be distinct, separate and cumulative and no such right or remedy therein or herein mentioned is intended to be in exclusion of or a waiver of any other right or remedy available to the Agents.

         21. Recourse with respect to any claim arising under or in connection with this Guaranty by Agents, the Arrangers and the Lenders shall be limited to the same extent as is provided in Section 4.3 (e) of the Credit Agreement with respect to claims against the Guarantor and the other parties named therein and the terms, covenants and conditions of Section 4.3 (e) of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

         22. By executing and delivering this Guaranty, Guarantor hereby agrees that it shall be bound by, and shall comply with, all warranties and covenants applicable to it set forth in the Credit Agreement.

         23. Guarantor shall make no claim against any Lender (acting in any capacity under the Credit Agreement), any Arranger, the Administrative Agent, or any other Person, or the Affiliates, directors, officers, employees, attorneys or agents of any of them for any consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Guaranty, or any act, omission or event occurring in connection therewith; and Guarantor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

        IN WITNESS WHEREOF, the undersigned have caused this Guaranty to be duly executed and delivered as of the date first set forth above.


                                                --------------------------------


                                                By:_____________________________
                                                   Name:
                                                   Title:





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